EXHIBIT 99.3

KRAMER LEVIN NAFTALIS & FRANKEL LLP
Kenneth H. Eckstein
Adam C. Rogoff
Douglas H. Mannal
Stephen D. Zide
1177 Avenue of the Americas
New York, New York 10036
Telephone:        (212) 715-9100
Facsimile:           (212) 715-8000
Counsel for the Debtors

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK
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In re:	:	Chapter 11
:
GENERAL MARITIME CORPORATION, et al.,	:	Case No. 11-15285 (MG)
:
Debtors.	:	Jointly Administered
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FIRST AMENDED DISCLOSURE STATEMENT FOR THE FIRST
AMENDED JOINT PLAN OF REORGANIZATION  OF THE DEBTORS
UNDER CHAPTER 11 OF THE BANKRUPTCY CODE

Dated:	February 29, 2012
New York, New York

TABLE OF CONTENTS

				Page

I.	INTRODUCTION AND EXECUTIVE SUMMARY			1
	A.	Important Information About This Disclosure Statement		4
	B.	Overview of Chapter 11		5
	C.	Classification and Voting on the Plan		6
	D.	Ballots and Voting Deadline		11
	E.	Voting		13
	F.	Rights Offering Procedures		14
	G.	Beneficial Owners of the Senior Notes		15
	H.	Brokerage Firms, Banks, and Other Nominees		16
	I.	The Confirmation Hearing		16

II.	SUMMARY OF TREATMENT OF CLAIMS AND EQUITY INTERESTS UNDER THE PLAN			18

III.	COMPANY BACKGROUND			24
	A.	The Debtors’ Business		24
	B.	The Debtors’ Prepetition Capital Structure		25
		1.	The 2011 Credit Agreement	25
		2.	The 2010 Credit Agreement	26
		3.	The Swap Agreements	26
		4.	The OCM Credit Agreement	27
		5.	The Senior Notes	28
	C.	Debtors’ Equity Holders		29

IV.	EVENTS LEADING TO THE COMMENCEMENT OF THE CHAPTER 11 CASES			28
	A.	The Oil Tanker Industry		28
	B.	The Metrostar Transaction		29
	C.	The Debtors’ Prepetition Restructuring Efforts		30
	D.	Reduced Liquidity and Credit Agreement Amendment		33
	E.	Prepetition Marketing Efforts		35
	F.	The Restructuring Support Agreement		36

V.	THE CHAPTER 11 CASES			37
	A.	Significant First Day Motions and Retention of Professionals.		37
	B.	DIP/Cash Collateral		38
	C.	The Equity Purchase Agreement		39
	D.	The Bidding Procedures and Sale Motion		40
	E.	Official Committee of Unsecured Creditors		40
	F.	The Debtors’ Postpetition Marketing Process		41
	G.	Negotiations with the Creditors’ Committee		42
	H.	Settlement with OCM		42
	I.	Summary of the Rights Offering		44

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	J.	Distribution to Unsecured Creditors on Account of OCM Marine Holdings TP, L.P. Partnership Interests		46
	K.	Value of the Rights and the New GMR Warrants		47
	L.	Exclusivity		48
	M.	Claims Process		48
	N.	Legal Proceedings		48
	O.	New Senior Facilities		49

VI.	SUMMARY OF THE PLAN			50
	A.	Classification and Treatment of Administrative Claims, Claims and Equity Interests Under the Plan.		50
		1.	Description and Treatment of Unclassified Claims	50
	B.	Classification and Treatment of Claims and Equity Interests		52
		1.	Class Identification and Status	53
		2.	Description and Treatment of Classified Claims and Equity Interests.	54
	C.	Means for Implementation of the Plan		61
		1.	General Settlement of Claims and Interests	61
		2.	New Equity Investment	61
		3.	New Senior Facilities	61
		4.	Voting of Claims	62
		5.	Nonconsensual Confirmation	62
		6.	Issuance of New GMR Common Stock, GMR HoldCo Interests, Commitment Fee GMR Warrants and New GMR Warrants and Entry Into the Registration Rights Agreement	62
		7. .	The New GMR Common Stock	64
		8.	The Rights Offering	64
		9.	The New GMR Warrants	65
		10.	The Commitment Fee GMR Warrants	66
		11.	Continued Corporate Existence and Effectuation of Restructuring Transactions	67
		12.	Fee Claims Escrow Account	68
		13.	OCM Marine Holdings TP, L.P. Partnership Interests	68
		14.	Non-Eligible Rights Offering Offeree Distribution Fund	68
	D.	Provisions Regarding Corporate Governance of the Reorganized Debtors		68
		1.	Amendments to Certificates of Incorporation	68
		2.	Appointment of Officers and Directors	69
		3.	Powers of Officers	69
		4.	New Management Agreements, Existing Benefits Agreements and Retiree Benefits	69
		5.	Equity Incentive Program	70
		6.	Indemnification of Directors, Officers and Employees	70
	E.	Effect of Confirmation of the Plan		70
		1.	Dissolution of Creditors’ Committee	70
		2.	Discharge of the Debtors	71
		3.	Injunction	71
		5.	Votes Solicited in Good Faith	74

		6.	Cancellation of Existing Securities	74
		7.	Claims Incurred After the Effective Date	75
		8.	Releases, Exculpation and Injunction	75
		9.	Preservation of Insurance	78
		10.	Indemnification of the Oaktree Plan Sponsors	79
	F.	Distributions under the Plan		79
		1.	Allowed Claims	79
		2.	Resolution of Disputed Claims	82
		3.	Allocation of Consideration	82
		4.	Estimation	82
		5.	Insured Claims	83
	G.	Retention of Jurisdiction		83
	H.	Executory Contracts and Unexpired Leases		84
		1.	Assumption and Rejection of Executory Contracts and Unexpired Leases	84
		2.	Cure and Notice of Assumption or Rejection	85
		3.	Reservation of Rights	86
		4.	Rejection Damage Claims	87
		5.	Assignment	87
		6.	No Change in Control	87
		7.	Collective Bargaining Agreements	88
		8.	Insurance Policies	88
		9.	Revocation, Withdrawal, or Non-Consummation	88
	I.	Miscellaneous Provisions		88
		1.	Governing Law	88
		2.	Filing or Execution of Additional Documents	89
		3.	Information	89
		4.	Withholding and Reporting Requirements	89
		5.	Exemption From Transfer Taxes	89
		6.	Waiver of Federal Rule of Civil Procedure 62(a)	89
		7.	Plan Supplement	90
		8.	Conflicts	90

VII.	CONFIRMATION AND EFFECTIVENESS OF THE PLAN			90
	A.	Conditions Precedent to Confirmation		90
	B.	Waiver of Conditions Precedent to Confirmation		91
	C.	Confirmation of the Plan		91
		1.	Acceptance	91
		2. .	Standards for Confirmation	92
		3.	Feasibility	96
		4.	Best Interests Test	96
	D.	Conditions Precedent to Effectiveness		98
		1.	Conditions Precedent to Effectiveness	98
		2.	Waiver of Conditions Precedent to Effectiveness	99
		3.	Effect of Failure of Conditions	99
		4.	Vacatur of Confirmation Order	100
		5.	Modification of the Plan	100

		6.	Revocation, Withdrawal, or Non-Consummation	100

VIII.	PROJECTIONS AND VALUATION			101
	A.	Financial Projections		101
		1.	Scope of Financial Projections	102
	B.	Valuation of the Reorganized Debtors as of April 30, 2012		103
		1.	Market Indication of Value	104
		2.	Appraisal-Based Indication of Value	107

IX.	CERTAIN RISK FACTORS TO BE CONSIDERED			108
	A.	Certain Bankruptcy Law Considerations		108
		1.	Risk of Non-Confirmation, Non-Occurrence or Delay of the Plan	108
		2.	The DIP Facility May Be Insufficient to Fund the Debtors’ Business Operations, or May Be Unavailable if the Debtors Do Not Comply with its Terms	109
		3.	The Equity Investment May Not Be Obtained and the Equity Purchase Agreement May Be Terminated	109
		4.	Impact of the Chapter 11 Cases on the Debtors	110
	B.	Certain Risks Related to the New Senior Facilities		110
		1.	Ability to Maintain Sufficient Liquidity	110
		2.	Restrictive Covenants in the New Senior Facilities	110
	C.	Certain Risks Related to the Debtors’ Business and Operations		111
		1.	Failure to Successfully Employ Vessels	111
		2. .	Reliance on a Limited Number of Customers	112
		3.	Highly Competitive Market for Crude Oil Transportation Services and Ability to Effectively Compete	112
		4.	Potentially Adverse Impact of Exchange Rate Fluctuations	112
		5.	Risks Associated with the Purchase and Operation of Secondhand and Older Vessels	112
		6.	Operational Hazards	113
		7.	Rising Operating Costs May Adversely Impact the Debtors’ Business	113
		8.	Laws and Regulation	113
		9.	Dependence on Key Personnel and Ability to Attract and Retain Skilled Employees	115
		10.	Failure to Qualify Under IRC Section 883	115
		11.	Treatment by U.S. Tax Authorities as a “Passive Foreign Investment Company.”	116
		12.	Treatment by U.S. Tax Authorities as a “Controlled Foreign Corporation.”	117
		13.	Discharge of Prepetition Claims and Related Legal Proceedings	117
		14.	Prolonged Global Recession	117
	D.	Certain Risks Relating to the Shares of New GMR Common Stock Under the Plan		118
		1.	Significant Holders	118
		2.	Restrictions on Transfer of New GMR Common Stock	118
		3.	Lack of Established Market for New GMR Common Stock	118

		4.	Lack of New Publicly Available Information about the Debtors	118
		5.	Historical Financial Information of the Debtors May Not Be Comparable to the Financial Information of the Reorganized Debtors	119
		6.	The Projections Set forth in this Disclosure Statement May Not be Achieved	119
		7.	Incorporation under the Laws of the Republic of the Marshall Islands and Enforcement of U.S. Judgments by Investors	119
	E.	Additional Factors to Be Considered		120
		1.	The Debtors Have No Duty to Update	120
		2.	No Representations Outside this Disclosure Statement are Authorized	120
		3.	Forward-Looking Statements are not Assured, and Actual Results May Vary	120
		4.	No Legal or Tax Advice Is Provided to You by This Disclosure Statement	120
		5.	Other Factors	121

X.	ALTERNATIVES TO CONFIRMATION AND CONSUMMATION OF THE PLAN			121
	A.	Alternative Plan of Reorganization or Plan of Liquidation		121
	B.	Liquidation Under Chapter 7		122

XI.	SECURITIES LAW MATTERS			123
	A.	Bankruptcy Code Exemptions from Registration Requirements		123
		1.	Securities Issued in Reliance on Section 1145 of the Bankruptcy Code	123
		2.	Securities Issued in Reliance on Section 4(2) of the Securities Act	124
		3.	Subsequent Transfers of 1145 Securities	124
		4.	Subsequent Transfers of the OCM Conversion Shares and New GMR Warrants Made to Affiliates	126
		5.	Transfer of Commitment Fee GMR Warrants, the New Equity Investment Shares and the Rights Offering Shares	126

XII.	CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN			127
	A.	Introduction		127
	B.	Certain Material Federal Income Tax Consequences to the Debtors		128
		1	Exemption of Operating Income from United States Federal Income Taxation	128
		2.	Taxation in the Absence of Section 883 Exemption	129
		3.	Cancellation of Indebtedness	130
		4.	Alternative Minimum Tax	130
	C.	Federal Income Tax Consequences to Holders of Claims		131
		1.	In General	131
		2.	Claims that Are Tax Securities	133
		3.	New Senior 2010 Facility and New Senior 2011 Facility	133
		4.	Non-Eligible Rights Offering Offeree Distribution Fund	134

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	D.	Information Reporting and Backup Withholding		135
	E.	Federal Income Tax Consequences to Recipients of New GMR Common Stock, New GMR Warrants, Rights and/or Oversubscription Rights		135
		1.	Distributions	135
		2.	Sale, Exchange, or Exercise of New GMR Common Stock or New GMR Warrants	135
		3.	Rights and Oversubscription Rights	136
		4.	Passive Foreign Investment Company Status	137
		5.	Taxation of Holders Making a Timely QEF Election	138
		6.	Controlled Foreign Corporation	139

XIII.	RECOMMENDATION AND CONCLUSION			139

TABLE OF EXHIBITS

Exhibit A:	Plan

Exhibit B:	Disclosure Statement Approval Order

Exhibit C:	Financial Projections

Exhibit D:	Liquidation Analysis

Exhibit E:	Consolidated Financial Statements

Exhibit F:	The Debtors’ Prepetition Corporate and Capital Structure

THE DEBTORS HEREBY ADOPT AND INCORPORATE EACH EXHIBIT ATTACHED TO THIS DISCLOSURE STATEMENT BY REFERENCE AS THOUGH FULLY SET FORTH HEREIN.

I.  INTRODUCTION AND EXECUTIVE SUMMARY

On November 17, 2011 (the “Petition Date”), General Maritime Corporation (“GMR”) and substantially all of its direct and indirect subsidiaries (collectively, the “Debtors” and, together with their non-Debtor affiliates, the “Company”) filed petitions for relief under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) with the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”).  The Debtors are soliciting acceptances and seeking Bankruptcy Court approval of a joint plan of reorganization (the “Plan”) that provides for the reorganization of the Debtors as a going concern and sets forth the manner in which Claims and Equity Interests will be treated in connection with the Debtors’ emergence from chapter 11.  A copy of the Plan is annexed hereto as Exhibit A and incorporated herein by reference.  Capitalized terms used but not otherwise defined herein have the meanings ascribed to such terms in the Plan.

The purpose of this disclosure statement, including the Exhibits attached hereto (collectively, the “Disclosure Statement”), is to provide information of a kind, and in sufficient detail, to enable creditors of the Debtors that are entitled to vote on the Plan to make an informed decision on whether to vote to accept or reject the Plan.  This Disclosure Statement contains summaries of the Plan, certain statutory provisions, events in the Chapter 11 Cases and certain documents related to the Plan.

The Debtors are pleased that after extensive, good faith negotiations with their secured creditors, the Debtors have secured an agreement on a reorganization that will significantly reduce their funded debt obligations, provide $175 million in new money through the New Equity Investment and the proceeds (if any) of a rights offering in an amount of up to $61.25 million (the “Rights Offering”), and permit the Debtors to continue to operate as a going concern with approximately $600 million less in funded indebtedness.  As discussed in detail herein, the key components of the Plan are as follows:

•	payment in full, in Cash of all Allowed Administrative Claims, Priority Tax Claims, DIP Facility Claims, statutory fees, Other Priority Claims and Other Secured Claims;

•
a $75 million paydown of the first lien Prepetition 2010 Facility Claims and the Prepetition 2011 Facility Claims held by the Prepetition Senior Lenders and the entry into the New Senior Facilities (i.e., the New Senior 2010 Facility and the New Senior 2011 Facility) on terms that will provide the Reorganized Debtors with critical runway needed to operate their businesses after the Effective Date; and

•	the conversion of all secured Claims on account of the OCM Facility into equity in the Reorganized Debtors.

The terms of the New Equity Investment are governed by the Plan and the Equity Purchase Agreement, which the Bankruptcy Court approved pursuant to an order dated December 15, 2011 [Docket No. 140].  As discussed in Article V.  C. herein, the New Equity Investment is the culmination of the Debtors’ and their professionals’ extensive marketing efforts before and during the course of these Chapter 11 Cases.

In addition to the recoveries specified above, the Plan contemplates the following recoveries to holders of Unsecured Claims against the Debtors:

•
with respect to Allowed General Unsecured Claims against the Debtors that are not obligated on the Debtors’ prepetition funded debt obligations (referred to in the Plan as the “Non-Guarantor Debtors”), holders of such Claims will receive Cash of a value, if any, available for distribution following payment in full of all Allowed Claims senior to such Allowed General Unsecured Claims against the applicable Non-Guarantor Debtor.  These Claims are classified in Class 6;

•	with respect to all General Unsecured Claims against GMR, holders of such Claims will receive their Pro Rata share of the New GMR Warrants;1

•
with respect to General Unsecured Claims against the Debtors that are obligated on the Debtors prepetition funded debt obligations (referred to in the plan as the “Guarantor Debtors”), held by holders who are eligible to participate in the Rights Offering as a result of returning their Investor Certificate certifying that they are either an Accredited Investor or QIB (referred to in the Plan as “Eligible Rights Offering Offerees”), the Plan provides that each holder of such Claim will receive (in addition to the New GMR Warrants, for holders of Claims against GMR only) (i) its Pro Rata share of the rights to subscribe for and acquire up to 17.5% of New GMR Common Stock (on an undiluted basis) (referred to in the Plan as the “Rights Offering Shares”) in exchange for up to $61.25 million in Cash (the “Rights”) and (ii) the right to subscribe for Rights Offering Shares, to the extent available because other Eligible Rights Offering Offerees have failed to exercise Rights (referred to in the Plan as the “Oversubscription Rights”). The Plan classifies such Claims against GMR in Class 7A-1 and against the Guarantor Debtors (other than GMR) in Class 7B-1;

1 The “New GMR Warrants” are warrants issuable on account of GMR’s ownership of OCM Marine Holdings TP, L.P. Partnership Interests to purchase New GMR Common Stock, exercisable at a cash-less strike price reflecting a total implied equity value of $421.1 million for the Reorganized Debtors, at any time for a period of five (5) years from the Effective Date, representing an aggregate total of 2.5% of the New GMR Common Stock issuable in accordance with the Plan (subject to dilution from the exercise of the New GMR Common Stock issuable under the Equity Incentive Program), which warrants will be issued by Reorganized GMR under the terms of the Plan pursuant to the New GMR Warrant Agreement.  The New GMR Warrants for 2.5% of the New GMR Common Stock are valued in the aggregate at approximately $3.6 million, as discussed in Section V.K. herein.  For a description of the New GMR Warrants, please see Section V.J. herein.

•
with respect to General Unsecured Claims against the Guarantor Debtors held by holders who are not eligible to participate in the Rights Offering as a result of returning their Investor Certificate certifying that they are not an Accredited Investor or QIB or who are not an Eligible Rights Offering Offerees for certain other reasons (referred to in the Plan as “Non-Eligible Rights Offering Offerees”), the Plan provides that each holder of such Claim will receive (in addition to the New GMR Warrants with respect to Claims against GMR only) the lesser of (i) such holder’s Pro Rata share of the Non-Eligible Rights Offering Offeree Distribution Fund, and (ii) 0.75% of the amount of such Allowed Claim in Cash from the Non-Eligible Rights Offering Offeree Distribution Fund. The Plan classifies such Claims against GMR in Class 7A-2 and Claims against the Guarantor Debtors (other than GMR) in Class 7B-2.

Please note, holders of Claims in Classes 7A-1, 7A-2, 7B-1, and 7B-2 will not be entitled to receive any distribution on account of participation in the Rights Offering or a Pro Rata share of the Non-Eligible Rights Offering Offeree Distribution Fund unless they timely submit an Investor Certificate certifying that they are or are not a QIB or an Accredited Investor.  The Rights Offering is governed by the Plan and the Rights Offering Procedures.

On January 31, 2012, the Debtors filed a motion (the “Rights Offering Motion”) seeking approval of the Rights Offering and procedures in furtherance thereof (the “Rights Offering Procedures”).  Revised and amended Rights Offering Procedures were filed on February 26, 2012 and approved by the Court on February 28, 2012.

All Equity Interests in GMR will be cancelled as of the Effective Date and holders of such Equity Interests will not receive a recovery on account of such Equity Interests under the Plan.

Additionally, as described in section VI.  E.8.   herein, the Plan provides for certain releases of Claims against, among others, the Debtors, the Reorganized Debtors, the Prepetition Senior Lenders, the OCM Facility Lenders, the OCM Facility Agent, the DIP Financing Agent, the DIP Lenders, the Oaktree Plan Sponsors, and each of their professionals, employees, officers and directors.

THE DEBTORS AND THE OAKTREE PLAN SPONSORS BELIEVE THAT IMPLEMENTATION OF THE PLAN IS IN THE BEST INTERESTS OF THE DEBTORS AND THEIR STAKEHOLDERS.  FOR ALL OF THESE REASONS AND THOSE DESCRIBED IN THIS DISCLOSURE STATEMENT, THE DEBTORS URGE YOU TO RETURN YOUR BALLOT ACCEPTING THE PLAN BY THE VOTING DEADLINE, (I.E., THE DATE BY WHICH YOUR BALLOT MUST BE ACTUALLY RECEIVED), WHICH IS APRIL 10, 2012 AT 5:00 P.M. (PREVAILING EASTERN TIME) (the “Voting Deadline”).

The Creditors’ Committee does not support the Plan.  Creditors and other parties in interest are encouraged to review the position letter drafted by the Creditors’ Committee (the “Committee Letter”) that is included in the solicitation materials distributed in connection with this Disclosure Statement.

A.      Important Information About This Disclosure Statement.

On February 29, 2012, the Bankruptcy Court entered an order (the “Disclosure Statement Approval Order”) approving this Disclosure Statement as containing “adequate information,” i.e., information of a kind and in sufficient detail to enable a hypothetical reasonable investor typical of the holders of Claims or Equity Interests to make an informed judgment about the Plan.  This Disclosure Statement is submitted pursuant to section 1125 of the Bankruptcy Code to holders of Claims against the Debtors in connection with (i) the solicitation of votes on the Debtors’ Plan, and (ii) the hearing for April 25, 2012, at 10:00 a.m. (prevailing Eastern Time) (the “Confirmation Hearing”) to consider an order confirming the Plan (the “Confirmation Order”).

The Disclosure Statement Approval Order sets forth, among other things, (i) the deadlines, procedures, and instructions for voting to accept or reject the Plan and for filing objections to confirmation of the Plan, (ii) the record date for voting purposes, and (iii) the applicable standards for tabulating Ballots.  A Ballot for acceptance or rejection of the Plan is enclosed with the copies of this Disclosure Statement submitted to the holders of Claims that are entitled to vote on the Plan.  Detailed voting instructions accompany each Ballot.  The last day for a Ballot be actually received with respect to voting to accept or reject the Plan is the Voting Deadline, APRIL 10, 2012 at 5:00 p.m. (prevailing Eastern Time).

THE BANKRUPTCY COURT’S APPROVAL OF THIS DISCLOSURE STATEMENT DOES NOT CONSTITUTE A GUARANTY OF THE ACCURACY OR COMPLETENESS OF THE INFORMATION CONTAINED HEREIN, AN ENDORSEMENT OF THE MERITS OF THE PLAN, OR A DETERMINATION AS TO THE FAIRNESS OF THE PLAN.  THE TERMS OF THE PLAN SHALL GOVERN IN THE EVENT OF ANY INCONSISTENCY WITH THE SUMMARIES OF THE PLAN SET FORTH IN THIS DISCLOSURE STATEMENT.

THIS DISCLOSURE STATEMENT IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE PLAN.  THE TERMS OF THE PLAN GOVERN IN THE EVENT OF ANY INCONSISTENCY BETWEEN THE PLAN AND THIS DISCLOSURE STATEMENT.  ALL EXHIBITS TO THIS DISCLOSURE STATEMENT ARE INCORPORATED INTO AND ARE A PART OF THIS DISCLOSURE STATEMENT AS IF SET FORTH IN FULL HEREIN.

Each holder of a Claim entitled to vote on the Plan should read this Disclosure Statement, the Plan, the Disclosure Statement Approval Order, and the instructions accompanying the Ballots, each in their entirety, before voting on the Plan. These documents contain, among other things, important information concerning the classification of claims for voting purposes and the tabulation of votes.  The statements contained in this Disclosure Statement are made only as of the date hereof unless otherwise specified, and there can be no assurance that the statements contained herein will be correct at any time hereafter.

All creditors should carefully read the “Risk Factors” section of this Disclosure Statement located in Section IX before voting to accept or reject the Plan.

The information in this Disclosure Statement is being provided solely for purposes of voting to accept or reject the Plan.  Nothing in this Disclosure Statement may be used by any entity for any other purpose.  As to contested matters, existing litigation involving, or possible litigation to be brought by, or against, the Debtors, adversary proceedings, and other actions or threatened actions, this Disclosure Statement and the Plan shall not constitute or be construed as an admission of any fact or liability, a stipulation, or a waiver, but rather as statements made without prejudice solely for settlement purposes, with full reservation of rights, and is not to be used for any litigation purpose whatsoever by any person, party or entity.  As such, neither this Disclosure Statement nor the Plan shall be admissible in any nonbankruptcy proceeding involving the Debtors or any other party in interest, nor shall either be construed to be conclusive advice on the tax, securities, financial, or other effects of the Plan as to holders of Claims against, or Equity Interests in, the Debtors.

THIS DISCLOSURE STATEMENT HAS BEEN PREPARED IN ACCORDANCE WITH SECTION 1125 OF THE BANKRUPTCY CODE AND RULE 3016 OF THE FEDERAL RULES OF BANKRUPTCY PROCEDURE AND NOT NECESSARILY IN ACCORDANCE WITH FEDERAL OR STATE SECURITIES LAWS OR ANY OTHER LAW. THIS DISCLOSURE STATEMENT HAS BEEN NEITHER APPROVED NOR DISAPPROVED BY THE U.S. SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) NOR HAS THE SEC PASSED UPON THE ACCURACY OR ADEQUACY OF THE STATEMENTS CONTAINED HEREIN.  PERSONS OR ENTITIES TRADING IN OR OTHERWISE PURCHASING, SELLING, OR TRANSFERRING CLAIMS OR EQUITY INTERESTS OF THE DEBTORS SHOULD EVALUATE THIS DISCLOSURE STATEMENT AND THE PLAN IN LIGHT OF THE PURPOSES FOR WHICH THEY WERE PREPARED.

B.      Overview of Chapter 11.

Chapter 11 is the principal business reorganization chapter of the Bankruptcy Code.  Under chapter 11, a debtor is authorized to reorganize its business for the benefit of itself, its creditors, and its equity interest holders.  Another goal of chapter 11 is to promote equality of treatment for similarly situated creditors and equity interest holders, subject to the priority of distributions prescribed by the Bankruptcy Code, with respect to the distribution of a debtor’s assets.  The commencement of a chapter 11 case creates an estate that is comprised of all of the legal and equitable interests of the debtor as of the filing date.  The Bankruptcy Code provides that the debtor may continue to operate its business and remain in possession of its property as a “debtor in possession.”

Consummation of a plan of reorganization is the principal objective of a chapter 11 reorganization case.  A plan of reorganization sets forth the means for satisfying claims against and equity interests in the debtor.  Confirmation of a plan of reorganization by the bankruptcy court makes the plan of reorganization binding upon a debtor, any issuer of securities under the plan of reorganization, any person acquiring property under the plan, and any holder of a claim or equity interest in a debtor.  Subject to certain limited exceptions, the confirmation order discharges a debtor from any debt that arose before confirmation of the plan of reorganization and substitutes the debt with the obligations specified under the confirmed plan of reorganization.

After a plan of reorganization has been filed, the holders of impaired claims against or equity interests in a debtor that are to receive a distribution under such plan are generally permitted to vote on the plan.  Before soliciting votes on the proposed plan, however, section 1125 of the Bankruptcy Code requires a debtor to prepare a disclosure statement containing adequate information of a kind that will, and in sufficient detail to, enable a hypothetical reasonable investor to make an informed judgment about the plan.  The Debtors are submitting this Disclosure Statement to holders of certain Claims against the Debtors to satisfy the requirements of section 1125 of the Bankruptcy Code.

C.      Classification and Voting on the Plan.

Only administrative expenses, claims, and equity interests that are “allowed” may receive distributions under a chapter 11 plan.  An “allowed” administrative expense, claim or equity interest means that the Debtors agree, or in the event of a dispute, that the Bankruptcy Court determines, that the administrative expense, claim or equity interest, including the amount thereof, is in fact a valid obligation of or equity interest in, the Debtors.  Section 502(a) of the Bankruptcy Code provides that a timely filed administrative expense, claim, or equity interest is “allowed” unless the debtor or another party in interest objects.  However, section 502(b) of the Bankruptcy Code specifies certain claims that may not be “allowed” in a bankruptcy case even if a proof of claim is filed.  These include claims that are unenforceable under the governing agreement or applicable non-bankruptcy law, claims for unmatured interest in unsecured and/or undersecured obligations, property tax claims in excess of the debtor’s equity in the property, claims for certain services that exceed their reasonable value, nonresidential real property lease and employment contract rejection damage claims in excess of specified amounts, and late-filed claims.  In addition, Bankruptcy Rule 3003(c)(2) prohibits the allowance of any claim or equity interest that either is not listed on the debtor’s schedules or is listed as disputed, contingent, or unliquidated if the holder has not filed a proof of claim or equity interest before the deadline to file proofs of claim and equity interests.

The Bankruptcy Code also requires that, for purposes of treatment and voting, a plan of reorganization categorize the different claims against, and equity interests in, the Debtors into separate classes based upon their legal nature.  Claims of a substantially similar legal nature are typically classified together, as are equity interests of a substantially similar legal nature.  Because an entity may hold multiple claims and/or equity interests that give rise to different legal rights, the holders of such claims and/or equity interests may find themselves as members of multiple classes of claims and/or equity interests.

Under a plan of reorganization, the separate classes of claims and equity interests must be designated either as “impaired” (i.e., altered by the plan) or “unimpaired” (unaltered by the plan).  If a class of claims or interests is “impaired,” the Bankruptcy Code affords certain rights to the holders of such claims or equity interests, such as the right to vote on the plan (unless the plan provides for no distribution to the holder, in which case, the holder is deemed to reject the plan), and the right to receive an amount under the plan of reorganization that is not less than the value that the holder would receive if the debtor against which such claims or equity interest are asserted were liquidated under chapter 7.

Under section 1124 of the Bankruptcy Code, a class of claims or equity interests is “impaired” unless, with respect to each claim or interest of such class, the plan of reorganization (i) does not alter the legal, equitable or contractual rights of the holders of such claims or interests or (ii) irrespective of the holders’ right to receive accelerated payment of such claims or interests after the occurrence of a default, cures all defaults (other than those arising from, among other things, the debtor’s insolvency or the commencement of a bankruptcy case), reinstates the maturity of the claims or interests in the class, compensates the holders of such claims or interests for any damages incurred as a result of their reasonable reliance upon any acceleration rights and does not otherwise alter their legal, equitable or contractual rights.

Only holders of allowed claims or equity interests in classes of claims or equity interests that are impaired and will receive or retain property under a proposed plan of reorganization are entitled to vote on such a plan.  Holders of unimpaired claims or equity interests are deemed to accept the plan under section 1126(f) of the Bankruptcy Code and are not entitled to vote.  Holders of claims or equity interests that do not receive or retain any property on account of such claims or equity interests are deemed to reject the plan under section 1126(g) of the Bankruptcy Code and are not entitled to vote.

Consistent with these requirements, the Plan divides the Claims against, and Equity Interests in, the Debtors into the following Classes and affords the treatments summarized below and in Section II.  herein entitled “SUMMARY OF TREATMENT OF CLAIMS AND EQUITY INTERESTS UNDER THE PLAN,”:

Class	Name of Class	Applicable Debtors(s)	Description of Claims	Status of Claim / Equity Interest	Voting Rights
Un-classified	Admin. Claims	All Debtors
Claims for any right to payment constituting a cost or expense of administration of the Chapter 11 Cases of a kind specified under section 503(b) of the Bankruptcy Code and entitled to priority under section 507(a)(2), 507(b) or 1114(e)(2) of the Bankruptcy Code, including (i) any actual and necessary costs and expenses of preserving the Estates, (ii) any actual and necessary costs and expenses of operating the Debtors’ businesses, (iii) any indebtedness or obligations assumed by the Debtors in connection with the conduct of their businesses, (iv) all compensation and reimbursement of expenses to the extent awarded by the Court under sections 330, 331 or 503 of the Bankruptcy Code, (v) any fees or charges assessed against the Estates under section 1930 of title 28 of the United States Code, (vi) any Claim for goods delivered to the Debtors within twenty (20) days of the Petition Date and entitled to administrative priority pursuant to section 503(b)(9) of the Bankruptcy Code, (vii) any DIP Facility Claims and (viii) any outstanding fees and expenses of the Oaktree Plan Sponsors as set forth in the Equity Purchase Agreement and as approved by the Equity Purchase Agreement Order.
				Paid in Full	N/A

Class	Name of Class	Applicable Debtors(s)	Description of Claims	Status of Claim / Equity Interest	Voting Rights
Un-classified	Fee Claims	All Debtors
Claims for all accrued, contingent and/or unpaid fees and expenses (including success fees) for legal, financial advisory, accounting and other services and reimbursement of expenses by any Professional, or that are awardable and allowable under section 503 of the Bankruptcy Code, that the Bankruptcy Court has not, as of the Effective Date, denied by Final Order (i) all to the extent that any such fees and expenses have not been previously paid (regardless of whether a fee application has been filed for any such amount) and (ii) after applying any retainer that has been provided by the Debtors to such Professional, provided, however, to the extent the Court denies or reduces by a Final Order any amount of a Professional’s fees or expenses, then those reduced or denied amounts will no longer constitute Accrued Professional Compensation.
				Paid in Full	N/A
Un-classified	Priority Tax Claims	All Debtors	Claims that are entitled to a priority in right of payment under sections 502(i) and 507(a)(8) of the Bankruptcy Code.	Unimpaired	N/A
1	Other Priority Claims	All Debtors	Claims that are entitled to a priority in right of payment under sections 502(i) and 507(a)(8) of the Bankruptcy Code.	Unimpaired	Deemed to Accept
2	Other Secured Claims	All Debtors
Claims that are (a) secured by a Lien on property in which the applicable Estate has an interest, which Lien is valid, perfected, and enforceable pursuant to applicable law or by reason of a Court order, or that are subject to setoff pursuant to section 553 of the Bankruptcy Code, to the extent of the value of the creditor’s interest in such property or to the extent of the amount subject to setoff, as applicable, as determined pursuant to section 506(a) of the Bankruptcy Code or (b) otherwise Allowed pursuant to the Plan as a Claim that is Secured, other than (i) a Prepetition 2010 Facility Claim, (ii) a Prepetition 2011 Facility Claim, (iii) an OCM Facility Secured Claim or (iv) a Letter of Credit Claim.
				Unimpaired	Deemed to Accept
3	Prepetition 2010 Facility Claims	Guarantor Debtors	Claims under or evidenced by the Prepetition 2010 Facility (but excluding default interest accrued through the Effective Date).	Impaired	Entitled to Vote
4	Prepetition 2011 Facility Claims	Guarantor Debtors
Claims under or evidenced by the Prepetition 2011 Facility and, to the extent terminated before the Effective Date, the Prepetition Swap Agreements relating to the Prepetition 2011 Facility, and any related Letter of Credit Claims (but excluding default interest accrued through the Effective Date).
				Impaired	Entitled to Vote
5	OCM Facility Secured Claims	Guarantor Debtors	Claims under or evidenced by the OCM Facility that are Secured.	Impaired	Entitled to Vote

Class	Name of Class	Applicable Debtors(s)	Description of Claims	Status of Claim / Equity	Voting Rights
6	General Unsecured Claims Against the Non-Guarantor Debtors2	Non-Guarantor Debtors
Claims that are not Secured or entitled to priority under the Bankruptcy Code or an order of the Court, including any Claim arising from the rejection of an Executory Contract or Unexpired Lease under section 365 of the Bankruptcy Code, except Intercompany Claims.
				Impaired	Entitled to Vote
7A-1	General Unsecured Claims Against GMR Held by Eligible Holders and holders of OCM Facility Deficiency Claims	GMR
Claims against GMR (other than Intercompany Claims) that are not Secured or entitled to priority under the Bankruptcy Code or an order of the Court, including (A) Senior Note Claims, (B) OCM Facility Deficiency Claims, and (C) any Claim arising from the rejection of an Executory Contract or Unexpired Lease under Section 365 of the Bankruptcy Code, in each case held by one of the following that is a QIB or an Accredited Investor and whose claim is Allowed in full or in part as of March 26, 2012: (I) a Record Date Holder, (II) Executory Contract/Unexpired Lease Rejection Holder or (III) a Transferee (such holders are referred to in the Plan as “Eligible Holders”).
				Impaired	Entitled to Vote
7A-2	General Unsecured Claims Against GMR Held by Non-Eligible Holders	GMR
Claims against GMR (other than Intercompany Claims) that are not Secured or entitled to priority under the Bankruptcy Code or an order of the Court, including Senior Note Claims and any Claim arising from the rejection of an Executory Contract or Unexpired Lease under section 365 of the Bankruptcy Code, in each case held by one of the following: (I) a holder of an Allowed General Unsecured Claim against GMR that is neither a QIB nor an Accredited Investor; (II) a holder of a General Unsecured Claim against GMR that is not Allowed as of March 26, 2012 but that is subsequently Allowed, irrespective of whether such holder is a QIB or an Accredited Investor; or (III) a holder of an Allowed General Unsecured Claim that is permitted to and properly files a Proof of Claim after the General Bar Date, irrespective of whether such holder is a QIB or an Accredited Investor, provided, however, that an Executory Contract/Unexpired Lease Rejection Holder that is a QIB or an Accredited Investor who files a Proof of Claim after the General Bar Date and whose Claim against GMR is allowed in full or in part as of March 26, 2012 will hold an Allowed Class 7A-1 Claim  (such holders are referred to in the Plan as “Non-Eligible Holders”).
				Impaired	Entitled to Vote

2 The Non-Guarantor Debtors are Arlington Tankers, LLC, Concept Ltd., Concord Ltd., Contest Ltd., General Maritime Investments LLC, General Maritime Subsidiary NSF Corporation, General Product Carriers Corporation, GMR Administration Corp., GMR Concept LLC, GMR Concord LLC, GMR Constantine LLC, GMR Contest LLC, GMR GP LLC, GMR Gulf LLC, GMR Limited LLC, GMR Princess LLC, GMR Progress LLC, GMR Star LLC, GMR Trader LLC and GMR Trust LLC.

Class	Name of Class	Applicable Debtors(s)	Description of Claims	Status of Claim / Equity	Voting Rights
7B-1	General Unsecured Claims Against the Guarantor Debtors (Other than GMR) Held by Eligible Holders	Guarantor Debtors (Other than GMR)3	Claims (other than Intercompany Claims) against the Guarantor Debtors (other than GMR) that are not Secured or entitled to priority under the Bankruptcy Code or an order of the Court, including (A) Senior Note Claims and (B) any Claim arising from the rejection of an Executory Contract or Unexpired Lease under section 365 of the Bankruptcy Code, in each case held by Eligible Holders.	Impaired	Entitled to Vote
7B-2	General Unsecured Claims Against the Guarantor Debtors (Other than GMR) Held by Non-Eligible Holders	Guarantor Debtors (Other than GMR)	Claims (other than Intercompany Claims) against the Guarantor Debtors (other than GMR) that are not Secured or entitled to priority under the Bankruptcy Code or an order of the Court, including (A) Senior Note Claims and (B) any Claim arising from the rejection of an Executory Contract or Unexpired Lease under section 365 of the Bankruptcy Code, in each case held by Non-Eligible Holders.	Impaired	Entitled to Vote
8	Intercompany Claims	All Debtors	Claims that are held by a Debtor against another Debtor and Claims held by a Non-Debtor Subsidiary against a Debtor.	Impaired/ Unimpaired	Deemed to Accept/Deemed to Reject
9	Subsidiary Equity Interests	All Debtors, except GMR	Equity Interests in any of the Debtor Subsidiaries.	Impaired/ Unimpaired	Deemed to Accept/Deemed to Reject
10	Equity Interests in GMR	GMR	Equity Interests in GMR.	Impaired	Deemed to Reject

The Debtors are not seeking votes from the holders of Claims in Classes 1 and 2 or from the holders of Allowed Administrative Claims, Fee Claims, and Priority Tax Claims, (collectively with Classes 1 and 2, the “Unimpaired Classes”) because holders of those Claims are Unimpaired by the Plan.  Holders of such Claims will be deemed to have voted to accept the Plan.

3 The Guarantor Debtors (other than GMR) include Arlington Tankers Ltd., Companion Ltd., Compatriot Ltd., Consul Ltd., General Maritime Management LLC, General Maritime Subsidiary Corporation, General Maritime Subsidiary II Corporation, GMR Agamemnon LLC, GMR Ajax LLC, GMR Alexandra LLC, GMR Argus LLC, GMR Atlas LLC, GMR Chartering LLC, GMR Daphne LLC, GMR Defiance LLC, GMR Elektra LLC, GMR George T LLC, GMR Harriet G LLC, GMR Hercules LLC, GMR Hope LLC, GMR Horn LLC, GMR Kara G LLC, GMR Maniate LLC, GMR Minotaur LLC, GMR Orion LLC, GMR Phoenix LLC, GMR Poseidon LLC, GMR Revenge LLC, GMR Spartiate LLC, GMR Spyridon LLC, GMR St. Nikolas LLC, GMR Strength LLC, GMR Ulysses LLC, GMR Zeus LLC, Victory Ltd. and Vision Ltd.

In addition, pursuant to sections 1126(f) or 1126(g) of the Bankruptcy Code, as applicable, and in accordance with the Plan, holders of Claims in Class 8 and holders of Interests in Class 9 are conclusively presumed to have assumed or rejected the Plan, depending on the treatment specified in the Plan.  Therefore, holders of Claims in Class 8 and holders of Interests in Class 9 are not entitled to vote to accept or reject the Plan.

The Debtors are also not soliciting votes from the holders of Equity Interests in GMR in Class 10 (together with Class 8 and Class 9 and the Unimpaired Classes, the “Non-Voting Classes”).  Under section 1126(g) of the Bankruptcy Code, holders of Class 10 Equity Interests in GMR do not have the right to vote and are deemed to reject the Plan because they will not receive any distributions under the Plan on account of such Equity Interests.

The Debtors are seeking votes from the holders of Allowed Claims in Classes 3, 4, 5, 6, 7A-1, 7A-2, 7B-1 and 7B-2 (collectively, the “Voting Classes,” and together with Class 10, the “Impaired Classes”) because those Claims are Impaired under the Plan, and such holders of Claims may receive a distribution under the Plan on account of such Allowed Claims.

D.            Ballots and Voting Deadline.

Separate forms of Ballots are provided for each holder of a Claim in a Voting Class entitled to vote on the Plan. A separate Ballot must be used for each Claim in a Voting Class entitled to vote on the Plan.  Any Person who holds Claims in more than one Class is required to vote separately with respect to each Claim.  Holders of Claims are required to vote all of their Claims within a Class either to accept or reject the Plan and may not split their votes.

The Disclosure Statement Approval Order sets forth procedures for tabulating Ballots that are not completed fully or correctly.  Any Ballot received that does not indicate either an acceptance or rejection of the Plan or that indicates both acceptance and rejection of the Plan will not be counted for tabulation purposes.  Any Ballot received that is not signed or that contains insufficient information to permit the identification of the holder will be an invalid Ballot and will not be counted for tabulation purposes.

In accordance with Bankruptcy Rule 3018(c), the Ballots are based on Official Form No. 14, but have been modified to meet the particular needs of these Chapter 11 Cases.  In most instances, each Ballot has been encoded with the amount of the Allowed Claim for voting purposes (if the Claim is a Disputed Claim, this amount may not be the amount ultimately allowed for purposes of distribution) and the Class into which the Claim has been placed under the Plan.

If you are entitled to vote on the Plan, a Ballot is enclosed with this Disclosure Statement.  If you hold multiple Claims, you will receive separate Ballots that must be used for each of your Claims in a Voting Class.  Please sign and complete a separate Ballot with respect to each Claim, and return your Ballot(s) directly to the Debtors’ voting tabulation agent, GCG, Inc. (“GCG”) at the following address:

If by regular mail:

General Maritime Corporation
c/o GCG
P.O. Box 9844
Dublin, OH 43017-5744

If by overnight mail or hand delivery:

General Maritime Corporation
c/o GCG, Inc.
5151 Blazer Parkway, Suite A
Dublin, OH 43017

(If you are the beneficial owner of a Senior Note Claim, please follow the directions listed on your Ballot and read Section F, “Beneficial Owners of the Notes”).

To be counted, your Ballot(s) must be actually received by GCG no later than APRIL 10, 2012 at 5:00 p.m. (prevailing Eastern Time), the Voting Deadline.

Only Ballots with original signatures will be counted.  Ballots with copied signatures will NOT be accepted or counted.  You may not submit a Ballot electronically, including via email or facsimile.  Only original Ballots (including Ballots forwarded by a Master Balloting Agent (as defined below)) received by GCG by APRIL 10, 2012 at 5:00 p.m. (prevailing Eastern Time), the Voting Deadline, will be counted.

If delivery of a Ballot is by mail, it is recommended that voters use an air courier with guaranteed next day delivery or registered mail, properly insured, with return receipt requested.  In all cases, sufficient time should be allowed to ensure timely delivery.  The method of such delivery is at the election and risk of the voter.

Pursuant to the Disclosure Statement Approval Order, the Bankruptcy Court set February 28, 2012, as the record date for voting on the Plan (the “Voting Record Date”).  Accordingly, only holders of Claims in the Voting Classes as of the Voting Record Date will receive a Ballot and be allowed to vote on the Plan.

If you (a) did not receive a Ballot and believe you are entitled to one; (b) received a damaged Ballot; (c) lost your Ballot; (d) have any questions concerning this Disclosure Statement, the Plan, or the procedures for voting on the Plan, or the solicitation packet of materials you received; or (e) if you wish to obtain a paper copy of the Plan, this Disclosure Statement or any exhibits to such documents, please contact GCG by (i) regular mail, delivery, or courier at General Maritime Corporation Ballot Processing, c/o GCG, P.O. Box 9844, Dublin, OH 43017-5744; or (ii) toll-free telephone for U.S. callers at 888-435-3302 and for international callers at 614-553-1243.

E.      Voting.

Ballots cast by alleged holders of Claims in a Voting Class (other than any holder of a Non-Voting Claim) whose Claims (i) are not listed on a Debtor’s schedule of liabilities, or (ii) are listed as disputed, contingent and/or unliquidated on a Debtor’s schedule of liabilities, and who have timely filed proofs of claim in unliquidated or unknown amounts that are not the subject of an objection will have their Ballots counted towards satisfying the numerosity requirement of section 1126(c) of the Bankruptcy Code, but will NOT have their Ballots counted toward satisfying the aggregate Claim amount requirement.

If, prior to the Voting Deadline, the Debtors have filed an objection to fully disallow or expunge any Proof of Claim, the applicable claimant’s vote will not be counted for any purpose with respect to the Plan or the Confirmation Hearing unless and until such claimant obtains an order from the Bankruptcy Court providing otherwise and if, prior to the Voting Deadline, the Debtors have filed an objection seeking to disallow or expunge partially any Proof of Claim that has been filed, the applicable claimant’s vote will be counted for all purposes with respect to the Plan or the Confirmation Hearing solely to the extent of the undisputed portion of such Claim, unless and until such claimant obtains an order from the Bankruptcy Court providing otherwise. As set forth in the Disclosure Statement Approval Order, motions for Claims to be temporarily allowed for voting purposes must be filed no later than March 15, 2012 or ten days after the date of service of an objection to a Claim.

A vote on the Plan may be disregarded if the Bankruptcy Court determines, pursuant to section 1126(e) of the Bankruptcy Code, that it was not solicited or procured in good faith or in accordance with the provisions of the Bankruptcy Code.

A Ballot may be withdrawn by delivering a written notice of withdrawal to GCG, so that GCG receives the notice before the Voting Deadline.  In order to be valid, a notice of withdrawal must (a) specify the name of the creditor who submitted the Ballot to be withdrawn, (b) contain a description of the Claim(s) to which it relates and (c) be signed by the creditor in the same manner as on the Ballot.  The Debtors expressly reserve the right to contest the validity of any withdrawals of votes on the Plan.

After the Voting Deadline, any creditor who has timely submitted a properly-completed Ballot to GCG or a Master Ballot Agent, as applicable, may change or withdraw its vote only with the approval of the Bankruptcy Court.  If more than one timely, properly-completed Ballot is received with respect to the same Claim and no order of the Bankruptcy Court allowing the creditor to change its vote has been entered before the Voting Deadline (or, with respect to beneficial owners of the Senior Notes in street name, the Mailing Deadline), the Ballot that will be counted for purposes of determining whether sufficient acceptances required to confirm the Plan have been received will be the timely, properly-completed Ballot determined by GCG to have been received last.

The transferee of a transferred Claim is entitled to cast a Ballot on account of such transferred Claim only if (a) all actions necessary to effect the transfer of the Claim pursuant to Bankruptcy Rule 3001(e) have been completed by 5:00 p.m. (prevailing Eastern Time) on the day prior to the Record Date or (b) the transferee files by February 28, 2012: (i) documentation required by Bankruptcy Rule 3001(e) to evidence the transfer and (ii) a sworn statement of the transferor supporting the validity of the transfer.  If a portion of a single Claim has been transferred to a transferee, all holders of any portion of such single Claim will be (a) treated as a single creditor for purposes of the numerosity requirements in section 1126(c) of the Bankruptcy Code (and for the other voting and solicitation procedures set forth in the Disclosure Statement Approval Order) and (b) required to vote every portion of such Claim collectively to either accept or reject the Plan.  In the event that a group of Ballots received from the holders of multiple portions of a single Claim partially rejects and partially accepts the Plan, such Ballots will NOT be counted or included in the tabulation of votes.

EACH BALLOT ADVISES CREDITORS THAT, IF YOU VOTE ON THE PLAN AND DO NOT ELECT TO OPT OUT OF THE RELEASE PROVISIONS CONTAINED IN ARTICLE VI OF THE PLAN, THEY SHALL BE DEEMED TO HAVE CONCLUSIVELY, ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND FOREVER RELEASED AND DISCHARGED ALL CLAIMS AND CAUSES OF ACTION AGAINST THE RELEASED PARTIES.

Section 1126(c) of the Bankruptcy Code defines “acceptance” of a plan by a class of claims as acceptance by creditors in that class that hold at least two-thirds in dollar amount and represent more than one-half in number of the claims that cast ballots for acceptance or rejection of the plan.

In the event that no holders of Claims eligible to vote in a particular Voting Class vote to accept or reject the Plan, the Plan shall be deemed accepted by the holders of such Claims in such Voting Class.  The Creditors’ Committee has argued that this provision is impermissible under Bankruptcy Rule 3018(c).  The Debtors disagree, as this approach has been approved by cases in the Southern District of New York and elsewhere as reasonable and proper.  Courts have concluded that such a provision is consistent with the Bankruptcy Code and thus valid and enforceable.  As the Debtors will demonstrate in connection with confirmation of the Plan, the Debtors believe this provision is appropriate.

F.      Rights Offering Procedures.

As discussed below, the Debtors will effectuate a Rights Offering in which eligible holders of Allowed General Unsecured Claims in Classes 7A-1, 7A-2, 7B-1 and 7B-2 under the Plan will be permitted to participate in the offering.  The record date for generally determining those holders of Claims that are eligible to participate in the Rights Offering is February 24, 2012 (the “Rights Offering Record Date”).  By March 6, 2012, the Debtors will have mailed an Investor Certificate to each holder of a General Unsecured Claim against a Guarantor Debtor as of the Rights Offering Record Date and any Executory Contract/Unexpired Lease Rejection Holder to confirm whether the holder is a QIB, an Accredited Investor, or neither.

To participate in the Rights Offering or Non-Eligible Rights Offering Offeree Distribution Fund, as the case may be, Eligible Holders and Non-Eligible Holders must return the Investor Certificates to the Subscription Agent, GCG, Inc. on or before March 26, 2012 at 5:00pm (prevailing Eastern Time).  On March 30, 2012, the Debtors will commence the Rights Offering.  As such, all Eligible Holders that completed and timely returned an Investor Certificate (i.e., all Eligible Rights Offering Offerees) will be mailed (i) Rights Offering Procedures, (ii) a form for Eligible Rights Offering Offerees to exercise Rights and Oversubscription Rights (a “Subscription Form”), and (iii) other related rights offering documents.  To exercise their Rights and Oversubscription Rights (if any), Eligible Rights Offering Offerees must return their Subscriptions Forms, together with applicable payment, on or before April 16, 2012 at 5:00 p.m. (Eastern Time) (the “Rights Offering Subscription Deadline”).  By April 20, 2012, the Debtors will provide the Oaktree Plan Sponsors with a notice setting forth the number of shares, if any, and the aggregate purchase price for such shares to be purchased by the Oaktree Plan Sponsors pursuant to the Rights Offering and the Equity Purchase Agreement.

G.            Beneficial Owners of the Senior Notes.

If you are the beneficial owner of the Senior Notes and you received a Ballot for beneficial owners of a security (a “Beneficial Owner Ballot”) from a brokerage firm, commercial bank, trust company or other nominee (each a “Master Ballot Agent”) with a return envelope addressed to the Master Ballot Agent, return the completed Ballot to the appropriate Master Ballot Agent so that the Master Ballot Agent will have sufficient time to complete a Ballot summarizing votes cast by beneficial owners holding securities (each a “Master Ballot”) so that it can be forwarded to GCG by the Voting Deadline.  If your Beneficial Owner Ballot is not received by your Master Ballot Agent with sufficient time for the Master Ballot Agent to submit its Master Ballot by the Voting Deadline, your vote will not count.

If you received a return envelope addressed to GCG, your Master Ballot Agent has pre-validated your Beneficial Owner Ballot.  Therefore, you must return your pre-validated Beneficial Owner Ballot directly to GCG so it is actually received by GCG on or before the Voting Deadline.

If you are the Beneficial Owner of the Senior Notes and hold them in your own name, you can vote by completing either a Beneficial Owner Ballot or a completing and signing the enclosed Ballot and returning it directly to GCG using the enclosed pre-addressed, postage prepaid envelope.

Do not return your Senior Notes or any other instruments or agreements that you may have with your Ballot(s).

You may receive multiple mailings of this Disclosure Statement, especially if you own Senior Notes through more than one brokerage firm, commercial bank, trust company, or other nominee.  If you submit more than one Ballot for a Class because you beneficially own the securities in that Class through more than one broker or bank, you must indicate in the appropriate item of the Ballot(s) the names of ALL broker dealers or other intermediaries who hold securities for you in the same Class.

Authorized signatories voting on behalf of more than one beneficial owner must complete a separate Ballot for each such beneficial owner.  Any Ballot submitted to a brokerage firm or proxy intermediary will not be counted until the brokerage firm or proxy intermediary (a) properly executes the Ballot(s) and delivers them to GCG, or (b) properly completes and delivers a corresponding Master Ballot to GCG.

By voting on the Plan, you are certifying that you are the beneficial owner of the Senior Notes as of the Record Date being voted or an authorized signatory for the beneficial owner.  Your submission of a Ballot will also constitute a request that you (or in the case of an authorized signatory, the beneficial owner) be treated as the record holder of those securities for purposes of voting on the Plan.

H.            Brokerage Firms, Banks, and Other Nominees.

A brokerage firm, commercial bank, trust company, or other nominee that is the registered holder of a Senior Note for a beneficial owner, or an agent therefor, or that is a participant in a securities clearing agency and is authorized to vote in the name of the securities clearing agency pursuant to an omnibus proxy and is acting for a beneficial owner, can vote on behalf of such beneficial owner by: (a)(i) distributing a copy of this Disclosure Statement and all appropriate Ballots to the beneficial owner; (ii) collecting all such Ballots; (iii) completing a Master Ballot compiling the votes and other information from the Ballots collected; and (iv) transmitting the completed Master Ballot to GCG; or (b) pre-validating the Beneficial Owner Ballot, and addressing such ballot as returnable to GCG.

A proxy intermediary acting on behalf of a brokerage firm or bank may follow the procedures outlined in the preceding sentence to vote on behalf of the beneficial owner.  If you are entitled to vote and you did not receive a Ballot, received a damaged Ballot or lost your Ballot, please contact GCG in the manner set forth above.

I.              The Confirmation Hearing.

The Bankruptcy Code requires the Bankruptcy Court, after notice, to hold a hearing on whether to confirm a plan of reorganization.  The Confirmation Hearing with respect of the Plan has been scheduled for April 25, 2012 at 10:00 a.m. (ET), before the Honorable Martin Glenn, United States Bankruptcy Judge, Courtroom 501, One Bowling Green New York, NY 10004-1408.  The Confirmation Hearing may be adjourned from time to time by the Bankruptcy Court without further notice.  Any objection to confirmation must be made in writing and specify in detail the name and address of the objector, all grounds for the objection and the amount of the Claim(s) or other Interest(s) held by the objector.  Any such objection must be filed with the Bankruptcy Court and served so that it is received by the Bankruptcy Court and the following parties and the other parties requesting notice in these cases on or before April 6, 2012 at 4:00 p.m. (unless otherwise provided for in the Disclosure Statement Approval Order):

•
To the Debtors:  General Maritime Corporation, 299 Park Avenue, New  York, NY 10171, attention: Jeffrey D. Pribor, Tel (212) 763-5600, Fax: (212) 763-5603, with a copy to (i) Kramer Levin Naftalis & Frankel LLP, 1177 Avenue of the Americas, New York, NY 10036, attention: Kenneth Eckstein, Esq., Douglas Mannal, Esq., and Stephen D. Zide, Esq., Tel: (212) 715-9100, Fax: (212) 715-8000; and (ii) Curtis, Mallet-Prevost, Colt & Mosle LLP, 101 Park Avenue, New York, NY 10178-0061, attention: Steven J. Reisman, Esq., Tel: (212) 696-6000, Fax: (212) 697-1559.

•	To the Creditors’ Committee: Jones Day, 222 East 41st Street, New York, NY 10017, attention: Paul D. Leake, Esq. and Pedro A. Jimenez, Esq., Tel: (212) 326-3939, Fax: (212) 755-7306.

•	To the Prepetition Agent: White & Case LLP, 1155 Avenue of the Americas, New York, NY 10036, attention: Thomas E. Lauria, Esq. and Scott Greissman, Esq., Tel: (212) 819-8200, Fax: (212) 354-8113.

•	To the New Senior Lenders: White & Case LLP, 1155 Avenue of the Americas, New York, NY 10036, attention: Thomas E. Lauria, Esq. and Scott Greissman, Esq., Tel: (212) 819-8200, Fax: (212) 354-8113.

•	To the Oaktree Plan Sponsors: Kirkland & Ellis, LLP, 601 Lexington Avenue, New York, NY 10022, attention: Edward O. Sassower, Esq. and Brian E. Schartz, Esq., Tel: (212) 446-4800, Fax: (212) 446-4900.

•	The Office of the United States Trustee: 33 Whitehall Street, 21st Floor, New York, New York 10004, attention: Paul K. Schwartzberg, Esq., Tel.: (212) 510-0500, Fax: (212) 668-2255.

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II.  SUMMARY OF TREATMENT OF CLAIMS AND
EQUITY INTERESTS UNDER THE PLAN

The following table summarizes the classification and treatment of Claims and Equity Interests under the Plan and the estimated distributions to be received by the holders of Allowed Claims and Equity Interests thereunder.

Class of Claims	Estimated Aggregate Allowed Amount4	Treatment of Allowed Claims	Estimated Percentage Recovery
Class 1 — Other Priority Claims	$0	Except to the extent that a holder of an Allowed Other Priority Claim agrees in writing to less favorable treatment, in full and final satisfaction, settlement, release and discharge and in exchange for each Allowed Other Priority Claim, each holder of an Allowed Other Priority Claim will receive payment in an amount equal to such Allowed Other Priority Claim in full in Cash as soon as practicable after the later of (i) the Effective Date and (ii) thirty days after the date when such Other Priority Claim becomes an Allowed Other Priority Claim.	100%

4 The estimated aggregate Allowed amount of the Claims in each Class does not include potential damages claims that may arise as a result of the rejection of executory contracts or unexpired leases.

Class of Claims	Estimated Aggregate Allowed Amount4	Treatment of Allowed Claims	Estimated Percentage Recovery
Class 2 — Other Secured Claims	$2.8 million
Except to the extent that a holder of an Allowed Other Secured Claim agrees in writing to less favorable treatment, at the option of the Debtors (with the consent of the Oaktree Plan Sponsors, which consent will not be unreasonably withheld), in full and final satisfaction, settlement, release and discharge of and in exchange for each Allowed Other Secured Claim, (i) each Allowed Other Secured Claim will be reinstated and rendered unimpaired in accordance with section 1124(2) of the Bankruptcy Code, notwithstanding any contractual provision or applicable nonbankruptcy law that entitles the holder of an Allowed Other Secured Claim to demand or receive payment of such Allowed Other Secured Claim before the stated maturity of such Allowed Other Secured Claim from and after the occurrence of a default, (ii) each holder of an Allowed Other Secured Claim will receive Cash in an amount equal to such Allowed Other Secured Claim, including any interest on such Allowed Other Secured Claim, if such interest is required to be paid pursuant to sections 506(b) and/or 1129(a)(9) of the Bankruptcy Code, as soon as practicable after the later of (a) the Effective Date, and (b) thirty days after the date such Other Secured Claim becomes an Allowed Other Secured Claim, or (iii) each holder of an Allowed Other Secured Claim will receive the Collateral securing its Allowed Other Secured Claim in full and complete satisfaction of such Allowed Other Secured Claim as soon as practicable after the later of (a) the Effective Date and (b) thirty days after the date such Other Secured Claim becomes an Allowed Other Secured Claim.

Notwithstanding the foregoing, to the extent an Allowed Other Secured Claim arises on account of property taxes, any liens imposed on account of such Allowed Other Secured Claim will remain unimpaired until such Allowed Other Secured Claim is paid in full, and such Allowed Other Secured Claim will be treated as an Allowed Priority Tax Claim, provided, however, that such Allowed Other Secured Claim will be satisfied in full if the holder of such Allowed Other Secured Claim receives on account of such Allowed Other Secured, Cash equal to the principal amount of such Allowed Other Secured, plus statutory interest on any outstanding balance accruing from the Petition Date rather than the Effective Date.
			100%
Class 3 — Prepetition 2010 Facility Claims	$313,451,803.31
In full and final satisfaction, settlement, release and discharge of and in exchange for each Allowed Prepetition 2010 Facility Claim, each holder of an Allowed Prepetition 2010 Facility Claim will receive (i) a Pro Rata share of the Paydown with respect to the Prepetition 2010 Facility Claims and (ii) a Pro Rata share of the New 2010 Senior Facility.   The consideration provided under Article III of the Plan will be the sole source of recovery for the Allowed Class 3 Claims, and holders of Class 3 Claims will have no recourse against any Non-Debtor Guarantor Subsidiaries and will have been deemed to waive any and all Claims against any Non-Debtor Guarantor Subsidiaries.
			100%

Class of Claims	Estimated Aggregate Allowed Amount4	Treatment of Allowed Claims	Estimated Percentage Recovery
Class 4 — Prepetition 2011 Facility Claims	$544,314,040.95
In full and final satisfaction, settlement, release and discharge of and in exchange for each Allowed Prepetition 2011 Facility Claim, each holder of an Allowed Prepetition 2011 Facility Claim will receive (i) a Pro Rata share of the Paydown with respect to the Prepetition 2011 Facility Claims and (ii) a Pro Rata share of the New 2011 Senior Facility.  Any Letter of Credit Claim will be satisfied with the issuance of one or more replacement letters of credit as part of the New 2011 Senior Facility or another facility, unless cash collateralized on the Effective Date. The consideration provided under Article III of the Plan will be the sole source of recovery for the Allowed Class 4 Claims and holders of Class 4 Claims, will have no recourse against any Non-Debtor Guarantor Subsidiaries and will have been deemed to waive any and all Claims against any Non-Debtor Guarantor Subsidiaries.
			100%
Class 5 — OCM Facility Secured Claims	$175,000,000
In full and final satisfaction, settlement, release and discharge of and in exchange for each Allowed OCM Facility Secured Claim, each holder of an OCM Facility Claim will receive a Pro Rata share of the OCM Conversion Shares, subject to dilution from the New GMR Warrants, the Commitment Fee GMR Warrants and the New GMR Common Stock issuable under the Equity Incentive Program.  The consideration provided under Article III of the Plan will be the sole source of recovery for the Allowed Class 5 Claims and holders of Class 5 Claims will have no recourse against any Non-Debtor Guarantor Subsidiaries and will have been deemed to waive any and all Claims against any Non-Debtor Guarantor Subsidiaries.
			100%
Class 6— General Unsecured Claims Against the Non-Guarantor Debtors	$05
On or as soon as practicable after the Effective Date, each holder of an Allowed General Unsecured Claim against the Non-Guarantor Debtors will receive its Pro Rata share (determined with respect to all Allowed General Unsecured Claims with respect to a particular Non-Guarantor Debtor) of Cash in an amount that is equal to the value, if any, of assets that exceed the amount of Allowed Claims senior in right of payment to such Allowed General Unsecured Claim against the applicable Non-Guarantor Debtor.
			N/A6

5 As of the date of this Disclosure Statement, the Debtors estimate that there will be no General Unsecured Claims against the Non-Guarantor Debtors after the Debtors make payments authorized under the Critical Vendor Order.  However, the Debtors are currently reviewing their charter agreements with Northern Shipping, as well as other agreements related to the operation of the Vessels that were subject to the Sale-Leaseback Transaction, for potential rejection pursuant to section 365 of the Bankruptcy Code.  In the event that the Debtors elect to reject these agreements, the Claims in Classes 6 and 7A are likely to increase by several million dollars.  Thus, the recoveries for creditors in such classes may be materially reduced.

6 The recovery on account of any Claims against each Non-Guarantor Debtor will depend on the size of the Claims pool and the value of the assets at those entities, which includes cash and receivables after taking into account intercompany claims.  For an analysis of the assets at the Non-Guarantor Debtors, see the Liquidation Analysis attached as Exhibit D to this Disclosure Statement.  The Debtors will satisfy the best interests test discussed in Article VII.C.4 of this Disclosure Statement with respect to all Claims in Class 6.

Class of Claims	Estimated Aggregate Allowed Amount4	Treatment of Allowed Claims	Estimated Percentage Recovery
Class 7A-1—General Unsecured Claims Against GMR Held by Eligible Holders and holders of OCM Facility Deficiency Claims	$361.7 million - $383.2 million
Each holder of an Allowed Class 7A-1 Claim (other than a holder of an OCM Facility Deficiency Claim) will receive its Pro Rata share of the New GMR Warrants.  In addition, each holder of an Allowed Class 7A-1 Claim (other than a holder of an OCM Facility Deficiency Claim) that qualifies as an Eligible Rights Offering Offeree by timely submitting an Investor Certificate will receive its Pro Rata share of (i) the Rights and (ii) the Oversubscription Rights (as applicable).  Solely for the purposes of determining Pro Rata share in this paragraph, Claims of an Eligible Rights Offering Offeree will be counted against a single Guarantor Debtor.  All such Allowed Class 7A-1 Claims against GMR will be discharged and expunged as of the Effective Date.  The consideration provided under Article III of the Plan will be the sole source of recovery for the Allowed Class Senior Note Claims and the OCM Facility Deficiency Claims and holders of Allowed Senior Note Claims and the OCM Facility Deficiency Claims will have no recourse against any Non-Debtor Guarantor Subsidiaries and will have been deemed to waive any and all Claims against any Non-Debtor Guarantor Subsidiaries. For the avoidance of doubt, any holder of a Class 7A-1 General Unsecured Claim against GMR that fails to timely submit an Investor Certificate will not receive any Rights under the Plan  and the portion of any Claim held by an Eligible Rights Offering Offeree that is not Allowed as of March 26, 2012 but that is subsequently Allowed will be deemed a Class 7A-2 General Unsecured Claim against GMR.
			Eligible Holders: 1.88% OCM Facility Deficiency Claims: 0%
Class 7A-2—General Unsecured Claims Against GMR Held by Non-Eligible Holders	$175,0007
Each holder of an Allowed Class 7A-2 Claim will receive its Pro Rata share of the New GMR Warrants.  In addition, each  holder of an Allowed Class 7A-2 Claim that qualifies as a Non-Eligible Rights Offering Offeree by timely submitting an Investor Certificate will receive the lesser of (x) such holder’s Pro Rata share  of the Non-Eligible Rights Offering Offeree Distribution Fund and (y) 0.75% of the amount of such Allowed Claim in Cash from the Non-Eligible Rights Offering Offeree Distribution Fund.  Solely for the purposes of determining Pro Rata share in this paragraph, Claims of an Non-Eligible Rights Offering Offeree will be counted against a single Guarantor Debtor.  All such Allowed Class 7A-2 Claims against GMR will be discharged and expunged as of the Effective Date.  The consideration provided under Article III of the Plan will be the sole source of recovery for the Allowed Class Senior Note Claims, and holders of Allowed Senior Note Claims will have no recourse against any Non-Debtor Guarantor Subsidiaries and will have been deemed to waive any and all Claims against any Non-Debtor Guarantor Subsidiaries.  For the avoidance of doubt, any holder of a Class 7A-2 General Unsecured Claim against GMR that fails to timely submit an Investor Certificate will not receive any distribution from the Non-Eligible Rights Offering Offeree Distribution Fund under the Plan.
			1.88%

7 As noted above, the estimated aggregate Allowed amount of the Claims in Class 7A-2 does not include potential damages claims that may arise as a result of the rejection of executory contracts or unexpired leases.  To the extent such rejection damages claims arise, the Debtors will increase the amount of the Non-Eligible Rights Offering Offerees Distribution Fund to account for such Claims, subject to the consent of the Oaktree Plan Sponsors, which shall not be unreasonably withheld.   In addition, for purposes of estimating the amount of Claims in Classes 7A-1 and 7A-2, the Debtors have assumed that the holders of the Senior Notes Claims will be Eligible Holders.

Class of Claims	Estimated Aggregate Allowed Amount4	Treatment of Allowed Claims	Estimated Percentage Recovery
Class 7B-1 —General Unsecured Claims Against the Guarantor Debtors (Other than GMR) Held by Eligible Holders	$1.695 million8
Each holder of an Allowed Class 7B-1 Claim that qualifies as an Eligible Rights Offering Offeree will receive its Pro Rata share of (i) the Rights and (ii) the Oversubscription Rights (as applicable).  Solely for the purposes of determining Pro Rata share in this paragraph, Claims of an Eligible Rights Offering Offeree will be counted against a single Guarantor Debtor.  All such Allowed Class 7B-1 Claims against the Guarantor Debtors (other than GMR) will be discharged and expunged as of the Effective Date.  The consideration provided under Article III of the Plan will be the sole source of recovery for the Allowed Class Senior Note Claims, and holders of Allowed Senior Note Claims will have no recourse against any Non-Debtor Guarantor Subsidiaries and will have been deemed to waive any and all Claims against any Non-Debtor Guarantor Subsidiaries.  For the avoidance of doubt, any holder of a Class 7B-1 General Unsecured Claim against the Guarantor Debtors (other than GMR) that fails to timely submit an Investor Certificate will not receive any Rights under the Plan.  The portion of any Claim held by an Eligible Rights Offering Offeree that is not Allowed as of March 26, 2012 but that is subsequently Allowed will be deemed a Class 7B-2 General Unsecured Claim against a Guarantor Debtor (other than GMR).
0.75%

8 Although the Senior Note Claims fall within the 7B Classes and will be entitled to vote under the Plan for these Classes, the amount of such Claims are excluded for purposes of the estimation of Claims set forth above because they are included in the estimation of Claims in Class 7A-1 and the Senior Note Claims will only be counted as against one Guarantor Debtor for purposes of distributions under the Plan.

Class of Claims	Estimated Aggregate Allowed Amount4	Treatment of Allowed Claims	Estimated Percentage Recovery
Class 7B-2 —General Unsecured Claims Against the Guarantor Debtors (Other than GMR) Held by Non- Eligible Holders	$210,000	Each holder of an Allowed Class 7B-2 Claim that qualifies as a Non-Eligible Rights Offering Offeree will receive the lesser of (i) such holder’s Pro Rata share of the Non-Eligible Rights Offering Offeree Distribution Fund and (ii) 0.75% of the amount of such Allowed Claim in Cash from the Non-Eligible Rights Offering Offeree Distribution Fund. Solely for the purposes of determining Pro Rata share in this paragraph, Claims of an Non-Eligible Rights Offering Offeree will be counted against a single Guarantor Debtor. All such Allowed Class 7B-2 Claims against the Guarantor Debtors will be discharged and expunged as of the Effective Date. The consideration provided under Article III of the Plan will be the sole source of recovery for the Allowed Class Senior Note Claims, and holders of Allowed Senior Note Claims will have no recourse against any Non-Debtor Guarantor Subsidiaries and will have been deemed to waive any and all Claims against any Non-Debtor Guarantor Subsidiaries. For the avoidance of doubt, any holder of a Class 7B-2 General Unsecured Claim against the Guarantor Debtors (other than GMR) that fails to timely submit an Investor Certificate will not receive any distribution from the Non-Eligible Rights Offering Offeree Distribution Fund under the Plan.	0.75%
Class 8 — Intercompany Claims	N/A
On the Effective Date, Intercompany Claims will be paid, adjusted, reinstated in full or cancelled in full, in each case, to the extent determined appropriate by the Reorganized Debtors, with the consent of the Oaktree Plan Sponsors (which consent will not be unreasonably withheld).  On and after the Effective Date, the Debtors and the Reorganized Debtors will, with the consent of the Oaktree Plan Sponsors, be permitted to transfer funds between and among themselves as they determine to be necessary or appropriate to enable the Reorganized Debtors to satisfy their obligations under the Plan.  Except as set forth in the Plan, any changes to intercompany account balances resulting from such transfers will be accounted for and settled in accordance with the Debtors’ historical intercompany account settlement practices.
			0 or 100%
Class 9 — Subsidiary Equity Interests	N/A
Subsidiary Equity Interests will not receive any distribution on account of such Equity Interests.   On the Effective Date, Subsidiary Equity Interests will be reinstated or cancelled, as agreed to among the Debtors and the Oaktree Plan Sponsors on terms consistent with those set forth in the Plan Supplement.
			0 or 100%
Class 10 — Equity Interests in GMR	121,705,048 shares	Holders of Equity Interests in GMR will not receive any distribution on account of such Equity Interests. On the Effective Date, Equity Interests in GMR will be cancelled and discharged and will be of no further force and effect, whether surrendered for cancellation or otherwise.	$0

In connection with the Disclosure Statement, the Debtors undertook an extensive analysis of the potential pool of claims.  After taking into account prepetition claims that will be satisfied under the authority granted in the Critical Vendor Order, the Debtors estimate that there will be approximately $6 million in general unsecured claims that are not related to the Senior Notes or the OCM Facility Deficiency Claims.   As set forth in the Plan, the Senior Notes will be Allowed in the amount of $318,212,000 and the Debtors estimate that the OCM Facility Deficiency Claims (as of the Petition Date) will be between $39.6 million and $61.1 million.

The estimated amount of Allowed Claims in the summary chart take into account those claims filed by the General Bar Date (February 23, 2012) for the filing of claims.  The vast majority of the claims filed prior to the General Bar Date are either (i) claims related to equity interests, (ii) claims of individual bondholders whose claim is already included in the claim of the Indenture Trustee, or (iii) pre-petition trade claims that will be paid pursuant to the First Day Motion.  The upper range of the estimated allowed amount of unsecured claims in the Disclosure Statement includes those claims received by the General Bar Date that do not fall into the three categories above.

For purposes of estimating the aggregate amount of Claims among Classes 7A-1, 7A-2, 7B-1 and 7B-2, the Debtors made assumptions as to whether certain creditors were likely to be a QIB or Accredited Investors based on publicly available information.

III.  COMPANY BACKGROUND

A.            The Debtors’ Business.

The Company is one of the world’s leading providers of international seaborne transportation services for crude oil and refined petroleum products, owning and/or operating a fleet of 33 vessels.  The Company operates in over 230 ports of call located in over 70 countries, including in the Caribbean, South and Central America, the United States, West Africa, the Mediterranean, Europe, the Far East, China and the North Sea.  The Company’s global headquarters is located in Manhattan, New York. The Company also maintains local offices in Lisbon, Portugal and Novorossiysk, Russia (through the non-Debtor subsidiaries General Maritime Management (Portugal) Lda. and Limited “General Maritime Crewing,” respectively). As of November 9, 2011, the Company employed approximately 91 office personnel, and 427 seaborne personnel. The Company also uses third-party ship managers to provide approximately 684 crewmembers for its vessels.

The Company’s corporate structure is comprised of: (i) 5 directly wholly-owned subsidiaries, all of which have sought chapter 11 protection, and (ii) 57 indirectly wholly-owned subsidiaries, 51 of which have sought chapter 11 protection.

For the twelve months ending September 30, 2011, the Company’s consolidated net voyage revenue was approximately $201.7 million.  The Debtors generate substantially all of their revenues by employing their vessels on “time charters” and in the “spot market” and actively manage the deployment of their vessels between time charters and spot market charters.  Vessels operating in the spot market usually generate increased profit margins during improvements in tanker rates, while vessels operating on time charters provide more predictable cash flows.

B.      The Debtors’ Prepetition Capital Structure.

As of the Petition Date, the substantial majority of the Debtors’ liabilities – in excess of $1.3 billion – consisted of funded debt (i.e., not trade debt, derivative liability or warrants) comprised of the following: (i) the Prepetition 2011 Credit Agreement (as defined below); (ii) the Prepetition 2010 Credit Agreement (as defined below); (iii) the OCM Credit Agreement (as defined below); and (iv) the Senior Notes.  In addition, as of the Petition Date, the Debtors were party to three interest rate swap agreements (the “Interest Rate Swaps”), which guard against the risk of rising interest rates which would increase interest expense on the Debtors’ financial debt.

1.           The 2011 Credit Agreement.

On May 6, 2011, GMR, Arlington Tankers Ltd. (“Arlington”), and General Maritime Subsidiary II Corporation (“Gen Mar Sub II”), as guarantors; and General Maritime Subsidiary Corporation (“Gen Mar Sub I”), as borrower, entered into that certain second amended and restated credit agreement (as amended on July 13, 2011, September 30, 2011, and November 10, 2011, the “Prepetition 2011 Credit Agreement”) with Nordea Bank Finland PLC, New York Branch (“Nordea”), as Administrative Agent and Collateral Agent and certain other lenders party thereto (collectively, the “Prepetition 2011 Facility Lenders”).  The 2011 Credit Agreement provides for a $550 million secured revolving credit facility (“Prepetition 2011 Facility”).  The proceeds from the Prepetition 2011 Facility were used and are to be used to refinance the amounts outstanding under the Debtors’ prior financing agreement, to issue letters of credit, and for working capital, capital expenditures, and general corporate purposes.

The rate of interest on borrowings under the Prepetition 2011 Facility is the sum of the Eurodollar Rate (as defined in the Prepetition 2011 Credit Agreement) plus 4%.  Amortization of the outstanding principal amount under the Prepetition 2011 Facility was scheduled to commence on June 30, 2013.

The Prepetition 2011 Credit Agreement is secured (i) on a first lien basis by a pledge by GMR of its interest in Gen Mar Sub I and Arlington, a pledge by such subsidiaries of their interest in the vessel-owning subsidiaries that they own, and a pledge by such vessel-owning subsidiaries of all their assets (twenty-three vessels, and earnings and insurances thereon), and (ii) on a second lien basis by a pledge by GMR of its interest in Gen Mar Sub II, a pledge by such subsidiary of its interest in the vessel-owning subsidiaries that it owns, and a pledge by such vessel-owning subsidiaries of all their assets (seven vessels, and earnings and insurances thereon). The Prepetition 2011 Credit Agreement is guaranteed by GMR and substantially all the subsidiaries of GMR.  As of the Petition Date, approximately $544.3 million plus the principal amount of all termination claims, if any, was outstanding under the Prepetition 2011 Credit Agreement.9

9 The 2011 Credit Agreement is the second amendment and restatement of a credit agreement entered into by Gen Mar Sub I on October 26, 2005 (the “2005 Credit Agreement”).

2.           The 2010 Credit Agreement.

On May 6, 2011, GMR, Gen Mar Sub I and Arlington, as guarantors; and Gen Mar Sub II, as borrower, entered into that certain amended and restated credit agreement (as amended on July 13, 2011, September 30, 2011, and November 10, 2011 the “Prepetition 2010 Credit Agreement”) with Nordea, as Administrative Agent and Collateral Agent and certain other lenders party thereto (collectively, the “Prepetition 2010 Facility Lenders,” together with the Prepetition 2011 Facility Lenders, the “Prepetition Secured Lenders”).10  The Prepetition 2010 Credit Agreement provides for seven borrowings of term loans (the “2010 Term Loan”) to finance up to 60% of the purchase price of each of seven vessels at the time such Vessel is delivered.  At the time of the delivery of the final Vessel, $50 million of term loans was converted into a revolving loan (the “2010 Revolving Facility,” together with the 2010 Term Loan, the “Prepetition 2010 Facility”; together with the Prepetition 2011 Facility, the “Prepetition Senior Facilities”).  The proceeds from the 2010 Revolving Facility were used and are to be used for working capital, capital expenditures, and general corporate purposes.

Principal amounts outstanding under the 2010 Revolving Facility and the 2010 Term Loan became payable in quarterly installments of approximately $7.4 million beginning on June 30, 2011.  The rate of interest on borrowings under the Prepetition 2010 Facility is the sum of the Eurodollar Rate (as defined in the Prepetition 2010 Credit Agreement), plus 4%.

The Prepetition 2010 Credit Agreement is secured (i) on a first lien basis by a pledge by GMR of its interest in Gen Mar Sub II, a pledge by such subsidiary of its interest in the vessel-owning subsidiaries that it owns, and a pledge by such vessel-owning subsidiaries of all their assets (seven vessels, and earnings and insurances thereon), and (ii) on a second lien basis by a pledge by GMR of its interest in Gen Mar Sub I and Arlington, a pledge by such subsidiaries of their interests in the vessel-owning subsidiaries that they own, and a pledge by such vessel-owning subsidiaries of all their assets (twenty-three vessels, and earnings and insurances thereon).  The Prepetition 2010 Credit Agreement is guaranteed by GMR and substantially all its subsidiaries.  As of the Petition Date, approximately $313.5 million, plus the principal amount of all termination claims, if any, was outstanding under the Prepetition 2010 Credit Agreement.

3.           The Swap Agreements.

On September 24, 2001, GMR entered into that certain ISDA Master Agreement (the “Nordea ISDA”) with Nordea (f/k/a Christiania Bank OG Kreditkasse ASA, New York Branch) as well as an interest rate swap on November 26, 2008 (the “Nordea Swap”).  The Nordea Swap provides a hedge against the three month LIBOR interest rate risk at a swap rate of 2.975% on a notional amount of $75 million, with an expiration date of December 31, 2013.

On September 21, 2007, GMR entered into that certain ISDA Master Agreement (the “Citibank ISDA”) with Citibank, N.A. (“Citibank”) as well as an interest rate swap on January 29, 2008 (the “Citibank Swap”).  The Citibank Swap provides a hedge against rising three month LIBOR interest rate risk at a swap rate of 3.515% on a notional amount of $100 million, with an expiration date of September 30, 2012.11

10 The 2010 Credit Agreement is an amendment and restatement of a credit agreement entered into by Gen Mar Sub II on July 16, 2010.

On May 2, 2008, GMR entered into that certain ISDA Master Agreement (the “DNB ISDA”) with DNB Norbank ASA (“DNB”) as well as an interest rate swap on February 1, 2008 (the “DNB Swap”).  The DNB Swap provides a hedge against rising three month LIBOR interest rate risk at a swap rate of 3.390% on a notional amount of $75 million, with an expiration date of September 28, 2012.

Each of the Nordea Swap, the Citibank Swap and the DNB Swap, to the extent such swaps hedge  the obligations owed by GMR and the other Debtors in respect of the Prepetition 2011 Facility, is secured (i) on a first lien basis by a pledge by GMR of its interest in Gen Mar Sub I and Arlington, a pledge by such subsidiaries of their interest in the vessel-owning subsidiaries that they own, and a pledge by such vessel-owning subsidiaries of all their assets (twenty-three vessels, and earnings and insurances thereon); and (ii) on a second lien basis by a pledge by GMR of its interest in Gen Mar Sub II, a pledge by such subsidiary of its interest in the vessel-owning subsidiaries that it owns, and a pledge by such vessel-owning subsidiaries of all their assets (seven vessels, and earnings and insurances thereon).

4.           The OCM Credit Agreement.

On May 6, 2011, GMR and Arlington, as guarantors, and Gen Mar Sub I and Gen Mar Sub II, as borrowers, entered into that certain amended and restated credit agreement (as amended on July 13, 2011, September 30, 2011, and November 10, 2011 the “OCM Credit Agreement”) with OCM Marine Investments CTB Ltd. (“OCM”) and OCM Administrative Agent, LLC (together, “OCM Facility Lenders”).  The OCM Credit Agreement provides for a $200,000,000 secured term loan facility (the “OCM Facility”).  Substantially all of the proceeds from the OCM Facility were used to repay a portion of the principal amounts outstanding under the Prepetition 2010 Facility and the Prepetition 2011 Facility.  The remainder of the proceeds were used to pay fees in connection with the paydown.  Ultimately, entry into the OCM Facility enabled the Debtors to amend and extend its existing secured facilities on favorable terms, and to obtain a principal amortization waiver of approximately $69 million per year.

The OCM Credit Agreement is secured on a third lien basis by a pledge by GMR of its interest in Gen Mar Sub I, Gen Mar Sub II, and Arlington; a pledge by such subsidiaries of their interest in the vessel-owning subsidiaries that they own; and a pledge by such vessel-owning subsidiaries of all their assets (all thirty vessels, and earnings and insurances thereon).  The OCM Credit Agreement is guaranteed by GMR and substantially all its subsidiaries.  As of the Petition Date, approximately $214.6 million was outstanding under the OCM Credit Agreement.

11 On November 18, 2011, the Citibank Swap was terminated by Citibank.  The value of the Citibank Swap Claim is $2,839,500. In accordance with the Plan, the Citibank Swap Claim was added to the amount outstanding under the Prepetition 2011 Facility Claim.

5.           The Senior Notes.

On November 12, 2009, GMR issued $300 million of the Senior Notes under that certain Indenture (as supplemented from time to time, the “Senior Notes Indenture”) between GMR, the subsidiaries of GMR party thereto, and the Bank of New York Mellon (“BNYM”) as Trustee.

The Senior Notes are unsecured obligations that are guaranteed by substantially all of GMR’s subsidiaries.  The Claims arising from the Senior Notes rank equally in right of payment with all senior unsecured indebtedness of GMR and the guarantors under the Senior Notes Indenture. As of the Petition Date, approximately $300 million was outstanding under the Senior Notes, not including accrued but unpaid interest.

C.      Debtors’ Equity Holders.

As of the Petition Date, the authorized common stock of GMR consisted of 390,000,000 shares of common stock, $0.01 par value per share, 121,705,048 of which were issued and outstanding.

IV. EVENTS LEADING TO THE
COMMENCEMENT OF THE CHAPTER 11 CASES

A.      The Oil Tanker Industry.

The oil tanker industry suffered an extraordinary downturn in the past three years, resulting from, among other things, a decrease in global demand for crude oil transportation services and the oversupply of oil tankers.

The depressed demand for crude oil transportation services resulted from structural changes in global oil supply and consumption.  First, the global recession, which began in 2008, depressed demand for crude oil and refined petroleum products.  Second, an increasing portion of global crude oil consumption is now being supplied from domestic production or crude oil inventory stock rather than from foreign suppliers.  Third, a growing percentage of oil produced by members of OPEC is now being used internally by the members of OPEC or to supply China and other countries in Asia, while U.S. consumption of oil produced by members of OPEC has dropped.  This led to a decrease in tanker usage because non-U.S. demand growth has been insufficient to offset lower U.S. demand for foreign oil.

Against this backdrop of decreased demand for oil tankers, the global supply of oil tankers has been steadily increasing since 2007.  Improved market conditions during the years 2000-2007 resulted in shipping companies ordering a substantial number of new vessels in 2006 and 2007.  As new tankers are typically delivered 18 to 36 months after they are ordered, a substantial number of new oil tankers entered the market between 2008 and 2011.  Thus, deliveries of tankers ordered before the 2008 recession expanded capacity as demand fell.

The increased supply of oil tankers, together with decreased demand for oil tanker services, caused charter rates for crude oil transport vessels to plummet.  After having peaked during the second quarter of 2007 through the second quarter of 2008, tanker charter rates began to fall dramatically in the third quarter of 2008 and continued to fall through the fourth quarter of 2009.  For example, over this period average spot charter rates for Suezmax vessels were down over 70% and VLCC spot charter rates were down 60%.

B.      The Metrostar Transaction.

In the beginning of 2010, the outlook for global gross domestic product (“GDP”) began to improve and demand for oil tanker services began to recover.  At this time, the tanker industry was generally optimistic that it had reached an inflection point and the downturn in the market had passed.  Tanker rates in the first and second quarter of 2010 were up approximately 33% and 39%, respectfully, from the prior year.  Spot charter rates earned by the Debtors increased from $11,850 per day in the fourth quarter in 2009 to $25,911 per day in the first quarter in 2010.

Given this positive outlook, the Company determined it was an opportune time to actively pursue an acquisition strategy to enhance shareholder value.  Following this strategy, on June 3, 2010, the Debtors entered into agreements with affiliates of Metrostar Management Corporation (“Metrostar”)12 to purchase seven tankers (the “Metrostar Vessels”) for an aggregate purchase price of $620 million (the “Metrostar Transaction”).  The Metrostar Vessels were to be delivered between July 2010 and April 2011.

As a result of the Metrostar Transaction, the Debtors expected to position themselves to take advantage of the downturn in the market, projecting that the delivery of the Metrostar Vessels would take place along with a recovery in charter rates. The Metrostar Transaction was viewed as beneficial at the time since it increased the Company’s fleet DWT by 50% and decreased the average age of the Company’s vessels from 9.9 to 6.5 years.  Additionally, the Company’s projected 2011 EBITDA  estimates increased from $161 million in March 2010 to $216 million in June 2010 while market conditions and outlook were projected to be flat over that period.

The Debtors entered into the Prepetition 2010 Facility to provide capital to purchase the Metrostar Vessels.  Under the Prepetition 2010 Facility, the Prepetition 2010 Facility Lenders agreed to provide a loan for 60% of the purchase price of the Metrostar Vessels ($372 million) with 40% of the purchase price of the Metrostar Vessels ($248 million) to be raised through new common equity offerings.  On June 23, 2010, the Debtors raised $195.6 million in common stock offerings to cover the 40% equity requirement for the first five Metrostar Vessels, which were delivered between July and September 2010.13

In connection with the delivery of the sixth Metrostar Vessel, on October 4, 2010 the Debtors entered into a $22.8 million secured term loan facility with Nordea and DnB NOR Bank (the “Bridge Loan Facility”) with the consent of the Prepetition 2010 Facility Lenders.

12 Metrostar Management Corp. is one of the world’s leading ship management companies, based in Athens, Greece, and has no affiliation with the Company.

13 The common stock offering was originally proposed to be $150 million, but was increased to $196.5 million based on investor demand.

C.      The Debtors’ Prepetition Restructuring Efforts.

As the Debtors took delivery of the Metrostar Vessels in the third quarter of 2010, the improvement in tanker market rates in the first half of 2010 reversed and the tanker market began to decline.  By the beginning of 2011, the Debtors’ liquidity position was strained by lower operating income. The Debtors were also pressured by their existing commitment to raise equity to acquire the seventh Metrostar Vessel.

In addition, going into 2011 the Company faced (i) $28 million in amortization payments under the Prepetition 2010 Facility for 2011, (ii) three upcoming amortization payments under the Prepetition 2011 Facility for $50 million each (two coming due in 2011 and one coming due in the first quarter of 2012), and (iii) the Prepetition 2011 Facility’s maturity in October 2012.  As negotiations began with the Prepetition 2011 Facility Lenders to refinance the facility, the lenders took the position that they would only refinance the debt with a loan to value ratio of 60%.  Given that the Company’s loan to value ratio at the time was 80% the Company had a funding gap of $200 million to refinance the facility.  The Company, therefore, determined that it needed a significant infusion of capital to refinance the upcoming maturity of the Prepetition 2011 Facility.

Due to the Company’s deteriorating operating performance, the obligation to raise additional equity under the Metrostar Transaction, and the Company’s need to obtain a significant infusion of capital to refinance the Prepetition 2011 Facility, the Debtors undertook the following measures to strengthen their balance sheet and increase liquidity in the beginning of 2011.

1.           The 2011 Refinancing Transaction.

With the need to raise approximately $200 million in capital to pay down the Prepetition 2011 Facility in connection with its refinancing, the Company’s primary priority was to explore an investment from a potential third-party investor.  With a market capitalization of approximately $300 million at the end of 2010, a fully-marketed public equity option was determined by the Company not to be a viable option.  The Company’s management therefore focused on exploring an infusion of capital from private equity or hedge fund sources.

At around the end of 2010, the Company’s chairman of the board, Peter C. Georgiopoulos, suggested that a potential candidate for the liquidity infusion would be an entity related to Oaktree Capital Management, L.P. (“Oaktree”) because Oaktree-managed funds had previously invested in the Company and an Oaktree-managed fund was actively pursuing other shipping-related investments.  In addition, Mr. Georgiopoulos advised the board that he was considering receiving an economic interest, and ultimately did receive an economic interest, in a third party debt investment in the Company along with certain potential investors including Oaktree. In response, the Company appointed a committee of independent directors (the “Independent Committee”) to oversee and advise on the investment transaction.

Under the direction of the Independent Committee and with the advice of special counsel as well as two investment banks (Jefferies and Allen & Co.), the Company undertook a process to identify potential new financing transactions.   As part of the process run by the Independent Committee, Jefferies approached twelve financial investors, seven of whom signed confidentiality agreements.  Ultimately, the Company received proposals from King Street, Cerberus and Oaktree-managed funds.

After consideration of the three proposals, the Independent Committee selected the proposal in March 2011 submitted by the Oaktree-managed funds (the “Oaktree Proposal”) as the proposal that provided maximum near term liquidity enhancement without unduly impairing the rights of equity holders.  The Oaktree Proposal was deemed superior because it would replace approximately $200 million in existing senior secured debt with new junior secured debt with a seven year maturity, resulting in no material increase in net debt or secured debt for the Company.  Additionally, the new debt under the Oaktree Proposal would accrue interest on a PIK basis with no amortization, thereby materially reducing the Company’s overall cash interest expense.  Finally, the Oaktree Proposal offered the least amount of dilution to equity holders, providing the Oaktree-managed funds with warrants for 17% of the Company’s equity.  In contrast, the King Street proposal, through which King Street offered to lend the Company $150 million under floating rate second lien convertible notes, did not provide sufficient new money to refinance the Prepetition 2011 Facility.  Similarly, the Cerberus proposal, which offered a $250 million infusion of preferred stock, was rejected based on, among other things, excessive dilution to existing equity (of approximately 50%), significant cash fees and interest obligations on the preferred shares, near term maturities of the preferred shares, and a greater all-in cost of capital.  In the course of evaluating the three proposals, the Independent Committee asked for and received fairness opinions from both Jefferies and Allen & Co.

On March 29, 2011, the Debtors entered into the OCM Credit Agreement, which closed on  May 6, 2011.  Under the terms of the OCM Facility, (i) OCM agreed to provide the Debtors with a loan of $200 million with interest “payment in kind” (“PIK”) secured by a third lien on substantially all of the Debtors’ assets and guaranteed by all of the Debtors’ active entities, and (ii) the Debtors agreed to issue warrants for the purchase of approximately 17% of the Debtors’ outstanding common stock after giving effect to the transaction.14

14 In connection with the OCM Facility, Mr. Georgiopoulos was granted a limited partnership interest in a limited partnership which is controlled and managed by affiliates of OCM (the “OCM Marine Holdings TP, L.P.”).  This was disclosed to the Independent Committee who reviewed and approved the transaction.  No cash or other consideration was provided to Mr. Georgiopoulos in connection with the transaction. OCM Marine Holdings TP, L.P. and its subsidiaries hold the entire loan made under the OCM Credit Facility, as well as all of the detachable warrants issued by the Company in connection therewith.  On January 7, 2012, Mr. Georgiopoulos assigned 100% of his interests in OCM Marine Holdings TP, L.P. to the Company pursuant to an Assignment of Limited Partnership Interest and an amended and restated exempted limited partnership agreement of OCM Marine Holdings TP, L.P.  (the “Partnership Agreement”).  Under the Partnership Agreement, the Company is entitled to an interest in OCM Marine Holdings TP, L.P. distributions, which in the aggregate will not exceed 4.9% of all distributions made by the OCM Marine Holdings TP, L.P. (the “OCM Marine Holdings TP, L.P. Partnership Interests”), provided that no distributions will be made to the Company in respect of the OCM Marine Holdings TP, L.P. Partnership Interests until the other investors in the partnership have received distributions equal to the amount of their respective investments. The Company does not have any rights to participate in the management of OCM Marine Holdings TP, L.P., and the Company has not made and is not required to make any investment in the OCM Marine Holdings TP, L.P.

Substantially all of the proceeds from the OCM Facility were used to repay a portion of the principal amounts outstanding under the Prepetition 2010 Facility and the Prepetition 2011 Facility.15 The remainder of the proceeds (approximately $12 million) were used to pay fees to the Prepetition Senior Lenders in connection therewith and pay third party transaction expenses.  No Oaktree-related entity was paid any fees in connection with the OCM Credit Agreement.

In connection with the OCM Facility, the Debtors amended and extended their existing secured facilities on favorable terms, and obtained a principal amortization waiver under the Prepetition 2011 Facility of approximately $69 million per year.  In addition, because the interest expense for the OCM Facility provided for PIK, this immediately reduced cash otherwise required to service their previous cash-pay interest obligations, resulting in annual cash savings of approximately $8.5 million.

2.           The Sale-Leaseback Transaction.

To monetize the value of certain of the vessels and raise liquidity to repay the Debtors’ indebtedness under the Bridge Loan Facility, on February 7, 2011, certain of the Debtors completed a sale leaseback transaction (the “Sale-Leaseback Transaction”) with affiliates of Northern Shipping Fund Management Bermuda Ltd. (“Northern Shipping”), pursuant to which the Debtors sold certain vessels to Northern Shipping which, in turn, chartered the vessels back to the Debtors under bareboat charters for a period of seven years.  The Sale-Leaseback Transaction generated total net proceeds of $61.7 million, which were used in part to satisfy the Debtors’ obligations under the Bridge Loan Facility.

3.           The Vessel Sales.

In early 2011, the Debtors undertook to restructure their fleet, and sold 5 older vessels in 2011 which were expected to have a limited useful life and earnings potential.  The sales generated net proceeds of $41.5 million which was used primarily to reduce the Debtor’s existing senior indebtedness. In addition, the Debtors directly decreased their operating costs by over $12 million as these vessels were scheduled to dry dock in 2011.

4.           The Common Stock Offerings.

Following entry into the Oaktree transaction, the Debtors were able to execute a number of common stock public offerings.  In April 2011, the Debtors issued 26,450,000 shares of common stock, resulting in net proceeds of approximately $50 million.  The proceeds of this equity offering were used to fund delivery of the seventh and last Metrostar Vessel and enhance working capital.16

15 Due to timing issues, on April 26, 2011, the Company made a scheduled payment of $47.6 million under the Prepetition 2011 Facility.  A portion of the proceeds under the OCM Facility was utilized to replace the cash used in connection with the payment.

Additionally, on June 9, 2011, the Debtors entered into separate open market sale agreements with two investment banks (the “At-Market Agreements”) for sales of the Debtors’ common stock primarily by means of ordinary brokers’ transactions on the New York Stock Exchange at market prices prevailing at the time of sale, at prices related to the prevailing market prices, or at negotiated prices.  As of July 2011, the Debtors issued an aggregate total of 5,485,796 shares of its common stock under the At-Market Agreements for net proceeds of approximately $8.0 million.

D.      Reduced Liquidity and Credit Agreement Amendment.

The Company implemented the measures outlined above in their attempt avoid potential liquidity, debt covenant, and debt maturity issues.  Projections at the time indicated that in the absence of these measures, the Company would be unable to satisfy scheduled paydown obligations on the existing credit agreements, and would be in default on certain debt covenants by no later than the fourth quarter of 2011.  The Company also believed, based upon expectations about the future direction of charter rates that were widely shared by the industry and the market, that these measures – particularly entry into the OCM Credit Agreement and accompanying modifications to the existing credit agreements – would provide the Debtors ample liquidity to weather the downturn and satisfy their obligations on an ongoing basis, and were therefore in the Company’s best interest.

Contrary to widely-held expectations, since May 2011, industry-wide charter rates continued to significantly decline.  The impact was particularly difficult on the Debtors because several of their time charters at above-market charter rates expired during this time, requiring the Debtors to enter into new time charters at lower prevailing-market rates. For the six months ended June 30, 2011, the Debtors’ adjusted EBITDA decreased by 38% to $37.2 million from $59.8 million for the same period in the 2010.

Overall, since 2008, the Company’s time charter equivalent (“TCE”) decreased more than 53% from $35,896 for the fiscal year ending December 31, 2008 to $16,813 for the nine months ended September 30, 2011.  The Company’s twelve month net voyage revenue decreased from $271.6 million in fiscal year ending December 31, 2008 to $150.4 million for nine months ended September 30, 2011, notwithstanding that the Company’s average fleet size increased from 21.5 to 34.6 vessels during this time.  Decreased revenues have in turn led GMR’s adjusted EBITDA to decline over the same time period.  Full year adjusted EBITDA decreased from $127.8 million in 2008 to $100.8 million in 2010 to adjusted EBITDA of $51.1 million for the twelve months ended September 30, 2011.

In early September 2011 the Debtors and their professionals initiated active discussions with certain holders of the Senior Notes, the OCM Facility Lenders, and the Prepetition Senior Lenders to explore de-leveraging options as well as a process for a comprehensive restructuring of the Debtors’ balance sheet.  Each of these creditor constituents hired separate counsel and financial advisors and entered into non-disclosure agreements with the Debtors to facilitate the information flow necessary to negotiate a restructuring of the Debtors’ financial obligations.

 16 As reflected in public disclosures filed with the SEC, approximately 1.1 million shares of common stock in this offering were purchased by directors and officers of GMR.

Initially, the negotiation efforts focused on reaching a consensual out-of-court restructuring among the parties.  The Debtors, with the assistance of their financial advisor, Moelis & Company LLC (“Moelis”), coordinated a comprehensive process to identify a strategic or financial party to provide equity financing for the Company.  Specifically, the Debtors sought a capital infusion to be provided by any of the creditor constituents or a third party, sufficient to bridge the gap until charter rates normalize and the Company is able to begin generating positive cash flow.  In connection with that process, Moelis contacted seventeen financial and strategic investors.  Of these parties, four third-party investors executed non-disclosure agreements.  However, due to, among other things, the continued drop in charter rates, continued problems in the oil tanker industry, and the Debtors’ worsening liquidity situation, an out-of-court capital infusion was not viable.

Under the Prepetition 2010 Credit Agreement, the Debtors were required to make an amortization payment of approximately $7.4 million by September 30, 2011 (the “Amortization Payment”) to pay down the Prepetition 2010 Facility.  Given the Debtors’ decreasing cash reserves and the uncertain prospect of improved operating results, in September 2011 the Debtors negotiated with the Prepetition Senior Lenders and the OCM Facility Lenders regarding the potential breach of certain financial covenants under the Prepetition 2010 Credit Agreement, the Prepetition 2011 Credit Agreement, and the OCM Credit Agreement (collectively, the “Prepetition Credit Agreements”) relating to the required minimum balance in cash, cash equivalents, and lending availability under the Prepetition Credit Agreements (collectively, the “Minimum Cash Balance Covenants”).

On September 30, 2011, the Debtors entered into amendments (collectively, the “Credit Agreement Amendments”) to the Prepetition 2011 Credit Agreement, the Prepetition 2010 Credit Agreement, and the OCM Credit Agreement.  The Credit Agreement Amendments waived the Minimum Cash Balance Covenants through November 10, 2011 (the “Waiver Date”), but required the Debtors to make the Amortization Payment, further deteriorating the Debtors’ liquidity.  On the Waiver Date, the Minimum Cash Balance Covenants were further waived through November 15, 2011.

As the prospects for an out-of-court solution diminished, the Company sought financing in connection with a possible bankruptcy filing.   In October 2011, the Debtors and their advisors entered into extensive arm’s-length negotiations with the Prepetition Senior Lenders, the OCM Facility Lenders, and an ad hoc committee of the Senior Notes, as well as third parties, regarding the terms of potential debtor-in-possession financing necessary to provide the Debtors with sufficient liquidity to sustain operations without material disruption to their business.   Based on the Debtors’ evaluation of all the alternatives available, the Debtors determined that the financing proposal offered by a steering committee of the Prepetition Senior Lenders (the “Steering Committee”) offered the best option for debtor-in-possession financing.  On November 8, 2011, the Debtors entered into a commitment letter with the Steering Committee, providing the Debtors a fully underwritten $75 million “new” money debtor-in-possession financing facility (the “DIP Facility”), agented by Nordea and provided by certain of the Prepetition Senior Lenders.

E.      Prepetition Marketing Efforts.

At the same time the Debtors were completing the DIP Facility commitment, the Debtors continued to negotiate with the holders of the Senior Notes, the OCM Facility Lenders and the Prepetition Senior Lenders on the structure of a long term plan to de-lever the Debtors’ balance sheet and provide a capital infusion to strengthen the Debtors’ liquidity situation. The Debtors also continued their extensive marketing efforts to identify new sources of capital to provide such a capital infusion.

As a result of the Debtors’ efforts, they received an equity investment proposal from OCM and certain funds affiliated with OCM (collectively, the “Oaktree Supporting Parties”) as well as a proposal from an ad hoc committee of holders of the Senior Notes (the “Senior Noteholder Proposal”).  At the same time the Debtors were evaluating the proposal by the Oaktree Supporting Parties and the Senior Noteholder Proposal, the Debtors continued a marketing process to (i) seek an alternative proposal and (ii) assist the Debtors and their advisors in negotiating improved terms.  Specifically, after receiving the Oaktree Supporting Parties’ proposal, Moelis contacted seventeen financial and strategic investors – including hedge funds, private equity firms and strategic buyers – requesting alternative proposals for the investment of new capital, in an amount of no less than $100 million, either in connection with an in-court or an out-of-court restructuring.  Each of these potential investors had knowledge of, or was active in, the shipping industry; possessed the ability to conduct their own due diligence, and had access to, or the ability to access, the necessary capital to make a competing new equity investment proposal; and, consequently, were the investors most likely to express an interest in the investment of new capital in the Company.

Despite their efforts, the Debtors did not receive any offers for a comprehensive restructuring other than the Oaktree Supporting Parties’ proposal and the Senior Noteholder Proposal.  While the Oaktree Supporting Parties’ restructuring proposal provided the Company with much needed new capital, the Noteholders’ Proposal did not contain any committed capital or definitive terms for a restructuring.  Moreover, during extensive negotiations in the weeks leading up to the Petition Date, the Debtors were able to secure several important concessions from the Oaktree Supporting Parties, including the inclusion in the Restructuring Support Agreement (and subsequently the Equity Purchase Agreement) of a “go-shop” provision that allowed the Debtors to continue their marketing efforts through the beginning of the Confirmation Hearing.

In consultation with their advisors and following the consideration of both the Oaktree Supporting Parties’ proposal and the Senior Noteholder Proposal by a restructuring oversight transaction committee comprised of independent members of the Board of Directors, the Debtors ultimately selected the Oaktree Supporting Parties’ proposal as their de facto “stalking horse” bid for a comprehensive restructuring through sponsorship of a chapter 11 plan.

F.             The Restructuring Support Agreement.

On November 16, 2011, the Debtors entered into an agreement with the OCM Facility Lenders and certain Prepetition Senior Lenders to effectuate a financial restructuring designed to substantially reduce debt and re-capitalize the Company, enhance the Company’s liquidity, and solidify the Company’s long-term growth prospects and operating performance.  The parties executed a restructuring support agreement (as subsequently amended, the “Restructuring Support Agreement”) and an equity commitment letter (the “Equity Commitment Letter”).  Through the Equity Commitment Letter, the Debtors obtained a commitment for an equity investment of $175 million – the New Equity Investment – to be funded concurrently with the effectiveness of the Plan by the Oaktree Plan Sponsors.  Together with an exit facility (i.e., the New Senior 2010 Facility and the New Senior 2011 Facility), the New Equity Investment will provide for the reorganized Debtors’ post-Effective Date working capital needs. Through the Restructuring Support Agreement, the Debtors obtained the support of the OCM Facility Lenders and over two-thirds of the Prepetition Senior Lenders for the Plan.  Importantly, the Debtors have obtained the support of additional Prepetition Senior Lenders since the Petition Date.

The Restructuring Support Agreement committed the parties to negotiate in good faith certain definitive documents, including the Plan (on terms consistent with the terms set forth in the term sheet attached to the Restructuring Support Agreement), this Disclosure Statement, and the Equity Purchase Agreement, discussed below.  The Restructuring Support Agreement obligates the consenting lenders to, among other things, vote to support the Plan.  The Restructuring Support Agreement and the Equity Purchase Agreement committed the Debtors to satisfying certain restructuring milestones (unless otherwise modified by OCM and the Oaktree Plan Sponsors) including, among others, that the Debtors:

•	file a motion seeking approval of the Equity Purchase Agreement within five days of the Petition Date, which was accomplished on November 22, 2011 [Docket No. 49];

•
obtain an order by the Court approving the Equity Purchase Agreement, including the fees contemplated thereby, on the date of the Court’s final approval of the DIP Order, which was accomplished on December 15, 2011 [Docket No. 140];

•	file this Disclosure Statement and the Plan on or before January 4, 2012 (which was later extended to January 31, 2012) and which was accomplished on the date hereof;

•	obtain entry of an order approving this Disclosure Statement within 40 days thereof, which was accomplished on February 29, 2012 [Docket No. 341];

•	commence the Confirmation Hearing within 50 days of the date of entry of the Disclosure Statement Approval Order, which date is currently scheduled for April 25, 2012; and17

•	obtain entry of an order approving the Plan in a form acceptable to a requisite group of supporting creditors within 10 days after commencement of the Confirmation Hearing.

Importantly, the Equity Commitment Letter and the Restructuring Support Agreement provided the Debtors with the ability to seek an alternative investment agreement until the hearing on confirmation of the Plan.  Thus, while the Debtors pursue the Plan, they are continuing to seek an alternative investment on terms that are superior to the Equity Commitment Letter and in the best interests of the Debtors and their constituencies.  In the event that the Debtors fail to timely achieve one or more of the milestones set in the DIP Credit Agreement (as defined below), the Debtors must implement a process to sell substantially all of their assets in accordance with the Bidding Procedures Order (as defined below) and the Sale Order (as defined below).

V.  THE CHAPTER 11 CASES

On November 17, 2011, the Debtors filed voluntary petitions under chapter 11 of the Bankruptcy Code in the Bankruptcy Court.  The Chapter 11 Cases are being jointly administered for procedural purposes under case number 11-15285 (MG).  The Debtors have continued to operate as debtors-in-possession, subject to the supervision of the Bankruptcy Court and in accordance with the provisions of the Bankruptcy Code.  An immediate effect of the filing of the Chapter 11 Cases was the imposition of the automatic stay under section 362 of the Bankruptcy Code, which, with limited exceptions, enjoined the commencement or continuation of: (1) all collection efforts by creditors; (2) enforcement of Liens against any Assets of the Debtors; and (3) litigation against the Debtors.  On the Petition Date, or shortly thereafter, the Bankruptcy Court approved certain orders to minimize the disruption caused by the chapter 11 filing of the Debtors’ business operations and to facilitate their reorganization.

A.      Significant First Day Motions and Retention of Professionals.

To ensure a smooth transition to operations in chapter 11, the Debtors filed a number of motions with the Bankruptcy Court seeking relief designed to, among other things, prevent interruptions to the Debtors’ business, ease the strain on the Debtors’ relationships with certain essential constituents, including employees, vendors, customers and utility providers, provide access to immediate financing and allow the Debtors to retain certain advisors to assist them with the administration of the Chapter 11 Cases.  At a hearing held on November 17, 2011, the Bankruptcy Court entered several orders granting the Debtors’ initial requests for relief, as discussed below.  Specifically, the Bankruptcy Court entered orders authorizing the Debtors to, among other things: (i) pay prepetition compensation, benefits and employee expense reimbursements to employees, as well as continue certain workers’ compensation programs and insurance policies; (ii) pay certain insurance obligations of the Debtors; (iii) grant administrative expense status to uncertain undisputed obligations to vendors arising from postpetition delivery goods and services ordered before the Petition Date; (iv) pay prepetition claims of critical and foreign vendors and pay certain vendors entitled to administrative priority under Bankruptcy Code sections 503(b)(9);18 and (v) provide adequate assurance of payment to the Debtors’ utilities providers.  The Bankruptcy Court also subsequently entered orders granting relief from certain administrative requirements of the Bankruptcy Code, and authorizing the Debtors to continue their existing cash management system.

 17 OCM and the Oaktree Plan Sponsors agreed to extend the milestone for commencement of the Confirmation Hearing to April 25, 2012.

In addition, the Debtors filed several applications seeking orders authorizing the retention of certain professionals.  Specifically, the Debtors filed applications, which have been approved by the Bankruptcy Court, to retain (i) Kramer Levin Naftalis & Frankel LLP, as lead bankruptcy counsel, (ii) Curtis, Mallet-Prevost, Colt & Mosle LLP, as conflicts counsel, (iii) Moelis & Company LLC, as financial advisor; and (iv) certain ordinary course professionals. On January 12, 2012, the Court also authorized the retention of Deloitte & Touche LLP, as independent auditor and Deloitte Financial Advisory Services LLP as bankruptcy administration consultant.

B.      DIP/Cash Collateral.

At the outset of the Chapter 11 Cases, the Debtors focused on negotiating and obtaining a DIP financing facility that would provide liquidity and ensure continued operations throughout the Chapter 11 Cases, and upon emergence from bankruptcy. With the assistance of their investment banker, Moelis, the Debtors’ management team engaged in a competitive process to procure the best available postpetition financing facility which resulted in competing DIP financing proposals. Ultimately, the Debtors entered into a credit agreement with certain of the Prepetition Lenders including Nordea Bank Finland, plc, New York Branch, DNB Bank ASA, HSH Nordbank AG, Citibank, N.A., Skandinaviska Enskilda Banken AB (publ) and The Royal Bank of Scotland (the “DIP Credit Agreement”) to obtain a $75 million DIP Facility, which may be increased by $25 million subject to an order of the Court, the agreement of the applicable lenders and the satisfaction of other conditions.

On the Petition Date, the Debtors filed a motion for approval of the DIP Facility.  On November 18, 2011 and December 15, 2011, the Bankruptcy Court entered interim and final orders, respectively, (collectively, the “DIP Orders”) authorizing the Debtors to, among other things, (a) enter into the DIP Facility, consisting of (i) a $35 million revolving credit facility and (ii) a $40 million term loan facility; and (b) grant adequate protection to the Debtors’ secured lenders.  The DIP Facility provides the Debtors with several operational benefits, including providing the Debtors with liquidity for the Chapter 11 Cases.  Approval of the DIP Facility sent a clear message to the Debtors’ vendors, customers and stakeholders that the Debtors have the confidence of their lenders and the resources necessary to improve their financial performance and right-size their capital structure through chapter 11.

18 The final order authorizing the Debtors to pay prepetition claims of critical and foreign vendors (the “Critical Vendor Order”) authorized the payment of up to $22 million to critical and foreign vendors.

The DIP Facility contains certain deadlines and requirements regarding the Chapter 11 Cases and the Plan with which the Debtors must comply.  These deadlines and requirements were negotiated to provide the Debtors with an adequate runway within which to accomplish a chapter 11 reorganization.  Importantly, the DIP Lenders have agreed that the Plan, which is being pursued in accordance with the milestones, satisfies these requirements.  To the extent the Debtors are not able to satisfy the milestones and plan requirements, however, the terms of the DIP Facility require the sale of substantially all of the Debtors’ assets pursuant to section 363 of the Bankruptcy Code in accordance with the procedures discussed below.

C.      The Equity Purchase Agreement.

After extensive marketing efforts before the Petition Date (as is further described in section IV.  E.), the Debtors identified the New Equity Investment as the best source of new equity financing available at the time.  On November 22, 2011, the Debtors filed a motion for entry of an order authorizing them to enter into an equity purchase agreement (the “Equity Purchase Agreement”) for a $175 million equity investment by the Oaktree Plan Sponsors and to pay certain fees in connection therewith [Docket No. 51] (the “Equity Purchase Agreement Motion”).  After filing the Equity Purchase Agreement Motion, the Creditors’ Committee filed an objection to certain of the milestones and fee provisions of the Equity Purchase Agreement.  On December 14, 2011, following arm’s-length negotiations among the Debtors, the Oaktree Plan Sponsors and the Creditors’ Committee, the Debtors submitted a revised order authorizing entry into the Equity Purchase Agreement, which resolved the Creditors’ Committee’s objections.  The revised order was entered by the Court on December 15, 2011 (the “Equity Purchase Agreement Order”) [Docket No. 140].

The Equity Purchase Agreement governs the terms of the New Equity Investment by which the Oaktree Plan Sponsors will fund the Plan with a $175 million equity investment, less any proceeds received as part of the Rights Offering (if any) concurrently with the effectiveness of the Plan.  Through the New Equity Investment, the Plan will provide for the payment in full of all Administrative Claims and Priority Claims against the Debtors as well as postpetition financing claims during the course of the Chapter 11 Cases.  Consistent with the Debtors’ rights under the Restructuring Support Agreement and the Equity Commitment Letter, the Equity Purchase Agreement contains a “go-shop” clause that preserves the Debtors’ ability to continue to affirmatively explore alternative, more favorable restructuring transactions from third parties through the commencement of the Confirmation Hearing.

The Equity Purchase Agreement grants the Oaktree Plan Sponsors certain protections, including, among other things, a commitment fee (i.e., the Commitment Fee GMR Warrants) and, in the event that the Equity Purchase Agreement is terminated by the Company in accordance with its fiduciary duties, payment of a break-up fee in the amount of $7.75 million and the reimbursement of all reasonable and documented advisory fees and out-of-pocket costs and expenses that have been or are incurred by Oaktree Plan Sponsors in connection with these Chapter 11 Cases prior to the termination date.  The Equity Purchase Agreement also provides for certain conditions to funding, including the absence of any material adverse effect and minimum unrestricted cash of $20 million on hand after a $75 million paydown of claims arising under the Prepetition Senior Credit Agreements, the payment of the DIP Facility Claims in cash, and other payments to be made under the Plan.

Through the beginning of the hearing on confirmation of the Plan, the Debtors will continue (and have continued) to seek an alternative investment from a third party to provide a more favorable reorganization.  In the absence of an alternative investment from a third party, the Plan will allow the Debtors to emerge from bankruptcy quickly with viable and competitive business operations going forward.  (See section V.  F, for additional information concerning the Debtors’ marketing efforts.)  Upon de-leveraging its balance sheet through the comprehensive financial restructuring under the Plan, the Debtors will be able to “right-size” their balance sheet, while preserving the business of a prominent international shipping company and approximately over 1,000 jobs.

D.      The Bidding Procedures and Sale Motion.

The DIP Lenders, mindful of risks and costs associated with an extended chapter 11 case, conditioned their agreement to lend on the Debtors’ commitment to achieve certain restructuring milestones (the “Lenders’ Milestones”).  Specifically, the DIP Credit Agreement required the Debtors to obtain pre-approval of the procedures for the sale of their assets that will take effect in the event of – and only in the event of – notice by the collateral agent under the DIP Credit Agreement of the Debtors’ noncompliance with any of the Lenders’ Milestones.  In order to comply with this requirement, on November 23, 2011, the Debtors filed a motion for entry of (a) an order approving bidding procedures, assumption and assignment procedures, and a break-up fee and expense reimbursement (the “Bidding Procedures Order”) and (b) an order approving the sale of the Debtors’ assets and authorizing the assumption and assignment of certain executory contracts and unexpired leases (the “Sale Order”).

On December 15, 2011, the Court entered the Bidding Procedures Order, which will only take effect if the Debtors fail to achieve the Lenders’ Milestones.  As the Debtors are pursuing the Plan in a manner that is designed to satisfy the Lenders’ Milestones, none of the procedures or protections set forth in the Bidding Procedures Order will be implemented so long as the Plan is confirmed.

E.      Official Committee of Unsecured Creditors.

On November 29, 2011, in accordance with section 1102 of the Bankruptcy Code, the United States Trustee for the Southern District of New York (the “U.S. Trustee”) appointed an official committee of unsecured creditors in the Chapter 11 Cases (the “Creditors’ Committee”) consisting of the following members:

Bank of New York Mellon Corporate Trust 101 Barclay Street - 8 West New York, New York 10286 David M. Kerr - Vice President Telephone: (212) 815-5650 Fax: (732) 667-9322	Stone Harbor Investment Partners 31 West 52nd Street - 16th Floor New York, New York 10019 Attention: Teresa Fox Telephone: (212) 548-1011 Fax: (212) 548-1220	Delos Investment Management 2101 Cedar Springs Road Suite 1525 Dallas, Texas 75201 Attention: Brian Ladin, Partner Telephone: (214) 466-2030 Fax: (214) 466-2035

Fratelli Cosulich LDA Madeira 1099 Wall Street West - Suite 138 Lyndhurst, New Jersey 07071 Attention: Fabrizio Forghieri, Manager Telephone: (201) 372-1790 Fax: (201) 372-1761	Ultramar Agencia Maritima Ltda. P.O. Box 131-34 El Golf El Bosque Norte 500 - 17th Floor Las Condes - Santiago, Chile Postal Code: 755-0092 Attention: Sebastian Moura – Controller

The Creditors’ Committee subsequently retained Jones Day, as legal counsel [Docket No. 189], (ii) Perella Weinberg Partners LP as financial advisors [Docket No. 191], and (iii) Lowenstein Sandler PC, as special counsel [Docket No. 190].

On December 21, 2011, Fratelli Cosulich LDA Madeira resigned from the Creditors’ Committee [Docket No. 176].

F.      The Debtors’ Postpetition Marketing Process.

As discussed in section IV.  E, prior to the Debtors’ entry into the Restructuring Support Agreement, Moelis engaged in an extensive marketing process to seek a strategic or financial party to provide equity financing to the Company.  The Restructuring Support Agreement and the Equity Purchase Agreement preserved the Debtors’ right to “go-shop” for an alternative transaction for the Company through commencement of the Confirmation Hearing.  To take full advantage of this right, Moelis and the Debtors’ other restructuring professionals have been conducting and will continue to conduct an extensive marketing process in an attempt to attract higher and better offers.  To date, Moelis has contacted 73 parties in an attempt to attract new offers.  Such parties were invited to enter into confidentiality agreements, after which they have access to data rooms, financial models, and other tools which may assist them in deciding whether to make an equity commitment offer to fund a plan of reorganization. Of the 73 parties that Moelis has contacted to solicit interest in a transaction to date, 24 parties requested and were sent process letters and confidentiality agreements so that they could proceed with the diligence and proposal process.  Seven parties were ultimately given data room access.  The process letter declared the Debtors’ intention to evaluate all credible and viable proposals that will maximize value for all of the Company’s constituents and without any preconditions or minimum proposal amount. In addition, the process letter provided instructions for how interested parties could proceed with acquiring more information about the Company and formulate a bid.  The process letter explained that proposals may indicate one (or some combination) of the following: (i) an alternative plan sponsor proposal; (ii) a purchase price for 100% of the Company, including the proposed treatment of all claims; (iii) a purchase price for the desired asset portfolio, including proposed treatment of claims in the desired asset portfolio; or (iv) a purchase price for the individual assets, including the proposed treatment of claims per asset.  Detailed suggestions were also provided in the process letter with respect to certain issues and terms that a proposal should address to allow the Debtors to properly evaluate a proposal’s merits.

Moelis also took steps to ensure that the marketing process remained open to new entrants, including, among other steps, contacting the financial advisors for the Creditors’ Committee and the Prepetition Senior Lenders to request the names of additional potential investors.  See Article VIII.  B of the Plan of the Plan regarding additional details with respect to this marketing process.

G.      Negotiations with the Creditors’ Committee.

Under the Restructuring Support Agreement entered into prior to the Petition Date, the Debtors were required to file the Plan and Disclosure Statement consistent with its terms by January 4, 2012.  In an effort to obtain a global resolution of the Creditors’ Committee’s objections to the Final DIP Order and the order approving Equity Purchase Agreement contemplated by the Restructuring Support Agreement, on December 15, 2011, the Oaktree Plan Sponsors agreed to extend the deadline to file the Plan and the Disclosure Statement to January 18, 2012, with the understanding that the parties would work to reach consensus on a Plan agreeable to the Debtors and the Creditors’ Committee.   To that end, during the first week of January 2012, the Oaktree Plan Sponsors presented an offer to the Debtors and the Creditors’ Committee that the Oaktree Plan Sponsors believed provided a framework for a potential settlement with the Creditors’ Committee.  Subsequently, the Creditors’ Committee communicated to the Debtors and the Oaktree Plan Sponsors that it desired to discuss settlement options with a broader group of unsecured creditors, including certain holders of the Senior Notes Claims.  To allow those discussions to occur, the Oaktree Plan Sponsors agreed to a further extension of the deadline to file the Plan under the Equity Purchase Agreement to January 31, 2012 (which is the last day to file the Plan and the Disclosure Statement under the Final DIP Order, absent an agreement from the DIP Lenders).  On January 23, 2012, the Creditors’ Committee presented a proposal to the Debtors and the Oaktree Plan Sponsors.  The Oaktree Plan Sponsors were not supportive of the Creditors’ Committee’s proposed terms.  However, to avoid the cost associated with a contested confirmation hearing  in the Chapter 11 Cases, on January 27, 2012, the Oaktree Plan Sponsors presented the Debtors and the Creditors’ Committee with another proposal that the Oaktree Plan Sponsors believed would provide a greater recovery to General Unsecured Creditors than they are otherwise entitled to under applicable law.  Notwithstanding these significant discussions, as of the time of the filing of the Disclosure Statement, the Creditors’ Committee is not supportive of the Plan.  The Debtors and the Oaktree Plan Sponsors believe that the Plan as proposed is in the best interests of the Debtors’ estates and all of the Debtors’ stakeholders.

H.      Settlement with OCM.

The Plan currently provides that one element of, and in consideration for, an overall negotiated settlement of numerous disputed Claims and issues embodied in the Plan, pursuant to Bankruptcy Rule 9019 and section 1123 of the Bankruptcy Code and in consideration for the distributions, releases and other benefits provided under the Plan, the provisions of the Plan will upon Consummation constitute a good faith compromise and settlement between the Debtors, OCM  and the Oaktree Plan Sponsors arising from or related to (i) the amount of the OCM Facility Secured Claim for allocation purposes under the Plan, (ii) the total enterprise value of the Debtors’ estates and the Reorganized Debtors for allocation purposes under the Plan, (iii) the ability for certain General Unsecured Creditors of the Guarantor Debtors to participate in the Rights Offering, (iv) the amount of the New GMR Warrants, and (v) OCM’s agreement not to receive a distribution on account of the OCM Facility Deficiency Claims, provided, however, that OCM and the Oaktree Plan Sponsors reserve all of their respective rights in respect of the Plan in the event that, for any reason, the Confirmation Order is not entered or the Effective Date does not occur.19  In addition, the Plan will upon consummation constitute a good faith compromise and settlement between the Debtors, OCM, the holders of the Prepetition 2010 Facility Claims and the holders of Prepetition 2011 Facility Claims that are party to the Restructuring Support Agreement arising from or related to the Prepetition 2010 Facility Claims and the Prepetition 2011 Facility Claims.  The entry of the Confirmation Order will constitute the Bankruptcy Court’s approval of each of the foregoing compromises or settlements and all other compromises and settlements provided for in the Plan, and the Bankruptcy Court’s findings will constitute its determination that such compromises and settlements are in the best interests of the Debtors, their estates, creditors, and other parties in interest, and are fair, equitable, and within the range of reasonableness.

The Debtors do not believe that the Reorganized Debtors’ current total enterprise value is sufficient to support a recovery to General Unsecured Creditors, other than on account of the OCM Marine Holdings TP, L.P. Partnership Interests.  As discussed more fully below, as of the filing of the Disclosure Statement, based on the Debtors’ extensive marketing efforts, the implied total enterprise value of the Reorganized Debtors is between approximately $936 million and $1,188 million.20  In addition, the aggregate average fleet valuations for the Debtors’ fleet received in January 2012 ranged from approximately $1,024 million to $1,042 million.  In order for the General Unsecured Creditors to be entitled to a recovery under the Plan, the Reorganized Debtors’ total enterprise value must exceed at least $1,165 million and potentially up to $1,188 million.

To determine the allocation of equity in the Reorganized Debtors between the OCM Facility Secured Claims and the New Equity Investment, the Debtors and OCM were required to stipulate to an allowed amount of the OCM Facility Secured Claim.  As part of the extensive good-faith settlement discussions among the Debtors, OCM, and the Prepetition Secured Lenders party to the Restructuring Support Agreement, the parties agreed that the secured portion of OCM’s claims on account of the OCM Facility (defined as the OCM Facility Secured Claim) will be $175 million for allocation purposes.  The parties’ allocation of $175 million of value on account of the OCM Facility Secured Claim is fully supported by the appraisals, which imply that the OCM Facility Secured Claim has a value of between $174 million and $192 million.  In addition, OCM will not participate in the distribution of New GMR Warrants or the Rights Offering on account of the OCM Facility Deficiency Claims, but will continue to backstop the New Equity Investment.  This settlement is an agreement as to the allocation of value on account of the OCM Facility Secured Claim and the agreement not to participate in the distribution of New GMR Warrants or the Rights Offering on account of the OCM Facility Deficiency Claim is part of a holistic settlement between all parties to the Restructuring Support Agreement, including the Debtors, OCM, and those Prepetition Secured Lenders party to the Restructuring Support Agreement.

19 The legal standards required to approve settlements under the Plan will be fully briefed at confirmation.

20 The total enterprise value of $1,188 million assumes the 10% prepayment premium contained in the OCM Credit Agreement (the “Prepayment Premium”) is enforceable.  At this time, the Debtors have not taken a position on the enforceability of the Prepayment Premium.

As part of the global settlement of OCM’s secured Claim, the Debtors requested and OCM consented to allow qualified holders of General Unsecured Claims at the Guarantor Debtors to purchase New GMR Common Stock by participating in the Rights Offering.  Under the proposed Rights Offering, Eligible Rights Offering Offerees will receive, as part of the treatment of their Claims, the right to acquire up to 17.5% of the New GMR Common Stock (on an undiluted basis) for up to $61.25 million (equal to 35% of the $175 million New Equity Investment).  Importantly, the Eligible Rights Offering Offerees are being offered the right to purchase New GMR Common Stock on the same economic terms as the Oaktree Plan Sponsors. 21

I.       Summary of the Rights Offering.

The Equity Purchase Agreement and the Restructuring Support Agreement preserved the Debtors’ ability to conduct a rights offering through the Plan with the Oaktree Plan Sponsors’ approval.  As discussed above, as part of the settlement with OCM, the Debtors will conduct the Rights Offering to raise new capital which will be used, in conjunction with the New Equity Investment, to fund the Plan. Through the proposed Rights Offering, Eligible Rights Offering Offerees will receive, as part of the treatment of their Claims, the right to participate in an aggregate investment of up to $61.25 million (equal to 35% of the $175 million New Equity Investment) in exchange for up to 17.5% of the New GMR Common Stock (on an undiluted basis), on the same economic terms as the New Equity Investment being made by the Oaktree Plan Sponsors.

Participation in the Rights Offering will be available to any (a)(i) a Record Date Holder, (ii) Executory Contract/Unexpired Lease Rejection Holder or (iii) a Transferee that, in  each case, (b) submits an Investor Certificate in accordance with the Rights Offering Procedures no later than March 26, 2012 certifying that such offeree is a qualified institutional buyer, as such term is defined in Rule 144A promulgated under the Securities Act (a “QIB”), or an Accredited Investor (as such term is defined in Rule 501 of the Regulation D of the Securities Act) and whose Claim is Allowed in full, or in part, as of March 26, 2012 (an “Eligible Rights Offering Offeree”); provided, however, that a  holder that has transferred a particular Allowed General Unsecured Claim in accordance with the Rights Offering Procedures shall no longer be deemed to be an Eligible Rights Offering Offeree with respect to such Claim.

A “Record Date Holder” is a holder of a General Unsecured Claim against a Guarantor Debtor as of the Rights Offering Record Date.

21 Notably, OCM has reserved all rights in the event the Plan is not confirmed or the Effective Date does not occur.  See Plan Art. IV, §A.

An “Executory Contract/Unexpired Lease Rejection Holder” is a counterparty to an Executory Contract or Unexpired Lease to which a Guarantor Debtor is also a party, which is pending rejection as of the hearing on the Disclosure Statement.

A “Transferee” is a transferee of a General Unsecured Claim of a Record Date Holder or Executory Contract/Unexpired Lease Rejection Holder as the case may be, evidenced by one or more Certification Period Transfer Notices or Post-Certification Transfer Notices (as defined in the Rights Offering Procedures) that begin with the transfer by the  Record Date Holder holding such Allowed General Unsecured Claim as of the Rights Offering Record Date, or the Executory Contract/Unexpired Lease Rejection Holder holding such claim as of the date of the Disclosure Statement Hearing, as the case may be.22

The Rights Offering Procedures and the Plan provide certain Oversubscription Rights, whereby each Eligible Rights Offering Offeree will receive the right to subscribe for Rights Offering Shares, to the extent available, in addition to those to be received pursuant to the exercise of the Rights, provided that such Eligible Rights Offering Offeree has exercised in full its Rights.

On the Effective Date, Reorganized GMR will issue the Rights Offering Shares to those Eligible Rights Offering Offerees (if any), that, in accordance with the Plan and the Rights Offering Procedures, validly exercised their respective Rights and Oversubscription Rights to participate in the Rights Offering.

The Rights Offering will be conducted during the period for solicitation and voting on the Plan. The Rights Offering will commence on the Subscription Commencement Date, which is March 30, 2012, and terminate on the Rights Offering Subscription Deadline, which is April 16, 2012. The procedures for properly exercising the Rights are contained in the Rights Offering Procedures. The Rights offered pursuant to the Rights Offering are not assignable or detachable from the underlying Claims, and will only be transferable with their underlying Claims as evidenced by a Post-Certification Period Notice and in accordance with the Rights Offering Procedures. Once an Eligible Rights Offering Offeree has properly exercised its Rights or Oversubscription Rights, such exercise will not be permitted to be revoked, rescinded or modified, for any reason unless the Effective Date has not occurred on or before 270 days following the Rights Offering Deadline, at which time an Eligible Rights Offering Offeree may revoke the exercise of all, but not less than all, of the Rights it has exercised by delivery of a revocation notice to the Subscription Agent.

Receipt of any distributions under the Plan on account of the Rights Offering (i.e., as either an Eligible Rights Offering Offeree or Non-Eligible Rights Offering Offeree), requires that such holder timely submit an Investor Certificate certifying that it is or is not a QIB or an Accredited Investor.  Holders of General Unsecured Claims against the Guarantor Debtors that fail to timely submit an Investor Certificate will not receive any Rights or any portion of the Non-Eligible Rights Offering Offeree Distribution Fund.

22  A transfer of an Allowed General Unsecured Claim by a  QIB or Accredited Investor to a transferee that is neither a QIB nor an Accredited Investor will result in the forfeiture of (i) any and all such Rights that would otherwise be associated with such Allowed General Unsecured Claims under the Rights Offering, and such Rights will forever be forfeited, regardless of whether or not the associated Allowed General Unsecured Claims are subsequently held by a QIB or an Accredited Investor, and (ii) any right (if any) to receive any amount from the Non-Eligible Rights Offering Offeree Distribution Fund.

In the event the shares offered pursuant to the Rights Offering are not fully subscribed for during the Subscription Period, the Oaktree Plan Sponsors will purchase all Rights Offering Shares not acquired in the Rights Offering, in fulfillment of its obligation, pursuant to the Equity Purchase Agreement, to provide the New Equity Investment less the amount of cash received pursuant to the Rights Offering, if any.  The Rights Offering Motion was filed on January 31, 2012. The Rights Offering is further described in the Rights Offering Procedures, which are attached as Exhibit B to the Rights Offering Motion.  Revised Rights Offering Procedures were filed with the Bankruptcy Court on February 26, 2012.

Each Non-Eligible Rights Offering Offeree will receive the lesser of (i) such holder’s Pro Rata share of the Non-Eligible Rights Offering Offeree Distribution Fund, and (ii) 0.75% of the amount of such Allowed Claim in Cash from the Non-Eligible Rights Offering Offeree Distribution Fund. As set forth herein, the Rights in the Rights Offering are valued at approximately $2.4 million using Black-Scholes.  For the purposes of determining the size of the Non-Eligible Right Offering Offeree Distribution Fund, the Debtors estimated that there will be approximately up to $1.54 million in claims held by Non-Eligible Rights Offerees.  In order for the Non-Eligible Rights Offering Offerees to receive their Pro Rata share of the value of the Rights Offering, the Debtors created the Non-Eligible Rights Offering Offeree Distribution Fund of $15,000 (budgeting extra amounts for additional claims that may be held or filed by Non-Eligible Rights Offering Offerees).  For purposes of this calculation, the Debtors assumed that holders of Senior Note Claims will be Eligible Rights Offering Offerees.  The Debtors will have a better understanding of who is a Non-Eligible Rights Offering Offeree after creditors submit their Investor Certificates (which are due by March 26, 2012 under the Rights Offering Procedures).

J.	Distribution to Unsecured Creditors on Account of OCM Marine Holdings TP, L.P. Partnership Interests.

Pursuant to the terms of the Plan, holders of Allowed General Unsecured Claims against GMR are receiving, as part of their treatment under the Plan, a Pro Rata share of the New GMR Warrants.

The OCM Marine Holdings TP, L.P. Partnership Interest is a putatively unencumbered asset of GMR’s  estate and may be distributed to holders of Allowed General Unsecured Claims against GMR under the Plan.  The New GMR Warrants to be distributed on account of the OCM Marine Holdings TP, L.P. provide a value to such General Unsecured Creditors intended to capture the value that the OCM Marine Holdings TP, L.P. Partnership Interest would have had if it continued in place.

As discussed above, pursuant to the assignment of interest by Mr. Georgiopoulos, GMR holds Class B interests in the OCM Marine Holdings TP, L.P. pursuant to the Partnership Agreement.  Under the Partnership Agreement, however, GMR is not entitled to receive any distribution on account of its Class B interests until the holders of Class A interests (held by certain affiliates of OCM) have received the full amount of their initial $200 million investment under the OCM Facility.  More specifically, any distributions made on account of interests in OCM Marine Holdings TP, L.P. must be made in the following order: (i) first, to the Class A interests until they have received an aggregate amount equal to their full $200 million investment, (ii) second, to the holders of Class B interests (the OCM Marine Holdings TP, L.P. Partnership Interests), until they have received 4.9% of the Class A distributions, in an amount equal to $9.8 million, and (iii) third, to the holders of Class A and Class B  interests, who will receive their ratable share of 95.1% and 4.9%  of such distributions, respectively.

As discussed in more detail above, OCM and the Debtors have agreed that equity in the reorganized entity will be allocated on the basis of an implied value of the OCM Facility Secured Claim of $175 million.  As shown in Section V.H above, this implied value is consistent with the indications of value available to the Debtors at this time and is therefore reasonable. On this basis, the total implied equity value of Reorganized GMR is equal to approximately $368.4 million or $36.84 per share, including the value on account of the OCM Facility Secured Claim and after giving effect to the New Equity Investment and Rights Offering, and the Commitment Fee Warrants.  Pursuant to the Partnership Agreement, OCM must receive at least $200 million on account of its Class A interest before holders of Class B interests are entitled to a distribution.  On account of the OCM Secured Claim, OCM will be receiving 47.5% of the equity in the Reorganized Debtors (after dilution by the Commitment Fee Warrants).  Thus, for OCM to receive $200 million on account of its Class A interests, the equity in the Reorganized Debtors will have to increase to $421.1 million (i.e., 47.5% of $421.1 million is $200 million).  Based on the total implied equity value of Reorganized GMR, then, the New GMR Warrants will be exercisable once the implied equity value increases by $52.6 million (i.e., a cash-less strike price of $421.1 million or $42.11 per share).

Under the Plan, 100% of the OCM Facility Secured Claim valued at $175 million will be converted to New GMR Common Stock.  By providing holders of Allowed General Unsecured Claims against GMR a pro rata share (as specified in the Plan) of the New GMR Warrants representing the right to purchase 2.5% of the New GMR Common Stock, the Debtors believe that holders of these Claims are receiving sufficient value on account of GMR’s ownership of putatively unencumbered assets.

K.             Value of the Rights and the New GMR Warrants

The Rights are valued in the aggregate at approximately $2.4 million using the Black-Scholes model.  The value of the Oversubscription Rights, if any, is included in this amount; the Debtors are unable to ascribe an independent  value to the Oversubscription Rights until the Rights Offering occurs and the extent of Rights available for oversubscription becomes available.  The Black-Scholes model inputs include (a) investment option term of 18 days; (b) volatility of 45%; and (c) strike price equivalent to current equity value of $368.4 million.  The New GMR Warrants for 2.5% of the New GMR Common Stock are valued in the aggregate at approximately $3.6 million using the Black-Scholes model. Black-Scholes inputs include (a) warrant term of 5 years; (b) volatility of 50%; (c) current equity value of $368.4 million; and (d) strike price reflecting a total implied equity value of $421.1 million.

L.      Exclusivity.

Pursuant to section 1121 of the Bankruptcy Code, a debtor has the exclusive right to (i) file a plan of reorganization during the first 120 days of its chapter 11 case (the “Exclusive Plan Period”) and (ii) solicit acceptances of the plan during the first 180 days of the case (the “Exclusive Solicitation Period,” and together with the Exclusive Plan Period, the “Exclusive Periods”).  The Debtors filed the Plan and are soliciting acceptances of the Plan within the respective Exclusive Periods.

M.           Claims Process.

On January 17, 2012, the Debtors filed their respective schedules of assets and liabilities (collectively, the “Schedules”).  The Schedules identified approximately 1080 potential Claims against the Debtors’ estates.

On January 13, 2012, the Bankruptcy Court entered an order (the “Bar Date Order”) requiring any person or entity holding or asserting a prepetition Claim against the Debtors to file a written proof of claim with GCG on or before February 23, 2012, and solely as to governmental units, May 15, 2012 (collectively, the “Bar Dates”).  The Bar Date Order further provides that any person or entity (other than, among specified others, professionals retained in the Chapter 11 Cases, any Debtor asserting a claim against another Debtor, and any direct or indirect non-debtor subsidiary of a Debtor asserting a claim against a Debtor) that fails to timely file a proof of claim will be forever barred, estopped and enjoined from voting on, or receiving a distribution under, the Plan and will be forever barred, estopped and enjoined from asserting a Claim against the Debtors, their estates, the Reorganized Debtors, and any of their successors or assigns.

Shortly after the entry of the Bar Date Order, the Debtors served notice of the Bar Dates on approximately 7,800 parties (not including holders of Equity Interests) and received approximately 1,647 proofs of claim in response as of the General Bar Date.  As a result, approximately 2,727 filed and scheduled claims are currently pending against the Debtors (the “Pending Claims”), for an approximate aggregate amount of $55,725.71 in administrative expense claims, $47,667,465,385.62 in secured claims, $2,682,200.20 in priority claims, and $15,449,143,438.95 in general unsecured claims.  Among the Pending Claims are approximately 168 claims that are currently unliquidated.  The Debtors believe that after removing duplicate claims, intercompany claims, untimely claims, claims that will be satisfied pursuant to orders of the Bankruptcy Court granting the Debtors “first day” motions, there will be approximately 192 Pending Claims asserting $11,950 in administrative expense claims, $1,076,432,318.94 asserting secured claims, $275,610.21 asserting priority claims and $6,444,268.18 in general unsecured claims.

N.            Legal Proceedings.

While the Debtors are operating under chapter 11 bankruptcy protection, most legal proceedings that were or could have been commenced against them prior to the Petition Date are stayed by operation of the Bankruptcy Code.

O.            New Senior Facilities.

The Debtors’ exit financing will be provided through the New Senior 2010 Facility and the New Senior 2011 Facility (together, the “New  Senior Facilities”), the material.  The New Senior Facilities refinance the Prepetition Senior Facilities with a $75 million paydown of the Debtors’ obligations thereunder (i.e. the Paydown), extensions of the maturity dates, and a significant “holiday” on amortization payments.

Specifically, the New Senior Facilities are to be entered into by the Reorganized Debtors on or before the Effective Date, and will mature 5 years from the Effective Date.  The New Senior Facilities will contain certain financial covenants, including collateral maintenance of 110% in 2012, 115% in 2013, and 120% thereafter; minimum cash balance in an amount to be agreed upon; and an interest coverage ratio based upon a 25% cushion to a base case to be agreed upon.  The New Senior Facilities will not involve upfront fees.

The New Senior 2010 Facility will be a senior financing facility in the aggregate principal amount of approximately $273,802,583 (after giving effect to a $39,649,220 paydown of the Debtors’ obligations under the Prepetition 2010 Facility and excluding any default interest accrued on account of Prepetition 2010 Facility Claims through and including the Effective Date), the obligations under which will be secured by a first priority security interest in the Collateral securing the Prepetition 2010 Credit Agreement and a second priority security interest in the Collateral securing the Prepetition 2011 Credit Agreement.  The New Senior 2010 Facility will have quarterly scheduled commitment reductions of approximately $7.4 million, subject to the reductions noted below, beginning June 30, 2014, with no contractual amortization before June 30, 2014.

The New Senior 2011 Facility will be a senior financing facility in the aggregate principal amount of approximately $508,963,261 (after giving effect to a $35,350,780 paydown of the Debtors’ obligations under the Prepetition 2011 Facility and excluding any default interest accrued on account of Prepetition 2011 Facility Claims through and including the Effective Date), the obligations under which will be secured by a first priority security interest in the Collateral securing the Prepetition 2011 Credit Agreement and a second priority security interest in the Collateral securing the Prepetition 2010 Credit Agreement.  The New Senior 2011 Facility will have quarterly scheduled commitment reductions of approximately $16.5 million, subject to the reductions noted below, beginning June 30, 2014, with no contractual amortization prior to June 30, 2014.

The New Senior Facilities will provide for mandatory prepayments in the form of a quarterly sweep of non-equity funded cash balances (to be defined in a manner to be agreed upon) above $100 million for 2012, $75 million in 2013, and an amount to be agreed upon for 2014 and thereafter, taking into consideration the scheduled amortization payment being made with respect to such quarter, to be applied to the permanent reduction of the New Senior Facilities in a manner to be agreed upon and allocated between the New Senior 2010 Facility and the New Senior 2011 Facility pro rata based upon deferred amortization.

VI.  SUMMARY OF THE PLAN

THE FOLLOWING IS A SUMMARY OF SOME OF THE SIGNIFICANT ELEMENTS OF THE PLAN.  THIS DISCLOSURE STATEMENT IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE MORE DETAILED INFORMATION SET FORTH IN THE PLAN.  THE TERMS OF THE PLAN GOVERN IN THE EVENT OF ANY INCONSISTENCY BETWEEN THE PLAN AND THIS DISCLOSURE STATEMENT.  ALL EXHIBITS TO THIS DISCLOSURE STATEMENT ARE INCORPORATED INTO AND ARE A PART OF THIS DISCLOSURE STATEMENT AS IF SET FORTH IN FULL HEREIN.

A.	Classification and Treatment of Administrative Claims, Claims and Equity Interests Under the Plan.

In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims, Priority Tax Claims, and Fee Claims, as described below, have not been classified and thus are excluded from the classes of Claims and Equity Interests set forth in Article III.

1.             Description and Treatment of Unclassified Claims.

(a)           Administrative Claims.

(i)           Treatment of Administrative Claims Other than Fee Claims.  Administrative Claims are any right to payment constituting a cost or expense of administration of the Chapter 11 Cases of a kind specified under section 503(b) of the Bankruptcy Code and entitled to priority under section 507(a)(2), 507(b) or 1114(e)(2) of the Bankruptcy Code, including, without limitation, (i) any actual and necessary costs and expenses of preserving the Debtors’ estates, (ii) any actual and necessary costs and expenses of operating the Debtors’ businesses, (iii) any indebtedness or obligations assumed by the Debtors in connection with the conduct of their businesses, (iv) all compensation and reimbursement of expenses to the extent awarded by the Bankruptcy Court under sections 330, 331 or 503 of the Bankruptcy Code, (v) any fees or charges assessed against the Debtors’ estates under section 1930 of title 28 of the United States Code, (vi) any Claim for goods delivered to the Debtors within twenty (20) days of the Petition Date and entitled to administrative priority pursuant to section 503(b)(9) of the Bankruptcy Code, and (vii) any outstanding fees and expenses of the Oaktree Plan Sponsors as set forth in the Equity Purchase Agreement and as approved by the Equity Purchase Order.

Each holder of an Allowed Administrative Claim (other than an Administrative Claim that is a Fee Claim) as of the Effective Date will receive from the Debtors (i) Cash in an amount equal to the amount of such Allowed Administrative Claim as soon as practicable after the later of (a) on the Effective Date if such Administrative Claim is Allowed as of the Effective Date, (b) thirty (30) days after the date such Administrative Claim becomes an Allowed Administrative Claim if such Administrative Claim is Disputed as of or following the Effective Date, (c) the date such Allowed Administrative Claim becomes due and payable by its terms, or as soon thereafter as is practicable or (ii) such other treatment as the Debtors (with the consent of the Oaktree Plan Sponsors, which consent will not be unreasonably withheld) and such holder will have agreed upon in writing; provided, however, that Allowed Administrative Claims other than Fee Claims that arise in the ordinary course of the Debtors’ business will be paid in the ordinary course of business in accordance with the terms and subject to the conditions of any agreements governing, instruments evidencing or other documents relating to such transactions. Notwithstanding anything to the contrary contained in the Plan, except to the extent that a holder of a DIP Facility Claim agrees in writing to lesser treatment, each holder of a DIP Facility Claim will receive payment in an amount equal to such DIP Facility Claim in full, in Cash on the Effective Date as set forth in Article II.D of the Plan.

(ii)           Administrative Claims Bar Date. Except as otherwise provided in Article II of the Plan, and except with respect to requests for payment of Claims arising under section 503(b)(9) of the Bankruptcy Code, which Claims are subject to the Bar Date Order, requests for payment of Administrative Claims must be filed and served on the Reorganized Debtors pursuant to the procedures specified in the Confirmation Order and the notice of entry of the Confirmation Order no later than thirty (30) days after entry of the Confirmation Order.  Holders of Administrative Claims that are required to, but do not, file and serve a request for payment of such Administrative Claims by such date will be forever barred, estopped and enjoined from asserting such Administrative Claims against the Debtors or their property and such Administrative Claims will be deemed discharged as of the Effective Date.  Objections to such requests, if any, must be filed and served on the Reorganized Debtors and the requesting party no later than sixty (60) days after the Effective Date.

(b)           Fee Claims.  Fee Claims are Administrative Claims under section 330(a), 331 or 503 of the Bankruptcy Code for compensation of a Professional or other Person for services rendered or expenses incurred in the Chapter 11 Cases on or prior to the Effective Date (including reasonable expenses of the members of the Creditors’ Committee incurred as members of the Creditors’ Committee in discharge of their duties as such).

All requests for compensation or reimbursement of Fee Claims will be filed and served on the Reorganized Debtors, counsel to the Reorganized Debtors, the U.S. Trustee, counsel to the Creditors’ Committee, and counsel to the New Senior Lenders and such other entities who are designated by the Bankruptcy Rules, the Confirmation Order or other order of the Court, no later than forty-five (45) days after the Effective Date.  Holders of Fee Claims that are required to file and serve applications for final allowance of their Fee Claims and that do not file and serve such applications by the required deadline will be forever barred from asserting such Claims against the Debtors, Reorganized Debtors or their respective properties, and such Fee Claims will be deemed discharged as of the Effective Date.  Objections to any Fee Claims must be filed and served on the Reorganized Debtors, counsel for the Reorganized Debtors, and the requesting party no later than seventy-five (75) days after the Effective Date (unless otherwise agreed by the party requesting compensation of a Fee Claim).

(c)           Priority Tax Claims.  Priority Tax Claims are any unsecured Claims that are entitled to a priority in right of payment under sections 502(i) and 507(a)(8) of the Bankruptcy Code.  Each holder of an Allowed Priority Tax Claim due and payable on or before the Effective Date will receive, at the option of the Reorganized Debtors (with the consent of the Oaktree Plan Sponsors, which consent will not be unreasonably withheld), in full satisfaction, settlement, release, and discharge, of and in exchange for such Priority Tax Claim one of the following treatments: (i) payment in full in Cash as soon as practicable after the Effective Date in amount equal to the amount of such Allowed Priority Tax Claim, plus statutory interest on any outstanding balance from the Effective Date, calculated at the prevailing rate under applicable nonbankruptcy law for each taxing authority and to the extent provided for by section 511 of the Bankruptcy Code, and in a manner not less favorable than the most favored nonpriority Unsecured Claim provided for by the Plan (other than cash payments made to a class of creditors pursuant to section 1122(b) of the Bankruptcy Code); (ii) payment in full in Cash payable in equal Cash installments made on a quarterly basis in accordance with section 1129(a)(9)(C) of the Bankruptcy Code, over a period not to exceed 5 years following the Petition Date, plus statutory interest on any outstanding balance from the Effective Date, calculated at the prevailing rate under applicable nonbankruptcy law for each taxing authority and to the extent provided for by section 511 of the Bankruptcy Code, and in a manner not less favorable than the most favored nonpriority Unsecured Claim provided for by the Plan (other than cash payments made to a class of creditors pursuant to section 1122(b) of the Bankruptcy Code); or (iii) such other treatment as may be agreed upon by such holder and the Debtors (with the consent of the Oaktree Plan Sponsors, which consent will not be unreasonably withheld) or otherwise determined upon a Final Order of the Court.

(d)           DIP Facility Claims. The DIP Facility Claims will be deemed Allowed Superpriority Administrative Claims in the full amount due and owing under the DIP Facility as of the Effective Date.  Except to the extent that a holder of a DIP Facility Claim agrees in writing to lesser treatment, in full satisfaction of and in exchange for each DIP Facility Claim, each holder of a DIP Facility Claim will receive payment in an amount equal to such DIP Facility Claim in full, in Cash on the Effective Date.

(e)           Statutory Fees.  Notwithstanding anything to the contrary contained in the Plan, on the Effective Date the Debtors will pay, in full, in Cash, any fees due and owing to the U.S. Trustee at the time of Confirmation.  On and after the Effective Date, the Reorganized Debtors will be responsible for filing required post confirmation reports and paying quarterly fees due to the U.S. Trustee for each of the Reorganized Debtors until the entry of a final decree in each such Debtor’s Chapter 11 Case or until each such Chapter 11 Case is converted or dismissed.

B.            Classification and Treatment of Claims and Equity Interests.

All Claims against the Debtors (other than those Claims specified in Article II of the Plan) and Equity Interests in the Debtors are placed in the Classes set forth below.  A Claim or Equity Interest is placed in a particular Class only to the extent that the Claim or Equity Interest falls within the description of that Class, and is classified in other Classes to the extent that any portion of the Claim or Equity Interest falls within the description of such other Classes.  A Claim is also placed in a particular Class for the purpose of receiving distributions pursuant to the Plan only to the extent that such Claim is an Allowed Claim in that Class and such Claim has not been paid, released, or otherwise settled before the Effective Date.

1.           Class Identification and Status.

The Plan constitutes a separate chapter 11 plan of reorganization for each Debtor and the classification set forth in the Classes below will be deemed to apply to each Debtor, except as follows:

1.	The Guarantor Debtors’ Plans do not contain a Class 6.

2.	GMR’s Plan does not contain a Class 9.

3.	GMR’s Plan is the only Plan to contain a Class 10.

4.	The Non-Guarantor Debtors’ Plans do not contain a Class 3, Class 4, Class 5, Class 7A-1, Class 7A-2, Class 7B-1, Class 7B-2 or Class 10.

In addition, certain of the Guarantor Debtors and the Non-Guarantor Debtors may not have creditors in certain other classes.  If a particular Debtor does not have creditors in one or more Classes, then such Class will not apply to that Debtor.

The Plan provides that section 1129(a)(10) of the Bankruptcy Code will be satisfied for the purposes of Confirmation by acceptance of the Plan by an Impaired Class of Claims; provided, however, that in the event no holder of a Claim with respect to a specific Class for a particular Debtor timely submits a Ballot that complies with the Disclosure Statement Approval Order indicating acceptance or rejection of the Plan, such Class will be deemed to have accepted the Plan.  The Debtors will seek Confirmation of the Plan pursuant to section 1129(b) of the Bankruptcy Code with respect to any rejecting Class of Claims or Interests.  The Debtors (with the consent of the Oaktree Plan Sponsors) reserve the right to modify the Plan in accordance with VI.  H.9.  thereof, including the right to withdraw the Plan as to an individual Debtor at any time before the Effective Date.  Below is a chart identifying each separate Class for each Debtor (as applicable), a description of whether the Class is Impaired and the Class’s voting rights:

Class	Claim or Equity Interest	Status	Voting Rights
1	Other Priority Claims	Unimpaired	Deemed to Accept
2	Other Secured Claims	Unimpaired	Deemed to Accept
3	Prepetition 2010 Facility Claims	Impaired	Entitled to Vote
4	Prepetition 2011 Facility Claims	Impaired	Entitled to Vote
5	OCM Facility Secured Claims	Impaired	Entitled to Vote
6	General Unsecured Claims Against the Non-Guarantor Debtors	Impaired	Entitled to Vote
7A-1	General Unsecured Claims Against GMR held by Eligible Holders and holders of OCM Facility Deficiency Claims	Impaired	Entitled to Vote
7A-2	General Unsecured Claims Against GMR held by Non-Eligible Holders	Impaired	Entitled to Vote
7B-1	General Unsecured Claims Against the Guarantor Debtors (Other than GMR) held by Eligible Holders	Impaired	Entitled to Vote
7B-2	General Unsecured Claims Against the Guarantor Debtors (Other than GMR) held by Non-Eligible Holders	Impaired	Entitled to Vote
8	Intercompany Claims	Impaired/Unimpaired	Deemed to Accept/ Deemed to Reject
9	Subsidiary Equity Interests	Impaired/Unimpaired	Deemed to Accept/ Deemed to Reject
10	Equity Interests in GMR	Impaired	Deemed to Reject

2.             Description and Treatment of Classified Claims and Equity Interests.

(a)           Class 1 – Other Priority Claims.  Other Priority Claims are Claims entitled to priority pursuant to section 507(a) of the Bankruptcy Code (other than Administrative Claims and Priority Tax Claims), including, without limitation, certain allowed employee compensation and benefit claims of the Debtors’ employees incurred within one hundred eighty (180) days prior to the Petition Date.

Except to the extent that a holder of an Allowed Other Priority Claim agrees in writing to less favorable treatment, in full and final satisfaction, settlement, release and discharge and in exchange for each Allowed Other Priority Claim, each holder of an Allowed Other Priority Claim will receive payment in an amount equal to such Allowed Other Priority Claim in full in Cash as soon as practicable after the later of (i) the Effective Date and (ii) thirty days after the date when such Other Priority Claim becomes an Allowed Other Priority Claim.

Class 1 is Unimpaired by the Plan, and each holder of a Class 1 Other Priority Claim is conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code.  Therefore, holders of Class 1 Other Priority Claims are presumed to accept the Plan and are not entitled to vote to accept or reject the Plan.

(b)           Class 2 – Other Secured Claims.  Other Secured Claims are Claims, other than the Prepetition 2011 Facility Claims, the Prepetition 2010 Facility Claims, and the OCM Facility Secured Claims, to the extent reflected in the Schedules or a proof of claim filed as a Secured Claim, which is secured by a Lien on Collateral to the extent of the value of such Collateral, as determined in accordance with section 506(a) of the Bankruptcy Code, or, in the event that such Claim is subject to setoff under section 553 of the Bankruptcy Code, to the extent of such setoff.

Except to the extent that a holder of an Allowed Other Secured Claim agrees in writing to less favorable treatment, at the option of the Debtors (with the consent of the Oaktree Plan Sponsors, which consent will not be unreasonably withheld), in full and final satisfaction, settlement, release and discharge of and in exchange for each Allowed Other Secured Claim, (i) each Allowed Other Secured Claim will be reinstated and rendered unimpaired in accordance with section 1124(2) of the Bankruptcy Code, notwithstanding any contractual provision or applicable nonbankruptcy law that entitles the holder of an Allowed Other Secured Claim to demand or receive payment of such Allowed Other Secured Claim before the stated maturity of such Allowed Other Secured Claim from and after the occurrence of a default, (ii) each holder of an Allowed Other Secured Claim will receive Cash in an amount equal to such Allowed Other Secured Claim, including any interest on such Allowed Other Secured Claim, if such interest is required to be paid pursuant to sections 506(b) and/or 1129(a)(9) of the Bankruptcy Code, as soon as practicable after the later of (a) the Effective Date, and (b) thirty days after the date such Other Secured Claim becomes an Allowed Other Secured Claim, or (iii) each holder of an Allowed Other Secured Claim will receive the Collateral securing its Allowed Other Secured Claim in full and complete satisfaction of such Allowed Other Secured Claim as soon as practicable after the later of (a) the Effective Date and (b) thirty days after the date such Other Secured Claim becomes an Allowed Other Secured Claim.

Notwithstanding the foregoing, to the extent an Allowed Other Secured Claim arises on account of property taxes, any liens imposed on account of such Allowed Other Secured Claim will remain unimpaired until such Allowed Other Secured Claim is paid in full, and such Allowed Other Secured Claim will be treated as an Allowed Priority Tax Claim, provided, however, that such Allowed Other Secured Claim will be satisfied in full if the holder of such Allowed Other Secured Claim receives on account of such Allowed Other Secured Claim, Cash equal to the principal amount of such Allowed Other Secured Claim, plus statutory interest on any outstanding balance accruing from the Petition Date rather than the Effective Date.

Class 2 is Unimpaired by the Plan, and each holder of a Class 2 Other Secured Claim is conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code.  Therefore, holders of Class 2 Other Secured Claims are not entitled to vote to accept or reject the Plan.

(c)           Class 3 – Prepetition 2010 Facility Claims.  Prepetition 2010 Facility Claims are Claims under or evidenced by the Prepetition 2010 Facility (but excluding default interest accrued through the Effective Date).  Prepetition 2010 Facility Claims will be Allowed and deemed to be Allowed in the full amount outstanding under the Prepetition 2010 Credit Agreement as of the Effective Date; provided, however, that such Allowed amount will exclude default interest accrued through the Effective Date.  In full and final satisfaction, settlement, release and discharge of and in exchange for each Allowed Prepetition 2010 Facility Claim, each holder of an Allowed Prepetition 2010 Facility Claim will receive (i) a Pro Rata share of the Paydown with respect to the Prepetition 2010 Facility Claims and (ii) a Pro Rata share of the New 2010 Senior Facility.   The consideration provided under Article III of the Plan will be the sole source of recovery for the Allowed Class 3 Claims and holders of Class 3 Claims will have no recourse against any Non-Debtor Guarantor Subsidiaries and will have been deemed to waive any and all Claims against any Non-Debtor Guarantor Subsidiaries.

Class 3 is Impaired and holders of Class 3 Claims are entitled to vote to accept or reject the Plan.

(d)           Class 4 – Prepetition 2011 Facility Claims.  Prepetition 2011 Facility Claims are Claims under or evidenced by the Prepetition 2011 Facility and, to the extent terminated before the Effective Date, the Prepetition Swap Agreements relating to the Prepetition 2011 Facility, and any related Letter of Credit Claims (but excluding default interest accrued through the Effective Date). Prepetition 2011 Facility Claims will be Allowed and deemed to be Allowed in the full amount outstanding under the Prepetition 2011 Credit Agreement as of the Effective Date; provided, however, that such Allowed Amount will exclude default interest accrued through the Effective Date; provided, further, that to the extent that Prepetition Swap Agreements are terminated before the Effective Date, the amount of the Allowed Prepetition 2011 Facility Claims will include the amounts associated with such termination.  In full and final satisfaction, settlement, release and discharge of and in exchange for each Allowed Prepetition 2011 Facility Claim, each holder of an Allowed Prepetition 2011 Facility Claim will receive (i) a Pro Rata share of the Paydown with respect to the Prepetition 2011 Facility Claims and (ii) a Pro Rata share of the New 2011 Senior Facility.  Any Letter of Credit Claim will be satisfied with the issuance of one or more replacement letters of credit as part of the New 2011 Senior Facility or another facility, unless cash collateralized on the Effective Date. The consideration provided under Article III of the Plan will be the sole source of recovery for the Allowed Class 4 Claims and holders of Class 4 Claims will have no recourse against any Non-Debtor Guarantor Subsidiaries and will have been deemed to waive any and all Claims against any Non-Debtor Guarantor Subsidiaries.

Class 4 is Impaired and holders of Class 4 Claims are entitled to vote to accept or reject the Plan.

(e)           Class 5 – OCM Facility Secured Claims.  OCM Facility Secured Claims are Claims under or evidenced by the OCM Facility that are Secured. OCM Facility Secured Claims will be Allowed and deemed to be Allowed in an amount of no less than $175,000,000.  In full and final satisfaction, settlement, release and discharge of and in exchange for each Allowed OCM Facility Secured Claim, each holder of an OCM Facility Claim will receive a Pro Rata share of the OCM Conversion Shares, subject to dilution from the New GMR Warrants, the Commitment Fee GMR Warrants and the New GMR Common Stock issuable under the Equity Incentive Program.  The consideration provided under Article III of the Plan will be the sole source of recovery for the Allowed Class 5 Claims and holders of Class 5 Claims will have no recourse against any Non-Debtor Guarantor Subsidiaries and will have been deemed to waive any and all Claims against any Non-Debtor Guarantor Subsidiaries.

Class 5 is Impaired under the Plan and holders of Class 5 Claims are entitled to vote to accept or reject the Plan.

(f)           Class 6 – General Unsecured Claims Against the Non-Guarantor Debtors.  General Unsecured Claims against the Non-Guarantor Debtors are Claims that are not Secured or entitled to priority under the Bankruptcy Code or an order of the Court, including any Claim arising from the rejection of an Executory Contract or Unexpired Lease under section 365 of the Bankruptcy Code, except Intercompany Claims.  On or as soon as practicable after the Effective Date, each holder of an Allowed General Unsecured Claim against the Non-Guarantor Debtors will receive its Pro Rata share (determined with respect to all Allowed General Unsecured Claims with respect to a particular Non-Guarantor Debtor) of Cash in an amount that is equal to the value, if any, of assets that exceed the amount of Allowed Claims senior in right of payment to such Allowed General Unsecured Claim against the applicable Non-Guarantor Debtor.

Class 6 is Impaired under the Plan and holders of Class 6 Claims are entitled to vote to accept or reject the Plan.

(g)           Class 7A-1 – General Unsecured Claims Against GMR Held by Eligible Holders and holders of OCM Facility Deficiency Claims. General Unsecured Claims Against GMR Held by Eligible Holders are Claims against GMR (other than Intercompany Claims) that are not Secured or entitled to priority under the Bankruptcy Code or an order of the Court, including (A) Senior Note Claims and (B) any Claim arising from the rejection of an Executory Contract or Unexpired Lease under Section 365 of the Bankruptcy Code, in each case held by one of the following that is a QIB or an Accredited Investor and whose claim is Allowed in full or in part as of March 26, 2012: (I) a Record Date Holder, (II) Executory Contract/Unexpired Lease Rejection Holder or (III) a Transferee.  General Unsecured Claims Against GMR held by holders of OCM Facility Deficiency Claims are that portion of the Claims under or evidenced by the OCM Facility that are not Secured.  Each holder of an Allowed Class 7A-1 Claim (other than a holder of an OCM Facility Deficiency Claim) will receive its Pro Rata share of the New GMR Warrants.  In addition, each holder of an Allowed Class 7A-1 Claim (other than a holder of an OCM Facility Deficiency Claim) that qualifies as an Eligible Rights Offering Offeree by timely submitting an Investor Certificate will receive its Pro Rata share of (i) the Rights and (ii) the Oversubscription Rights (as applicable).  Solely for the purposes of determining Pro Rata share in this paragraph, Claims of an Eligible Rights Offering Offeree will be counted against a single Guarantor Debtor.  All such Allowed Class 7A-1 Claims against GMR will be discharged and expunged as of the Effective Date.  The consideration provided under Article III of the Plan will be the sole source of recovery for the Allowed Class Senior Note Claims and the OCM Facility Deficiency Claims and holders of Allowed Senior Note Claims and the OCM Facility Deficiency Claims will have no recourse against any Non-Debtor Guarantor Subsidiaries and will have been deemed to waive any and all Claims against any Non-Debtor Guarantor Subsidiaries. For the avoidance of doubt, any holder of a Class 7A-1 General Unsecured Claim against GMR that fails to timely submit an Investor Certificate will not receive any Rights under the Plan  and the portion of any Claim held by an Eligible Rights Offering Offeree that is not Allowed as of March 26, 2012 but that is subsequently Allowed will be deemed a Class 7A-2 General Unsecured Claim against GMR.

Class 7A-1 is Impaired under the Plan and holders of Class 7A-1 Claims are entitled to vote to accept or reject the Plan.

(h)           Class 7A-2 – General Unsecured Claims Against GMR Held by Non-Eligible Holders. General Unsecured Claims Against GMR Held by Non-Eligible Holders are Claims against GMR (other than Intercompany Claims) that are not Secured or entitled to priority under the Bankruptcy Code or an order of the Court, including Senior Note Claims and any Claim arising from the rejection of an Executory Contract or Unexpired Lease under section 365 of the Bankruptcy Code, in each case held by one of the following: (I) a holder of an Allowed General Unsecured Claim against GMR (other than an OCM Facility Deficiency Claim) that is neither a QIB nor an Accredited Investor; (II) a holder of a General Unsecured Claim (other than an OCM Facility Deficiency Claim) against GMR that is not Allowed as of March 26, 2012 but that is subsequently Allowed, irrespective of whether such holder is a QIB or an Accredited Investor; or (III) a holder of an Allowed General Unsecured Claim that is permitted to and properly files a Proof of Claim after the General Bar Date, irrespective of whether such holder is a QIB or an Accredited Investor, provided, however, that an Executory Contract/Unexpired Lease Rejection Holder that is a QIB or an Accredited Investor who files a Proof of Claim after the General Bar Date and whose Claim against GMR is allowed in full, or in part, as of March 26, 2012 will hold an Allowed Class 7A-1 Claim.  Each holder of an Allowed Class 7A-2 Claim will receive its Pro Rata share of the New GMR Warrants.  In addition, each  holder of an Allowed Class 7A-2 Claim that qualifies as a Non-Eligible Rights Offering Offeree by timely submitting an Investor Certificate will receive the lesser of (x) such holder’s Pro Rata share of the Non-Eligible Rights Offering Offeree Distribution Fund and (y) 0.75% of the amount of such Allowed Claim in Cash from the Non-Eligible Rights Offering Offeree Distribution Fund.  Solely for the purposes of determining Pro Rata share in this paragraph, Claims of an Non- Eligible Rights Offering Offeree will be counted against a single Guarantor Debtor. All such Allowed Class 7A-2 Claims against GMR will be discharged and expunged as of the Effective Date.  The consideration provided under Article III of the Plan will be the sole source of recovery for the Allowed Class Senior Note Claims and holders of Allowed Senior Note Claims will have no recourse against any Non-Debtor Guarantor Subsidiaries and will have been deemed to waive any and all Claims against any Non-Debtor Guarantor Subsidiaries.  For the avoidance of doubt, any holder of a Class 7A-2 General Unsecured Claim against GMR that fails to timely submit an Investor Certificate will not receive any distribution from the Non-Eligible Rights Offering Offeree Distribution Fund under the Plan.

Class 7A-2 is Impaired under the Plan and holders of Class 7A-2 Claims are entitled to vote to accept or reject the Plan.

(i)            Class 7B-1 – General Unsecured Claims Against the Guarantor Debtors (Other than GMR) Held by Eligible Holders. General Unsecured Claims Against the Guarantor Debtors (other than GMR) Held by Eligible Holders are Claims (other than Intercompany Claims) against the Guarantor Debtors (other than GMR) that are not Secured or entitled to priority under the Bankruptcy Code or an order of the Court, including (A) Senior Note Claims and (B) any Claim arising from the rejection of an Executory Contract or Unexpired Lease under section 365 of the Bankruptcy Code, in each case held by one of the following that is a QIB or an Accredited Investor and whose claim is Allowed in full or in part as of March 26, 2012: (I) a Record Date Holder, (II) an Executory Contract/Unexpired Lease Rejection Holder or (III) a Transferee.  Each holder of an Allowed Class 7B-1 Claim that qualifies as an Eligible Rights Offering Offeree by timely submitting an Investor Certificate will receive its Pro Rata share of (i) the Rights and (ii) the Oversubscription Rights (as applicable).  Solely for the purposes of determining Pro Rata share in this paragraph, Claims of an Eligible Rights Offering Offeree will be counted against a single Guarantor Debtor. All such Allowed Class 7B-1 Claims against the Guarantor Debtors (other than GMR) will be discharged and expunged as of the Effective Date.  The consideration provided under Article III of the Plan will be the sole source of recovery for the Allowed Class Senior Note Claims and holders of Allowed Senior Note Claims will have no recourse against any Non-Debtor Guarantor Subsidiaries and will have been deemed to waive any and all Claims against any Non-Debtor Guarantor Subsidiaries.  For the avoidance of doubt, any holder of a Class 7B-1 General Unsecured Claim against the Guarantor Debtors (other than GMR) that fails to timely submit an Investor Certificate will not receive any Rights under the Plan.  The portion of any Claim held by an Eligible Rights Offering Offeree that is not Allowed as of March 26, 2012 but that is subsequently Allowed will be deemed a Class 7A-2 General Unsecured Claim against a Guarantor Debtor (other than GMR).

Class 7B-1 is Impaired under the Plan and holders of Class 7B-1 Claims are entitled to vote to accept or reject the Plan.

(j)            Class 7B-2 – General Unsecured Claims Against the Guarantor Debtors (Other than GMR) Held by Non-Eligible Holders. General Unsecured Claims Against the Guarantor Debtors (Other than GMR) Held by Non-Eligible Holders are Claims (other than Intercompany Claims) against the Guarantor Debtors (other than GMR) that are not Secured or entitled to priority under the Bankruptcy Code or an order of the Court, inclding (A) Senior Note Claims and any Claim arising from the rejection of an Executory Contract or Unexpired Lease under section 365 of the Bankruptcy Code, in each case held by one of the following: (I) a holder of an Allowed General Unsecured Claim (other than an OCM Facility Deficiency Claim) against a Guarantor Debtor that is neither a QIB nor an Accredited Investor; (II) a holder of a General Unsecured Claim (other than an OCM Facility Deficiency Claim) against a Guarantor Debtor that is not Allowed as of March 26, 2012 but that is subsequently Allowed, irrespective of whether such holder is a QIB or an Accredited Investor; or (III) a holder of an Allowed General Unsecured Claim that is permitted to and properly files a Proof of Claim after the General Bar Date, irrespective of whether such holder is a QIB or an Accredited Investor, provided, however, an Executory Contract/Unexpired Lease Rejection Holder that is a QIB or an Accredited Investor who files a Proof of Claim after the General Bar Date and whose Claim against the Guarantor Debtors (other than GMR) is allowed in full, or in part, as of March 26, 2012 will hold an Allowed Class 7B-1 Claim.  Each holder of an Allowed Class 7B-2 Claim that qualifies as a Non-Eligible Rights Offering Offeree by timely submitting an Investor Certificate will receive the lesser of (i) such holder’s Pro Rata share of the Non-Eligible Rights Offering Offeree Distribution Fund and (ii) 0.75% of the amount of such Allowed Claim in Cash from the Non-Eligible Rights Offering Offeree Distribution Fund.  Solely for the purposes of determining Pro Rata share in this paragraph, Claims of a Non-Eligible Rights Offering Offeree will be counted against a single Guarantor Debtor. All such Allowed Class 7B-2 Claims against the Guarantor Debtors will be discharged and expunged as of the Effective Date.  The consideration provided under Article III of the Plan will be the sole source of recovery for the Allowed Class Senior Note Claims and holders of Allowed Senior Note Claims will have no recourse against any Non-Debtor Guarantor Subsidiaries and will have been deemed to waive any and all Claims against any Non-Debtor Guarantor Subsidiaries.  For the avoidance of doubt, any holder of a Class 7B-2 General Unsecured Claim against the Guarantor Debtors (other than GMR) that fails to timely submit an Investor Certificate will not receive any distribution from the Non-Eligible Rights Offering Offeree Distribution Fund under the Plan.

Class 7B-2 is Impaired under the Plan and holders of Class 7B-2 Claims are entitled to vote to accept or reject the Plan.

(k)           Class 8 – Intercompany Claims.  Intercompany Claims are Claims held by a Debtor against another Debtor and any Claim held by a Non-Debtor Subsidiary against a Debtor.  On the Effective Date, Intercompany Claims will be paid, adjusted, reinstated in full or cancelled in full, in each case, to the extent determined appropriate by the Reorganized Debtors, with the consent of the Oaktree Plan Sponsors (which consent will not be unreasonably withheld).  On and after the Effective Date, the Debtors and the Reorganized Debtors will, with the consent of the Oaktree Plan Sponsors, be permitted to transfer funds between and among themselves as they determine to be necessary or appropriate to enable the Reorganized Debtors to satisfy their obligations under the Plan.  Except as set forth in the Plan, any changes to intercompany account balances resulting from such transfers will be accounted for and settled in accordance with the Debtors’ historical intercompany account settlement practices.

Class 8 is Impaired or Unimpaired under the Plan, depending on the treatment specified above.  Holders of Class 8 Intercompany Claims are conclusively presumed to have accepted or rejected the Plan pursuant to sections 1126(f) or 1126(g) of the Bankruptcy Code, as applicable.  Therefore, holders of Class 8 Intercompany Claims are not entitled to vote to accept or reject the Plan.

(a)           Class 9 – Subsidiary Equity Interests. Subsidiary Equity Interests are the Equity Interests in the Debtor Subsidiaries.  Subsidiary Equity Interests will not receive any distribution on account of such Equity Interests.   On the Effective Date, Subsidiary Equity Interests will be reinstated or cancelled, as agreed to among the Debtors and the Oaktree Plan Sponsors on terms consistent with those set forth in the Plan Supplement.

Class 9 is Impaired or Unimpaired under the Plan, depending on the treatment specified above.  Holders of Class 9 Subsidiary Equity Interests are conclusively presumed to have accepted or rejected the Plan pursuant to sections 1126(f) or 1126(g) of the Bankruptcy Code, as applicable.  Therefore, holders of Class 9 Subsidiary Equity Interests are not entitled to vote to accept or reject the Plan.

(b)           Class 10 – Equity Interests in GMR.  An Equity Interest means any equity security within the meaning of section 101(16) of the Bankruptcy Code or any other instrument evidencing an ownership interest in any of the Debtors, whether or not transferable, and any option, warrant, or right, contractual or otherwise, to acquire, sell or subscribe for any such interest.  Holders of Equity Interests in GMR will not receive any distribution on account of such Equity Interests.  On the Effective Date, Equity Interests in GMR will be cancelled and discharged and will be of no further force and effect, whether surrendered for cancellation or otherwise.  Class 10 is Impaired under the Plan.  Holders of Class 10 Equity Interests in GMR are conclusively presumed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code.  Therefore, holders of Class 10 Equity Interests in GMR are not entitled to vote to accept or reject the Plan.

C.            Means for Implementation of the Plan.

1.             General Settlement of Claims and Interests.

As discussed in detail in the Disclosure Statement and as otherwise provided in the Plan, one element of, and in consideration for, an overall negotiated settlement of numerous disputed Claims and issues embodied in the Plan, pursuant to Bankruptcy Rule 9019 and section 1123 of the Bankruptcy Code and in consideration for the distributions, releases and other benefits provided under the Plan, the provisions of the Plan will upon Consummation constitute a good faith compromise and settlement between the Debtors, OCM  and the Oaktree Plan Sponsors arising from or related to (i) the amount of the OCM Facility Secured Claim for allocation purposes under the Plan, (ii) the total enterprise value of the Debtors’ estates and the Reorganized Debtors for allocation purposes under the Plan, (iii) the ability for certain General Unsecured Creditors of the Guarantor Debtors to participate in the Rights Offering and (iv) the amount of the New GMR Warrants, provided, however, that OCM and the Oaktree Plan Sponsors reserve all of their respective rights in respect of the Plan in the event that, for any reason, the Confirmation Order is not entered or the Effective Date does not occur.  In addition, the Plan will upon consummation constitute a good faith compromise and settlement between the Debtors, OCM, the holders of the Prepetition 2010 Facility Claims and the holders of Prepetition 2011 Facility Claims that are party to the Restructuring Support Agreement arising from or related to the Prepetition 2010 Facility Claims and the Prepetition 2011 Facility Claims.  The entry of the Confirmation Order will constitute the Bankruptcy Court’s approval of each of the foregoing compromises or settlements and all other compromises and settlements provided for in the Plan, and the Bankruptcy Court’s findings will constitute its determination that such compromises and settlements are in the best interests of the Debtors, their estates, creditors, and other parties in interest, and are fair, equitable, and within the range of reasonableness.

2.             New Equity Investment.

On December 15, 2011, the Debtors entered into the Equity Purchase Agreement with the Oaktree Plan Sponsors.  Unless otherwise provided in the Plan or the Equity Purchase Agreement, the Debtors and the Reorganized Debtors, as applicable, will use the proceeds received from the New Equity Investment and the Rights Offering Proceeds, if any: (i) to satisfy the DIP Facility Claims; (ii) to make the Paydown; (iii) to issue other cash distributions required by the Plan; (iv) to pay expenses of the Chapter 11 Cases, to the extent so ordered by the Court; and (v) for general corporate purposes, following the Effective Date.

3.             New Senior Facilities.

On or before the Effective Date, the Debtors will enter into the New Senior 2010 Facility Credit Agreement and the New Senior 2011 Facility Credit Agreement.

(a)           The New 2010 Senior Facility.  The New 2010 Senior Facility will be used to satisfy the Prepetition 2010 Facility Claims in accordance with Article III.B.3 of the Plan.

(b)           The New 2011 Senior Facility.  The New 2011 Senior Facility will be used to satisfy the Prepetition 2011 Facility Claims in accordance with Article III.B.4 of the Plan.

4.             Voting of Claims.

Each holder of an Allowed Claim in Classes 3 through 7B will be entitled to vote to accept or reject the Plan as provided in the Disclosure Statement Approval Order.

5.             Nonconsensual Confirmation.

If less than all Impaired Classes accept the Plan, but at least one Class of Claims that is Impaired under the Plan has accepted the Plan (and which Class’s acceptance is determined without inclusion of any vote submitted by the holder of a Claim that is an “insider,” as such term is defined in section 101(31) of the Bankruptcy Code), the Debtors may seek to have the Court confirm the Plan under section 1129(b) of the Bankruptcy Code.  The Debtors request confirmation of the Plan under section 1129(b) of the Bankruptcy Code with respect to any impaired Class that has not accepted or is deemed not to have accepted the Plan pursuant to section 1126 of the Bankruptcy Code.

6.	Issuance of New GMR Common Stock, GMR HoldCo Interests, Commitment Fee GMR Warrants and New GMR Warrants and Entry Into the Registration Rights Agreement.

(a)           Issuance of the Rights Offering Shares.  On the Effective Date, Reorganized GMR will issue the Rights Offering Shares to those Eligible Rights Offering Offerees (if any), that, in accordance with the Plan and the Rights Offering Procedures, validly exercised their respective Rights and Oversubscription Rights to participate in the Rights Offering.

(b)           Issuance of the New GMR Common Stock. On the Effective Date, Reorganized GMR will issue and distribute the New GMR Common Stock issuable on the Effective Date (subject to dilution from the New GMR Warrants, the Commitment Fee GMR Warrants and the New GMR Common Stock issuable under the Equity Incentive Program and net of any Rights Offering Shares issued in accordance with Article IV.F.1 of the Plan), to OCM, the Oaktree Plan Sponsors and/or the Non-Oaktree Plan Sponsor, with OCM receiving the OCM Conversion Shares and the Oaktree Plan Sponsors and/or the Non-Oaktree Plan Sponsor (or a designated affiliate thereof) receiving the New Equity Investment Shares. The issuance of the New GMR Common Stock by Reorganized GMR is authorized without the need for any further corporate action and without any further action by any holder of a Claim or Equity Interest.  15,000,000 shares of New GMR Common Stock will be authorized under the New GMR Charter.

(c)           Contribution of New GMR  Common Stock to GMR HoldCo.  Immediately following distribution of the New GMR Common Stock in accordance with Article IV.F.1 and Article IV.F.2 of the Plan, each of OCM (or a designated affiliate) and the Oaktree Plan Sponsors (or a designated affiliate) and/or the Non-Oaktree Plan Sponsor (or a designated affiliate) will be deemed to contribute the New GMR Common Stock received in accordance with Article IV.F.2 of the Plan  to GMR HoldCo in exchange for a proportionate share of the GMR HoldCo Interests (or such other share as agreed among OCM, the Oaktree Plan Sponsors and/or the Non-Oaktree Plan Sponsors in their discretion).

(d)           Entry into the Registration Rights Agreement and Shareholders Agreement. As of the Effective Date, GMR Holdco will execute the Registration Rights Agreement.  In addition, each holder of Rights Offering Shares will be deemed to have entered into the Registration Rights Agreement as of the Effective Date.  GMR Holdco and each other holder of the New GMR Common Stock as specified in the Shareholders Agreement will be deemed to have entered into the Shareholders Agreement as of the Effective Date.  The Shareholders Agreement may contain customary rights and restrictions, including, but not limited to, Oaktree Plan Sponsors’ consent rights, tag-along and drag-along rights, transfer restrictions and/or rights of first refusal.  The forms of Registration Rights Agreement and Shareholders Agreement will be filed with the Court as part of the Plan Supplement, provided, however, that the terms of the Registration Rights Agreement and Shareholders Agreement may instead be contained in the New GMR Charter or New GMR By-Laws.

(e)           Exemption from Registration.  The offering, issuance, and distribution of the New GMR Common Stock, the GMR HoldCo Interests, the New GMR Common Stock underlying the Equity Incentive Program, the New GMR Common Stock issued under the Rights Offering, if any, the New GMR Common Stock underlying the Commitment Fee GMR Warrants and the New GMR Warrants, will be exempt from the registration requirements of section 5 of the Securities Act and any other applicable law requiring registration prior to the offering, issuance, distribution, or sale of the New GMR Common Stock, the GMR HoldCo Interests, the New GMR Common Stock underlying the Equity Incentive Program, the New GMR Common Stock issued under the Rights Offering, if any, the New GMR Common Stock underlying the Commitment Fee GMR Warrants and the New GMR Warrants under section 1145 of the Bankruptcy Code, Section 4(2) of the Securities Act and/or Regulation D thereunder or other available exemption from registration under the Securities Act and other applicable law.

(f)           Authorization.  The issuance of the New GMR Common Stock, the Commitment Fee GMR Warrants and the New GMR Warrants by Reorganized GMR and the issuance of the GMR HoldCo Interests by GMR HoldCo are authorized without the need for any further corporate action or without any further action by the Debtors or Reorganized GMR, as applicable.  Pursuant to the Plan, (i) the New GMR Charter will authorize the issuance and distribution on or after the Effective Date of the New GMR Common Stock in accordance with the Plan and the Commitment Fee GMR Warrants and the New GMR Warrants (as well as any New GMR Common Stock to be issued on account of the Equity Incentive Program) and (ii) the GMR HoldCo Limited Partnership Agreement will authorize the issuance and distribution on or after the Effective Date of the GMR HoldCo Interests.  All of the New GMR Common Stock, the GMR HoldCo Interests, the Commitment Fee GMR Warrants and the New GMR Warrants will be duly authorized, validly issued, fully paid, and non-assessable.

(g)           Private Company.  On the Effective Date, Reorganized GMR and GMR HoldCo will each be a private company.  As such, on the Effective Date, Reorganized GMR will not list the New GMR Common Stock, the Commitment Fee GMR Warrants or the New GMR Warrants and GMR HoldCo will not list the GMR HoldCo Interests, on a national securities exchange.

7.             The New GMR Common Stock.

The New GMR Common Stock issued under the Plan will be in the form of registered stock certificates and will bear a legend indicating that transfer may be restricted under federal and state securities laws.  To the extent a share of New GMR Common Stock is issued in registered form, no stockholder may sell, exchange, assign, pledge, encumber or otherwise transfer such shares of New GMR Common Stock if such transfer would result in the New GMR Common Stock being held of record by more than 275 Persons as determined pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended, unless such transfer is expressly approved by the New Board or unless Reorganized GMR is at the time otherwise subject, or with the passage of time will be subject, to the reporting requirements of Section 13(a) or Section 15(d) of the Exchange Act.  Any transfer of New GMR Common Stock in violation of these provisions will be void.

8.             The Rights Offering.

(a)           Generally.  The Rights Offering will be conducted, and the Rights Offering Shares will be issued to the Eligible Rights Offering Offerees pursuant to, the Rights Offering Procedures and the Plan.  Notwithstanding anything contained in the Plan or the Rights Offering Procedures to the contrary, the Debtors, with the consent of the Oaktree Plan Sponsors, which consent will not be unreasonably withheld, may modify the Rights Offering Procedures or adopt such additional detailed procedures consistent with the Rights Offering Procedures to more efficiently administer the exercise of the Rights and the Oversubscription Rights.  The closing of the Rights Offering is conditioned on the consummation of the Plan, the Rights Offering Procedures and any other condition specified in the Equity Purchase Agreement.  Amounts held by the Subscription Agent with respect to the Rights Offering prior to the Effective Date will not be entitled to any interest on account of such amounts.

(b)           Subscription Ratio.  Each Eligible Rights Offering Offeree will receive its Pro Rata share of the Rights to purchase shares of New GMR Common Stock, to be calculated based upon the proportion that an Eligible Rights Offering Offeree’s Allowed General Unsecured Claim bears to the aggregate of Allowed General Unsecured Claims in Classes 7A-1 and 7B-1 of all Eligible Rights Offering Offerees asserted against the Guarantor Debtors.  Each Right will entitle the Eligible Rights Offering Offeree to purchase one share of New GMR Common Stock at a subscription price of $36.84.  Notwithstanding anything to the contrary in the Plan or in the Rights Offering Procedures, fractional shares of New GMR Common Stock will not be issued upon exercise of the Rights and/or Oversubscription Rights and no compensation will be paid in respect of such fractional shares.  Any such fractional shares will be rounded down to the nearest whole share of New GMR Common Stock.

(c)           Transfer Restriction and Revocation.  The Rights and Oversubscription Rights will not be assignable or detachable, and will not be transferable other than in connection with the transfer of the corresponding Claims, as evidenced by a Certification Period Notice or Post-Certification Period Transfer Notice (as such terms are defined in the Rights Offering Procedures).  In addition, once an Eligible Rights Offering Offeree has properly exercised its Rights or Oversubscription Rights, as the case may be, such exercise cannot be revoked, rescinded or annulled for any reason unless the Effective Date has not occurred on or before 270 days following the Rights Offering Subscription Deadline, at which time an Eligible Rights Offering Offeree may revoke the exercise of all, but not less than all, of the Rights and Oversubscription Rights it has exercised by delivery of a revocation notice pursuant to the Rights Offering Procedures.

(d)            Issuance of the Rights Offering Shares.  On the Effective Date, Reorganized GMR will issue the Rights Offering Shares to those Eligible Rights Offering Offerees that, in accordance with the Plan and the Rights Offering Procedures, validly exercised their respective Rights and/or Oversubscription Rights.

(e)            New Equity Investment.  The Oaktree Plan Sponsors will purchase all Rights Offering Shares not acquired in the Rights Offering upon the exercise of the Rights and/or the Oversubscription Rights pursuant to the terms and subject to the conditions set forth in the Plan and in the Equity Purchase Agreement.

(f)           Refund of Payments.  If the Equity Purchase Agreement or the Rights Offering Procedures is terminated, any payment made by an Eligible Rights Offering Offeree pursuant to the Rights Offering will be refunded as soon as practicable following such termination, without interest or deduction. If an Eligible Rights Offering Offeree participating in the Rights Offering has made an overpayment, including in respect of the Oversubscription Rights, the amount of such overpayment will be refunded as soon as practicable following the Rights Offering Subscription Deadline, without interest or deduction.

(g)           Securities Laws.  Shares of New GMR Common Stock issued to the Eligible Rights Offering Offerees pursuant to the Rights Offering will be issued pursuant to an exemption from registration under Section 4(2) of the Securities Act and/or Regulation D thereunder and applicable state securities law.

(h)           Form and Transfer Restrictions. The Rights Offering Shares will be issued in the form of registered certificates.  The Rights Offering Shares will be “restricted securities,” as that term is defined under Rule 144 promulgated pursuant to the Securities  Act, may not be sold, exchanged, assigned or otherwise transferred except pursuant to registration, or an applicable exemption from registration, under the Securities Act and applicable state securities law, and may bear an appropriate legend to that effect.

(i)            Rights Offering Dates.  The Rights Offering will be commenced and completed in accordance with the dates set forth in the Rights Offering Procedures (which will be consistent with the dates set forth on Exhibit 1 attached to the Plan); provided, however, the Debtors, with the consent of the Oaktree Plan Sponsors, which consent will not be unreasonably withheld, may modify such dates and deadlines consistent with the Rights Offering Procedures.

9.             The New GMR Warrants.

(a)           Issuance.  The New GMR Warrants will be issued pursuant to the terms of the New GMR Warrant Agreement.  Each holder of a Class 7A-1 Claim or Class 7A-2 Claim will receive its Pro Rata share of the New GMR Warrants based on the proportion that such holder’s Allowed General Unsecured Claim bears to the aggregate of all Allowed General Unsecured Claims in Classes 7A-1 and 7A-2 asserted against GMR.

(b)           Exercise Price and Other Terms.  Each New GMR Warrant will initially be exercisable for one share of New GMR Common Stock on a cashless exercise basis reflecting a total implied equity value of $421.1 million for the Reorganized Debtors.  The exercise price of the New GMR Warrants and the number of shares of New Common Stock issuable upon exercise will be subject to customary adjustment for any stock dividends, stock distributions, stock subdivision, stock combinations, cash dividends, or distributions of debt securities or other assets on the terms set forth in the New GMR Warrant Agreement.

(c)           Form. All New GMR Warrants distributed under the Plan to holders of Class 7A-1 Claims and Class 7A-2 Claims that will not be affiliates of Reorganized GMR will be issued in book-entry form, and DTC or its nominee will be the holder of record of New GMR Warrants.  One or more global warrant certificates representing such New GMR Warrants will be registered with a warrant agent for the New GMR Warrants, in the name of, and will be deposited with, DTC or its nominee.  For so long as New GMR Warrants are held through DTC, the ownership interest of each holder of such New GMR Warrants, and transfers of ownership interests therein, will be recorded on the records of the direct and indirect participants in DTC.  Unless otherwise provided for under the rules and procedures of DTC, to receive distributions of New GMR Warrants, holders of Class 7A-1 Claims and Class 7A-2 Claims who will not be affiliates of Reorganized GMR will be required to designate a direct or indirect participant in DTC with whom such holder has an account into which such New GMR Warrants may be deposited.  If DTC is unwilling or unable to continue as a depositary for such New GMR Warrants, or Reorganized GMR otherwise decides to do so (with the consent of the Oaktree Plan Sponsors), Reorganized GMR will exchange such New GMR Warrants represented in book-entry form by global warrant certificates for registered warrant certificates or record ownership of such New GMR Warrants through a direct registration system.

So long as such New GMR Warrants are held of record by DTC or its nominee, beneficial owners of such New GMR Warrants will be required to follow such procedures as DTC or its direct or indirect participants may establish for exercising their rights in respect of the New GMR Warrants, including exercise and transfer thereof.  In addition, for so long as New GMR Common Stock is held through DTC, New GMR Common Stock issuable upon exercise of such New GMR Warrants will be issued in book-entry form and held through DTC.

(d)           Transfer Restrictions. The New GMR Warrant Agreement will provide that, to the extent the New GMR Warrants are issued in registered form, no holder may sell, exchange, assign, pledge, encumber or otherwise transfer all or any portion of a New GMR Warrant if such transfer would result in the New GMR Warrants being held of record by more than 450 Persons as determined pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended, unless such transfer is expressly approved by the New Board or unless Reorganized GMR is at the time otherwise subject, or with the passage of time will be subject, to the reporting requirements of Section 13(a) or Section 15(d) of the Exchange Act.  Any transfer of a New GMR Warrant in violation of these provisions will be void.

10.          The Commitment Fee GMR Warrants.

(a)           Issuance.  The Commitment Fee GMR Warrants will be issued pursuant to the terms of the Commitment Fee GMR Warrant Agreement.

(b)           Exercise Price and Other Terms.  Each Commitment Fee GMR Warrant will initially be exercisable for one share of New GMR Common Stock at an exercise price of one penny.  The exercise price of the Commitment Fee GMR Warrants and the number of shares of New Common Stock issuable upon exercise will be subject to customary adjustment for any stock dividends, stock distributions, stock subdivision, stock combinations, cash dividends, or distributions of debt securities or other assets on the terms set forth in the Commitment Fee GMR Warrant Agreement.

(c)           Form.  The Commitment Fee GMR Warrants will be in the form of registered warrant certificates.

(d)           Transfer Restrictions.  Transfer restrictions with respect to the Commitment Fee GMR Warrants will be set forth in the Commitment Fee GMR Warrant Agreement.

11.	Continued Corporate Existence and Effectuation of Restructuring Transactions.

Continued Corporate Existence and Vesting of Assets.  Except as otherwise required to effectuate a Restructuring Transaction as set forth in Article IV.H of the Plan or otherwise provided therein: (i) each Debtor will, as a Reorganized Debtor, continue to exist after the Effective Date as a separate legal entity, with all of the powers of such a legal entity under applicable law and without prejudice to any right to alter or terminate such existence (whether by merger, dissolution or otherwise) under applicable law; and (ii) on the Effective Date, all property of the Estate of a Debtor, and any property acquired by a Debtor or Reorganized Debtor under the Plan, will vest, in such Reorganized Debtor free and clear of all Claims, Liens, charges, other encumbrances, Equity Interests and other interests (subject to Liens and Claims established on the Effective Date under the Plan, including in respect of the New Senior 2010 Facility and the New Senior 2011 Facility).  On and after the Effective Date, each Reorganized Debtor may operate its business and may use, acquire and dispose of property and compromise or settle any claims without supervision or approval by the Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules, subject only to those restrictions expressly imposed by the Plan or the Confirmation Order as well as the documents and instruments executed and delivered in connection therewith, including the documents, exhibits, instruments and other materials comprising the Plan Supplement.  Without limiting the foregoing, each Reorganized Debtor may pay the charges that it incurs from and after the Effective Date for Fee Claims, disbursements, expenses or related support services (including fees relating to the preparation of Professional fee applications) without application to, or the approval of, the Court.

Restructuring Transactions.  On the Effective Date or as soon as reasonably practicable thereafter, the Reorganized Debtors may take all actions as may be necessary or appropriate to effect any Restructuring Transaction described in, approved by, contemplated or necessary to effectuate the Plan (including any action specified in the Plan Supplement), including the filing of a certificate of dissolution in the appropriate jurisdiction.

12.           Fee Claims Escrow Account.

On the Effective Date, subject to any alternative agreement between the Debtors and any holder of a Fee Claim entered into with the consent of the Oaktree Plan Sponsors, the Debtors will establish the Fee Claim Escrow Account in an amount equal to all Fee Claims outstanding as of the Effective Date (including, for the avoidance of doubt, any estimates for unbilled amounts payable by the Debtors).  Amounts held in the Fee Claims Escrow Account will not constitute property of the Reorganized Debtors.  The Fee Claims Escrow Account may be an interest-bearing account.  In the event there is a remaining balance in the Fee Claims Escrow Account following payment to all holders of Fee Claims under the Plan any such amounts will be returned to the Reorganized Debtors.

13.           OCM Marine Holdings TP, L.P. Partnership Interests.

On the Effective Date, the OCM Marine Holdings TP, L.P. Partnership Interests will be terminated. Holders of Allowed General Unsecured Claims against GMR will receive the New GMR Warrants in exchange for GMR’s interest in the OCM Marine Holdings TP, L.P. Partnership Interests.

14.           Non-Eligible Rights Offering Offeree Distribution Fund.

On the Effective Date, the Debtors will establish and fund the Non-Eligible Rights Offering Offeree Distribution Fund, which will be an escrow account separate and apart from the Debtors’ general operating funds to be maintained in trust for the holders of Allowed General Unsecured Claims.  The Non-Eligible Rights Offering Offeree Distribution Fund will not constitute property of the Debtors or the Reorganized Debtors.  Distributions from the Non-Eligible Rights Offering Offeree Distribution Fund will be made in accordance with the provisions governing distribution set forth in Article III of the Plan.  The Non-Eligible Rights Offering Offeree Distribution Fund may be in an interest-bearing account.  In the event there is a remaining balance in the Non-Eligible Rights Offering Offeree Distribution Fund following payment to all holders of Allowed General Unsecured Claims in accordance with the Plan, such remaining amounts, if any, will be redistributed to Reorganized GMR.

D.            Provisions Regarding Corporate Governance of the Reorganized Debtors.

1.             Amendments to Certificates of Incorporation.

(a)           Reorganized GMR. On the Effective Date, the New GMR Charter will prohibit the issuance of nonvoting equity securities only so long as, and to the extent that, the issuance of nonvoting equity securities is prohibited by the Bankruptcy Code.   Additionally the New GMR Charter will provide for restrictions on trading New GMR Common Stock to the extent provided in Article IV.G, and the respective agreements governing the Commitment Fee GMR Warrants and the New GMR Warrants will provide for restrictions on trading the Commitment Fee GMR Warrants and the New GMR Warrants to the extent provided in Articles IV.I and IV.J of the Plan.  The New GMR Charter will be filed on or immediately before the Effective Date with the applicable authority in the jurisdiction of incorporation in accordance with the corporate laws of its jurisdictions of incorporation.

(b)           The Debtor Subsidiaries.  Except as otherwise required to effectuate a Restructuring Transaction as set forth in Article IV.K of the Plan, on the Effective Date, or as soon thereafter as is practicable, the certificate of incorporation of each Debtor Subsidiary will be amended (to the extent such provision is not already included in the applicable certificate of incorporation) to prohibit the issuance of nonvoting equity securities only so long as, and to the extent that, the issuance of nonvoting equity securities is prohibited by the Bankruptcy Code.  The amended certificates of incorporation of the Reorganized Debtor Subsidiaries will be filed with the applicable authorities in their respective jurisdictions of incorporation in accordance with the corporate laws of the respective jurisdictions of incorporation.

2.             Appointment of Officers and Directors.

As of the Effective Date, the term of the current members of the board of directors of GMR will expire without further action by any Person, and the initial boards of directors, including the New Board, and the officers of each of the Reorganized Debtors will consist of the individuals identified on an exhibit to the Plan Supplement and commence on the Effective Date.  The New Board will be comprised of five directors appointed by the Oaktree Plan Sponsors, and the identities and affiliations of the initial members of the New Board will be disclosed in an exhibit to the Plan Supplement.  The initial boards of directors of the other Reorganized Debtors will be as set forth in an exhibit to the Plan Supplement.  Any successors to Reorganized GMR’s or the Reorganized Debtors’ initial boards will be appointed in compliance with Reorganized GMR’s or the applicable Reorganized Debtor’s bylaws, certificates of incorporation or other applicable corporate formation and governance documents.  Each such director and officer (including the members of the New Board) will serve from and after the Effective Date pursuant to the terms of the new certificates of incorporation, by-laws, and other constituent documents of the Reorganized Debtors in effect on and from the Effective Date.

3.             Powers of Officers.

The officers of the Debtors or the Reorganized Debtors, as the case may be, will have the power to enter into or execute any documents or agreements that they deem reasonable and appropriate to effectuate the terms of the Plan.

4.             New Management Agreements, Existing Benefits Agreements and Retiree Benefits.

From and after the Effective Date, the Reorganized Debtors’ officers will be employed and serve the Reorganized Debtors in accordance with the New Management Agreements.  Except to the extent agreed to by the Oaktree Plan Sponsors and included in the Plan Supplement (or otherwise terminated with consent of the Oaktree Plan Sponsors), all Existing Benefits Agreements will be deemed rejected as of the Effective Date.  Notwithstanding anything to the contrary contained in the Plan, pursuant to section 1129(a)(13) of the Bankruptcy Code, on and after the Effective Date, all retiree benefits (as that term is defined in section 1114 of the Bankruptcy Code), if any, will continue to be paid in accordance with applicable law.

5.             Equity Incentive Program.

Subject to the terms of the Equity Incentive Program, 10% of the shares of the New GMR Common Stock, or such other amount as agreed to between the Debtors and the Oaktree Plan Sponsors, on a fully-diluted basis will be available for award to eligible employees, directors or officers of the Reorganized Debtors.  The form of award, amount, allocation and vesting schedule of such New GMR Common Stock pursuant to such Equity Incentive Program will be (i) mutually agreed upon in writing by the Oaktree Plan Sponsors and GMR and set forth in the Plan Supplement or (ii) to the extent not mutually determined in accordance with the preceding sub-clause (i) as of the date the Plan Supplement is first filed with the Court, as determined by the New Board after the Effective Date.

6.             Indemnification of Directors, Officers and Employees.

Upon the Effective Date, the charter and by-laws of each Reorganized Debtor will contain provisions that, to the fullest extent permitted by applicable law in the jurisdiction where such Reorganized Debtor is organized: (i) eliminate the personal liability of the Reorganized Debtor’s directors and officers in place from or after the Effective Date for any and all monetary damages arising from breaches of their fiduciary duties; and (ii) require the Reorganized Debtor to indemnify its directors, officers, and employees serving on or after the Effective Date with respect to any and all claims and actions, irrespective of whether such claims or actions are based on service as a director, officer, or employee of a Reorganized Debtor after the Effective Date or on service as a director, officer, or employee of a Debtor before the Effective Date, provided that any indemnification based on service as a director, officer or employee of a Debtor before the Effective Date will be limited to legal fees and expenses.

E.      Effect of Confirmation of the Plan.

1.             Dissolution of Creditors’ Committee.

The Creditors’ Committee will continue in existence until the Effective Date to exercise those powers and perform those duties specified in section 1103 of the Bankruptcy Code.  On the Effective Date, the Creditors’ Committee will be dissolved and its members will be deemed released of all their duties, responsibilities and obligations in connection with the Chapter 11 Cases or the Plan and its implementation, and the retention or employment of the Creditors’ Committee’s attorneys, financial advisors, and other agents will terminate as of the Effective Date; provided, however, such attorneys and financial advisors will be entitled to pursue their own Fee Claims and represent the Creditors’ Committee in connection with the review of, and the right to be heard in connection with, all Fee Claims.  Notwithstanding any provision in the Plan providing for the termination of the Creditors’ Committee, the Creditors’ Committee will remain in existence following the Effective Date to the extent necessary for the prosecution of any appeal of the Confirmation Order, provided, however, that nothing in the Plan or Confirmation Order (including the preceding proviso) will obligate the Debtors, the Reorganized Debtors, the Oaktree Plan Sponsors, the Non-Oaktree Plan Sponsor (if any) or any other party in interest to pay any legal fees or expenses incurred by the Creditors’ Committee after the Effective Date in connection with such prosecution of such appeal.

The Creditors’ Committee has asserted that the Plan is unconfirmable because it does not provide for the payment of fees and expenses incurred by the Creditors’ Committee in connection with any confirmation appeal after the Effective Date.  The Debtors do not agree.  The Creditors’ Committee does not cite any cases holding that barring payment of such fees and expenses violates the Bankruptcy Code or would render the plan unconfirmable.  Where, as here, the Debtors have not consented to the continuation of the Creditors’ Committee post emergence, there is no statutory basis or case law that stands for the proposition that the Debtors must pay for fees and expenses incurred by the Creditors’ Committee post-emergence.  For these reasons, and as the Debtors will demonstrate in connection with confirmation of the Plan, the Debtors believe this provision is appropriate.

2.             Discharge of the Debtors.

Pursuant to section 1141(d) of the Bankruptcy Code, and except as otherwise specifically provided in the Plan or in any contract, instrument or other agreement or document created pursuant to the Plan, the distributions, rights and treatment that are provided in the Plan will be in complete satisfaction, discharge and release, effective as of the Effective Date, of Claims (including any Intercompany Claims resolved or compromised after the Effective Date by the Reorganized Debtors), Equity Interests and Causes of Action of any nature whatsoever, including any interest accrued on Claims or Equity Interests from and after the Petition Date, whether known or unknown, against, liabilities of, Liens on, obligations of, rights against and Equity Interests in, the Debtors or any of their assets or properties, regardless of whether any property will have been distributed or retained pursuant to the Plan on account of such Claims and Equity Interests, including demands, liabilities and Causes of Action that arose before the Effective Date, any liability (including withdrawal liability) to the extent such Claims or Equity Interests relate to services performed by employees of the Debtors before the Effective Date and that arise from a termination of employment, any contingent or non-contingent liability on account of representations or warranties issued on or before the Effective Date, and all debts of the kind specified in sections 502(g), 502(h) or 502(i) of the Bankruptcy Code, in each case whether or not:  (i) a Proof of Claim based upon such debt, right or Equity Interest is Filed or deemed Filed pursuant to section 501 of the Bankruptcy Code; (ii) a Claim or Equity Interest based upon such debt, right or Equity Interest is Allowed; or (iii) the Holder of such a Claim or Equity Interest has accepted the Plan or is entitled to receive a distribution hereunder.  Any default by the Debtors or their affiliates with respect to any Claim or Equity Interest that existed immediately before or on account of the filing of the Chapter 11 Cases will be deemed cured on the Effective Date.  The Confirmation Order will be a judicial determination of the discharge of all Claims and Equity Interests subject to the Effective Date occurring.

3.             Injunction.

FROM AND AFTER THE EFFECTIVE DATE, ALL PERSONS ARE PERMANENTLY ENJOINED FROM COMMENCING OR CONTINUING IN ANY MANNER, ANY CAUSE OF ACTION RELEASED OR TO BE RELEASED PURSUANT TO THE PLAN OR THE CONFIRMATION ORDER.

FROM AND AFTER THE EFFECTIVE DATE, TO THE EXTENT OF THE RELEASES AND EXCULPATION GRANTED IN ARTICLE VI OF THE PLAN, THE RELEASING PERSONS WILL BE PERMANENTLY ENJOINED FROM COMMENCING OR CONTINUING IN ANY MANNER AGAINST THE RELEASED PARTIES AND THEIR ASSETS AND PROPERTIES, AS THE CASE MAY BE, ANY SUIT, CAUSE OF ACTION OR OTHER PROCEEDING, ON ACCOUNT OF OR RESPECTING ANY CLAIM, DEMAND, LIABILITY, OBLIGATION, DEBT, RIGHT, CAUSE OF ACTION, EQUITY INTEREST OR REMEDY RELEASED OR TO BE RELEASED PURSUANT TO ARTICLE VI OF THE PLAN OR THE CONFIRMATION ORDER.

EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THE PLAN, THE PLAN SUPPLEMENT OR RELATED DOCUMENTS, OR FOR OBLIGATIONS ISSUED PURSUANT TO THE PLAN, ALL PERSONS WHO HAVE HELD, HOLD OR MAY HOLD CLAIMS OR EQUITY INTERESTS THAT HAVE BEEN RELEASED PURSUANT TO ARTICLE VI.J.1 AND VI.J.2 OF THE PLAN, OR DISCHARGED PURSUANT TO ARTICLE VI.D OF THE PLAN OR ARE SUBJECT TO EXCULPATION PURSUANT TO ARTICLE VI.J.3 OF THE PLAN, ARE PERMANENTLY ENJOINED, FROM AND AFTER THE EFFECTIVE DATE, FROM TAKING ANY OF THE FOLLOWING ACTIONS:  (1) COMMENCING OR CONTINUING IN ANY MANNER ANY ACTION OR OTHER PROCEEDING OF ANY KIND ON ACCOUNT OF OR IN CONNECTION WITH OR WITH RESPECT TO ANY SUCH CLAIMS OR EQUITY INTERESTS; (2) ENFORCING, ATTACHING, COLLECTING OR RECOVERING BY ANY MANNER OR MEANS ANY JUDGMENT, AWARD, DECREE OR ORDER AGAINST SUCH RELEASED PARTIES ON ACCOUNT OF OR IN CONNECTION WITH OR WITH RESPECT TO ANY SUCH CLAIMS OR EQUITY INTERESTS; (3) CREATING, PERFECTING OR ENFORCING ANY ENCUMBRANCE OF ANY KIND AGAINST SUCH RELEASED PARTIES OR THE PROPERTY OR ESTATE OF SUCH RELEASED PARTIES ON ACCOUNT OF OR IN CONNECTION WITH OR WITH RESPECT TO ANY SUCH CLAIMS OR EQUITY INTERESTS; (4) ASSERTING ANY RIGHT OF SETOFF OR SUBROGATION OF ANY KIND AGAINST ANY OBLIGATIONS DUE FROM THE DEBTORS OR THE REORGANIZED DEBTORS OR AGAINST THE PROPERTY OR INTERESTS IN PROPERTY OF THE DEBTORS ON ACCOUNT OF ANY SUCH CLAIM; AND (5) COMMENCING OR CONTINUING IN ANY MANNER ANY ACTION OR OTHER PROCEEDING OF ANY KIND ON ACCOUNT OF OR IN CONNECTION WITH OR WITH RESPECT TO ANY SUCH CLAIMS OR EQUITY INTERESTS RELEASED, SETTLED OR DISCHARGED PURSUANT TO THE PLAN.

THE RIGHTS AFFORDED IN THE PLAN AND THE TREATMENT OF ALL CLAIMS AND EQUITY INTERESTS IN THE PLAN WILL BE IN EXCHANGE FOR AND IN COMPLETE SATISFACTION OF ALL CLAIMS AND EQUITY INTERESTS OF ANY NATURE WHATSOEVER, INCLUDING ANY INTEREST ACCRUED ON CLAIMS FROM AND AFTER THE PETITION DATE, AGAINST THE DEBTORS OR ANY OF THEIR ASSETS, PROPERTY OR ESTATES.  ON THE EFFECTIVE DATE, ALL SUCH CLAIMS AGAINST THE DEBTORS WILL BE FULLY RELEASED AND DISCHARGED, AND THE EQUITY INTERESTS WILL BE CANCELLED.

EXCEPT AS OTHERWISE EXPRESSLY PROVIDED FOR IN THE PLAN OR IN OBLIGATIONS ISSUED PURSUANT HERETO FROM AND AFTER THE EFFECTIVE DATE, ALL CLAIMS AGAINST THE DEBTORS WILL BE FULLY RELEASED AND DISCHARGED, AND ALL EQUITY INTERESTS WILL BE CANCELLED, AND THE DEBTORS’ LIABILITY WITH RESPECT THERETO WILL BE EXTINGUISHED COMPLETELY, INCLUDING ANY LIABILITY OF THE KIND SPECIFIED UNDER SECTION 502(G) OF THE BANKRUPTCY CODE.

EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THE PLAN, THE PLAN SUPPLEMENT OR RELATED DOCUMENTS, OR FOR OBLIGATIONS ISSUED PURSUANT TO THE PLAN, ALL PERSONS WILL BE PRECLUDED FROM ASSERTING AGAINST THE DEBTORS, THE DEBTORS’ ESTATES, THE REORGANIZED DEBTORS, EACH OF THEIR  RESPECTIVE SUCCESSORS AND ASSIGNS, AND EACH OF THEIR ASSETS AND PROPERTIES, AND EACH OF THE RELEASED PARTIES’ ANY OTHER CLAIMS OR EQUITY INTERESTS BASED UPON ANY DOCUMENTS, INSTRUMENTS OR ANY ACT OR OMISSION, TRANSACTION OR OTHER ACTIVITY OF ANY KIND OR NATURE THAT OCCURRED BEFORE THE EFFECTIVE DATE.

4.             Preservation of Causes of Action.

Section 1123(b)(3) of the Bankruptcy Code provides that a debtor’s plan of reorganization may provide for the debtor to retain and enforce any claim or interest on behalf of the debtor’s estate for the benefit of its creditors.

In accordance with section 1123(b) of the Bankruptcy Code, and except as expressly provided in the Plan (including Article VI.J.1 of the Plan) and in paragraph G(vi) and  (vii) of the DIP Financing Order, the Reorganized Debtors will retain all Causes of Action, including those Causes of Action listed as retained Causes of Action on an exhibit to the Plan Supplement.  Nothing contained in the Plan, the Plan Supplement or the Confirmation Order will be deemed a waiver or relinquishment of any claim, Cause of Action, right of setoff, or other legal or equitable defense of the Debtors that is not specifically waived or relinquished by the Plan.  The Reorganized Debtors will have, retain, reserve and be entitled to assert all such claims, Causes of Action, rights of setoff and other legal or equitable defenses that the Debtors had immediately before the Petition Date as fully as if the Chapter 11 Cases had not been commenced, and all of the Reorganized Debtors’ legal and equitable rights respecting any claim that is not specifically waived or relinquished by the Plan may be asserted after the Effective Date to the same extent as if the Chapter 11 Cases had not been commenced. No Person may rely on the absence of a specific reference in the Plan or the Disclosure Statement to any Cause of Action against them as any indication that the Debtors or Reorganized Debtors, as applicable, will not pursue any and all available Causes of Action against such Person.  The Debtors or Reorganized Debtors, as applicable, expressly reserve all rights to prosecute any and all Causes of Action against any Person, in accordance with the Plan.  From and after the Effective Date, the Debtors or Reorganized Debtors, as applicable, will have the exclusive right, authority and discretion to determine and to initiate, file, prosecute, enforce, abandon, settle, compromise, release, withdraw or litigate to judgment any Cause of Action and to decline to do any of the foregoing without further notice to or action, order or approval of the Court.

5.             Votes Solicited in Good Faith.

The Debtors have, and upon entry of the Confirmation Order will be deemed to have, solicited acceptances of the Plan in good faith and in compliance with the applicable provisions of the Bankruptcy Code.  The Debtors (and each of their respective affiliates, agents, directors, officers, members, employees and Professionals) have participated in good faith and in compliance with the applicable provisions of the Bankruptcy Code in the offer and issuance of the securities offered and sold under the Plan and therefore have not been, and on account of such offer and issuance will not be, liable at any time for the violation of any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of the Plan or the offer or issuance of the securities offered and distributed under the Plan.

6.             Cancellation of Existing Securities.

On the Effective Date, except as otherwise specifically provided for in the Plan: (i) the obligations of the Debtors under the Prepetition Senior Credit Agreements, the OCM Credit Agreement and the Senior Notes Indenture, and any other certificate, share, note, bond, indenture, purchase right, option, warrant or other instrument or document directly or indirectly evidencing or creating any indebtedness or obligation of or ownership interest in the Debtors giving rise to any Claim or Equity Interest (except such certificates, notes or other instruments or documents evidencing indebtedness or obligations of the Debtors that are specifically reinstated pursuant to the Plan), will be cancelled as to the Debtors, and the Reorganized Debtors will not have any continuing obligations thereunder; and (ii) the obligations of the Debtors pursuant, relating or pertaining to any agreements, indentures, certificates of designation, bylaws or certificate or articles of incorporation or similar documents governing the shares, certificates, notes, bonds, purchase rights, options, warrants or other instruments or documents evidencing or creating any indebtedness or obligation of the Debtors (except such agreements, certificates, notes or other instruments evidencing indebtedness or obligations of the Debtors that are specifically reinstated pursuant to the Plan or assumed by the Debtors) will be released and discharged; provided, however, notwithstanding the occurrence of the Confirmation Date or the Effective Date, that any such indenture or agreement that governs the rights of the holder of a Claim will continue in effect solely for purposes of (a) allowing holders of such Claims to receive distributions under the Plan as provided in the Plan, (b) allowing the Prepetition Agent and/or the Senior Notes Indenture Trustee to make distributions under the Plan as provided in the Plan, and deduct therefrom such reasonable compensation, fees, and expenses due thereunder or incurred in making such distributions, to the extent not paid by the Debtors and authorized under such indenture or agreement, (c) allowing the Prepetition Agent and/or the Senior Notes Indenture Trustee to seek compensation and/or reimbursement of fees and expenses in accordance with the terms of the Plan, (d) allowing the Senior Notes Indenture Trustee to exercise any charging liens it may have under the Senior Notes Indenture against any such distributions and (e) preserving any charging lien or indemnification rights of the Senior Notes Indenture Trustee under the Senior Notes Indenture against the holders of the Senior Notes. The charging liens held by the Senior Notes Indenture Trustee against distributions to holders of the Senior Notes will be deemed released only upon the payment in full of the Senior Notes Indenture Trustees’ fees and expenses.  For the avoidance of doubt, nothing in this section will affect the discharge of or result in any obligation, liability or expense of the Debtors or Reorganized Debtors or affect the discharge of Claims or Equity Interests pursuant to the Bankruptcy Code, the Confirmation Order or the Plan, or result in any additional obligation, expense or liability of the Debtors or Reorganized Debtors. On and after the Effective Date, all duties and responsibilities of the Prepetition Agent and the Senior Notes Indenture Trustee will be discharged except to the extent required to effectuate the Plan.

7.             Claims Incurred After the Effective Date.

Claims incurred by the Debtors after the Effective Date, including Claims for Professionals’ fees and expenses incurred after such date, may be paid by the Reorganized Debtors in the ordinary course of business and without application for or Court approval, subject to any agreements with such holders of a Claim.

8.             Releases, Exculpation and Injunction.

(a)           Releases by the Debtors. On the Effective Date, and notwithstanding any other provisions of the Plan, the Debtors and the Reorganized Debtors, on behalf of themselves and their estates and the Non-Debtor Guarantor Subsidiaries, will be deemed to release unconditionally the Released Parties23 from any and all claims, obligations, suits, judgments, damages, rights, Causes of Action and liabilities whatsoever, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, in law, equity or otherwise, assertable on behalf of or derivative from the Debtors, based in whole or in part upon actions taken solely in their respective capacities described in the Plan or any omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date in any way relating to the Debtors, the Disclosure Statement, the Rights Offering, the Chapter 11 Cases, or the Plan, provided, however, that (a) no individual will be released from any act or omission that constitutes gross negligence or willful misconduct as determined by a Final Order, (b) the Reorganized Debtors will not relinquish or waive the right to assert any of the foregoing as a legal or equitable defense or right of set-off or recoupment against any Claims of any such persons asserted against the Debtors, (c) the foregoing release will not apply to any obligations that remain outstanding in respect of loans or advances made to individuals by the Debtors or to any obligations under the New 2010 Facility Credit Agreement or the New 2011 Facility Credit Agreement outstanding as of the Effective Date, and (d) the foregoing release applies to the Released Parties solely in their respective capacities described in the Plan.

The Debtors believe that the releases by the Debtors set forth in the Plan are in the best interests of the estate and represent an appropriate exercise of the Debtors’ business judgment, as required under applicable law.  First and foremost, the Debtors do not believe that there are any viable estate causes of action against any of the Released Parties.  Second, the releases by the Debtors, which facilitate the New Equity Investment, provide substantial benefits to the Debtors and their constituents.  Third, the Released Parties have played an integral role in the formulation of the Plan and have expended significant time and resources analyzing and negotiating the issues presented by the Debtors’ prepetition capital structure.  Fourth, the releases by the Debtors will eliminate the potential for post-effective date litigation against directors and officers that could threaten the viability of the reorganized company both directly (by virtue of indemnification agreements) and indirectly (through the cost and distraction of potential third-party discovery).  Finally, the releases by the Debtors are similar in scope to those customarily approved by courts in this District.  The Plan reflects the settlement and resolution of several complex issues, and the releases are an integral part of the consideration to be provided in exchange for the compromises and resolutions embodied in the Plan.

23 “Released Parties” is defined in the Plan as “each of (a) the Debtors and Reorganized Debtors; (b) the Prepetition Agent; (c) the Prepetition 2010 Facility Lenders (including, for the avoidance of doubt, those lenders party to the Prepetition Swap Agreements that were terminated before the Effective Date); (d) the Prepetition 2011 Facility Lenders (including, for the avoidance of doubt, those lenders party to the Prepetition Swap Agreements that were terminated before the Effective Date); (e) the OCM Facility Lenders; (f) the OCM Facility Agent; (g) the DIP Financing Agent; (h) the DIP Lenders; (i) the Oaktree Plan Sponsors; (j) the Non-Oaktree Plan Sponsors (if any); (k) GMR HoldCo.; and (l) with respect to each of the foregoing in clauses (a) through (k), such entities’ predecessors, Professionals, successors and assigns, subsidiaries, funds, portfolio companies, affiliates, and each of their respective current and former officers, directors, employees, managers, attorneys, financial advisors, accountants, investment bankers, consultants, management companies or other professionals or representatives.

Certain parties in interest, including the Creditors’ Committee, have asserted that the releases contained in the Plan are impermissible and do not comport with applicable case law.  The Debtors disagree and will demonstrate that these release provisions are justified in light of the facts and circumstances of this case at the Confirmation Hearing.  In particular, the Debtors will present evidence supporting the reasonableness of their conclusion that there are no viable estate causes of action against any of the Released Parties.  Before agreeing to such a release against the Released Parties (which include the Oaktree Plan Sponsors), the Debtors analyzed whether there were any potential colorable claims based on the Oaktree transaction and determined that there are no viable causes of actions against the Released Parties.

The Debtors will also demonstrate that the estate release provides substantial benefits to the Debtors and their constituents, and is necessary to a successful reorganization.  The Debtors will also show that the release provision was negotiated at arms-length with the Oaktree Plan Sponsors, who insisted upon the release as a condition of their sponsorship of the Plan and after proper analysis.  In addition, as noted above, the Released Parties (including the Oaktree Plan Sponsors) afforded significant value to the Debtors, played an integral role in the formulation of the Plan, and expended significant time and resources analyzing and negotiating the issues involved therein.

The Creditors’ Committee believes the Debtors’ Estates may hold claims against Oaktree to avoid and recover on account of the liens and guarantees given under the OCM Facility, or to equitably subordinate the claims arising from the OCM Facility.  If either of those claims is successful, the Creditors’ Committee believes that it may result in significant claims against Oaktree and/or the treatment of the OCM Facility as an unsecured claim in these cases and/or the equitable subordination of Oaktree’s claims.  If, however, those claims are successful, the Equity Purchase Agreement will be terminated and the Plan will not be consummated.

The Creditors’ Committee also believes the Debtors’ Estates may hold claims against Mr. Georgiopoulos relating to his relationship with Oaktree, his prepetition efforts to cause the Debtors to enter into the OCM Facility in lieu of other competing offers, and his decision to take an interest in the Oaktree fund that owns the Debtors’ obligations under the OCM Facility.

The Debtors have analyzed the existence of potential claims against Oaktree and Mr. Georgiopoulos relating to the Oaktree transaction and do not believe there are any viable causes of actions against either party.  With respect to the interest in the Oaktree fund that owns the Debtors’ obligations under the OCM Facility, the carried interest that was provided to Mr. Georgiopoulos was approved by the independent committee of the Company’s board following full disclosure and was consistent with the prior interests that Oaktree had provided to Mr. Georgiopoulos in previous transactions dating back to 2009.  In light of this relationship, the Company determined that it was proper to not have Mr. Georgiopoulos participate in the discussions regarding the potential transaction and formed an independent committee of its board.  In addition, Oaktree, as one of the Released Parties, afforded value to the Debtors and aided in the reorganization process.  Furthermore, Peter Georgiopolous transferred his interest in the Oaktree Fund that owns the OCM Facility to the Debtors and such interest is the asset being used to provide the main source of recovery (the New GMR Warrants) to unsecured creditors under the Plan.

The Committee has argued that the Releases being granted to Mr. Georgiopoulos and OCM result in unfair discrimination because such Releases are additional distributions in respect of their Claims.  In the Debtors’ view, this reflects a misinterpretation of the Plan mechanics.  Mr. Georgiopoulos and OCM are receiving the Releases not on account of their Claims but on account of their substantial contributions to the Plan.

Courts have concluded that such releases are consistent with the Bankruptcy Code and thus valid and enforceable.  As the Debtors will demonstrate in connection with confirmation of the Plan, the Debtors believe the releases are appropriate and are consistent with the form of releases that have been approved by other cases in this district and elsewhere.

(b)           Releases by Holders of Claims.  On the Effective Date, and notwithstanding any other provisions of the Plan, each Person who, directly or indirectly, has held, holds, or may hold Claims who submits a Ballot but does not elect to opt out of the releases described in this paragraph will be deemed, by virtue of their receipt of distributions and/or other treatment contemplated under the Plan, to have forever released and covenanted with the Released Parties not to (i) sue or otherwise seek recovery from any Released Party on account of any Claim, including any Claim or Cause of Action based upon tort, breach of contract, violations of federal or state securities laws or otherwise, based upon any act, occurrence, or failure to act from the beginning of time through the Effective Date in any way related to the Debtors or their business and affairs or (ii) assert against any Released Party any Claim, obligation, right, Cause of Action or liability that any holder of a Claim may be entitled to assert, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, based in whole or in part on any act or omission, transaction, or occurrence from the beginning of time through the Effective Date in any way relating to the Debtors, the Chapter 11 Cases, or the Plan, provided, however, the foregoing release will not (i) apply to obligations arising under the Plan, (ii) apply to obligations arising under the New Senior Facilities, (iii) be construed to prohibit a party-in-interest from seeking to enforce the terms of the Plan and (iv) apply to any act or omission that constitutes gross negligence or willful misconduct as determined by a Final Order.  The foregoing releases will apply to the Released Parties solely in their respective capacities described herein.

(c)           Exculpation and Injunction. The Debtors, the Reorganized Debtors, and the other Released Parties (i) will have no liability whatsoever to any holder or purported holder of an Administrative Claim, Claim, or Equity Interest for any act or omission that occurred during and in connection with the Chapter 11 Cases or in connection with, or arising out of the preparation and filing of the Chapter 11 Cases, the Plan, the Disclosure Statement, the negotiation of the Plan, the negotiation of the documents included in the Plan Supplement, the pursuit of approval of the Disclosure Statement or the solicitation of votes for confirmation of the Plan, the Chapter 11 Cases, the Rights Offering, the consummation of the Plan, the administration of the Plan or the property to be distributed under the Plan, or any transaction contemplated by the Plan or Disclosure Statement or in furtherance thereof except for any act or omission that constitutes willful misconduct or gross negligence as determined by a Final Order, and (ii) in all respects, will be entitled to rely upon the advice of counsel with respect to their duties and responsibilities under the Plan.  This exculpation will be in addition to, and not in limitation of, all other releases, indemnities, exculpations and any other applicable law or rules protecting such Released Parties from liability.  Pursuant to section 105 of the Bankruptcy Code, no holder or purported holder of an Administrative Claim, Claim or Equity Interest will be permitted to commence or continue any Cause of Action, employment of process, or any act to collect, offset, or recover any Claim against a Released Party that accrued on or before the Effective Date and that has been released or waived pursuant to the Plan.

All injunctions or stays provided for in the Chapter 11 Cases under sections 105 or 362 of the Bankruptcy Code, or otherwise, and in existence on the Confirmation Date, will remain in full force and effect until the Effective Date.

(d)           Liabilities to, and Rights of, Governmental Units. Nothing in the Plan or Confirmation Order will discharge, release, or preclude: (i) any liability to a Governmental Unit that is not a Claim; (ii) any Claim of a Governmental Unit arising on or after the Confirmation Date; (iii) any criminal liability; or (iv) any liability to a Governmental Unit on the part of any Person other than the Debtors and the Reorganized Debtors.  Nothing in the Plan or Confirmation Order will enjoin or otherwise bar any Governmental Unit from asserting or enforcing, outside the Bankruptcy Court, any liability described in the preceding sentence.  Notwithstanding the foregoing, the Debtors reserve the right to assert that any liability is a Claim that arose on or before the Effective Date and that such Claim has been discharged and/or released under sections 524 and 1141 of the Bankruptcy Code.  Notwithstanding any other provisions in the Confirmation Order or the Plan, the Court retains jurisdiction, but not exclusive jurisdiction, to determine whether environmental liabilities asserted by a Governmental Unit are discharged or otherwise barred by the Confirmation Order, the Plan or the Bankruptcy Code.

9.             Preservation of Insurance.

The Debtors’ discharge and release from all Claims as provided in the Plan will not, except as necessary to be consistent with the Plan, diminish or impair the enforceability of any insurance policy that may provide coverage for Claims against the Debtors, the Reorganized Debtors, their current and former directors and officers, or any other Person.  Prior to the Effective Date, the Debtors will obtain directors’ and officers’ liability insurance tail coverage for all of their current and former directors and officers, which coverage will extend for a period of not less than six (6) years after the Effective Date and contain terms no less favorable to such directors and officers as the terms of the existing directors’ and officers’ liability insurance policies issued to the Debtors.

10.           Indemnification of the Oaktree Plan Sponsors.

The Debtors and the Reorganized Debtors will indemnify and hold harmless the Oaktree Plan Sponsors and each of their respective predecessors, Professionals, successors and assigns, subsidiaries, funds, portfolio companies, affiliates, holders of Equity Interests, partners, and agents, and each of their respective current and former officers, directors, employees, managers, attorneys, financial advisors, accountants, investment bankers, consultants, management companies or other professionals or representatives for any Losses incurred solely in their capacity as Oaktree Plan Sponsors, except to the extent such Losses were the result of any such Person’s gross negligence or willful misconduct, as determined by Final Order.24

F.      Distributions under the Plan.

1.             Allowed Claims.

(a)           Delivery of Distributions. Distributions under the Plan will be made by the Reorganized Debtors to the holders of Allowed Claims in all Classes for which a Distribution is provided in the Plan at the addresses set forth on the Schedules, unless such addresses are superseded by Proofs of Claim or transfers of claim filed pursuant to Bankruptcy Rule 3001 by the Record Date (or at the last known addresses of such holders if the Debtors or the Reorganized Debtors have been notified in writing of a change of address).

(b)           Distribution of Cash. Any payment of Cash by the Reorganized Debtors pursuant to the Plan will be made at the option and in the sole discretion of the Reorganized Debtors by (i) a check drawn on, or (ii) wire transfer from, a domestic bank selected by the Reorganized Debtors.

(c)           Unclaimed Distributions of Cash. Any distribution of Cash under the Plan that is unclaimed after six months after it has been delivered (or attempted to be delivered) will, pursuant to section 347(b) of the Bankruptcy Code, become the property of the Reorganized Debtor against which such Claim was Allowed notwithstanding any state or other escheat or similar laws to the contrary, and the entitlement by the holder of such unclaimed Allowed Claim to such distribution or any subsequent distribution on account of such Allowed Claim will be extinguished and forever barred.

(d)           Distributions of New GMR Common Stock, Commitment Fee GMR Warrants and New GMR Warrants.  On the Effective Date, the Reorganized Debtors (or their agent or designee) will distribute the New GMR Common Stock issuable on the Effective Date, New Equity Investment Shares, the Commitment Fee GMR Warrants, the New GMR Warrants, the OCM Conversion Shares and the Rights Offering Shares.  In addition, Reorganized GMR will be authorized to issue additional New GMR Warrants to holders of Class 7A-1 and Class 7A-2 General Unsecured Claims against GMR that are not Allowed on the Effective Date, but which subsequently become Allowed.  Notwithstanding anything to the contrary set forth herein, and unless otherwise agreed by the Senior Notes Indenture Trustee, all distributions of New GMR Warrants payable under the Plan to holders of Senior Notes will be paid by Reorganized GMR to the Senior Notes Indenture Trustee, which will distribute such distributions (net of any fees, costs and expenses of the Senior Notes Indenture Trustee payable from such distributions under the Indenture or applicable law), or cause such distributions (net of any such fees, costs and expenses) to be distributed, to the holders of the Senior Notes in accordance with the terms of the Senior Notes Indenture. Distributions of New GMR Warrants to holders of Senior Notes may be made by means of book-entry exchange through the facilities of the Depository Trust Corporation in accordance with the customary practices of the Depository Trust Corporation, as and to the extent practicable. In connection with such book-entry exchange, the Senior Notes Indenture Trustee may deliver instructions to the Depository Trust Corporation directing the Depository Trust Corporation to effect such distributions as provided under the Plan.  The Debtors note that any distributions of New GMR Warrants to holders of Senior Notes may be subject to the payment of fees and expenses owed to the Senior Notes Indenture Trustee pursuant to the Senior Notes Indenture, including the ability of the Senior Notes Indenture Trustee to assert a “charging lien” pursuant to Section 7.7 of the Senior Notes Indenture.  Should the Senior Notes Indenture Trustee be required to exercise its charging lien rights, the Senior Notes Indenture Trustee may not be able to sell all or any portion of the New GMR Warrants in order to satisfy their fees and expenses or may be forced to sell at a low market price adversely affecting the recoveries of holders of Senior Notes.  To the extent any postpetition fees and expenses are entitled to administrative status under section 503(b) of the Bankruptcy Code, the Debtors will pay such fees and expenses in accordance with Article III of the Plan.

24 For the avoidance of doubt, this indemnification provision in the Plan is not meant to address any recovery against OCM on account of the OCM Facility or Losses incurred by OCM on account of any litigation pursued by the Debtors’ Estates.

(e)           Unclaimed Distributions of GMR HoldCo Interests, New GMR Common Stock, the Commitment Fee GMR Warrants and New GMR Warrants.  Any distribution of GMR HoldCo Interests, New GMR Common Stock, Commitment Fee GMR Warrants and New GMR Warrants under the Plan that is unclaimed after six months after it has been delivered (or attempted to be delivered) will be held by the Reorganized Debtors; notwithstanding any state or other escheat or similar laws to the contrary, the entitlement by the holder of such Allowed Claim to such distribution or any subsequent distribution on account of such Allowed Claim will be extinguished and forever barred.

(f)            Saturdays, Sundays, or Legal Holidays.  If any payment, distribution or act under the Plan is required to be made or performed on a date that is not a Business Day, then the making of such payment or the performance of such act may be completed on the next succeeding Business Day, and will be deemed to have been completed as of the required date.

(g)           Fractional GMR HoldCo Interests, New GMR Common Stock, Commitment Fee GMR Warrants and New GMR Warrants and De Minimis Distributions. Notwithstanding any other provision in the Plan to the contrary, no fractional shares of GMR HoldCo Interests, New GMR Common Stock, Commitment Fee GMR Warrants or New GMR Warrants will be issued or distributed pursuant to the Plan.  Whenever any payment of a fraction of a share of GMR HoldCo Interests, New GMR Common Stock, Commitment Fee GMR Warrants or a New GMR Warrant would otherwise be required under the Plan, the actual distribution made will reflect a rounding of such fraction to the nearest whole share (up or down), with half shares or less being rounded down and fractions in excess of a half of a share being rounded up; except that shares issued in the Rights Offering will be rounded down to the nearest whole share.  If two or more holders are entitled to equal fractional entitlements and the number of holders so entitled exceeds the number of whole shares, as the case may be, that remain to be allocated, the Reorganized Debtors will allocate the remaining whole shares to such holders by random lot or such other impartial method as the Reorganized Debtors deem fair, in their sole discretion.  Upon the allocation of all of the whole GMR HoldCo Interests, New GMR Common Stock, Commitment Fee GMR Warrants and New GMR Warrants authorized under the Plan, all remaining fractional portions of the entitlements will be canceled and will be of no further force and effect.  The Reorganized Debtors will not be required to, but may in their sole and absolute discretion, make any payment on account of any Claim in the event that the costs of making such payment exceeds the amount of such payment.

(h)           Distributions for Claims Allowed as of the Effective Date. Except as otherwise provided in Article II.A.1 of the Plan, on the Effective Date or, with the consent of the Oaktree Plan Sponsors, as soon as reasonably practicable thereafter, the Reorganized Debtors will distribute Cash, GMR HoldCo Interests, New GMR Common Stock, the Commitment Fee GMR Warrants, the New GMR Warrants, or Collateral, as the case may be, to the holders of Allowed Claims as contemplated in the Plan.

(i)            Distributions for Claims Allowed after the Effective Date and Distributions from the Non-Eligible Rights Offering Offeree Distribution Fund. Each holder of a Claim that becomes an Allowed Claim subsequent to the Effective Date will receive the distribution to which such holder of an Allowed Claim is entitled at such time that the Reorganized Debtors determine, in their discretion, to make subsequent distributions to a holder of an Allowed Claim following the Effective Date.  Distributions will be made from the Non-Eligible Rights Offering Offeree Distribution Fund to the holders of Allowed General Unsecured Claims that are Non-Eligible Rights Offering Offerees once the Allowed amount of all General Unsecured Claims against the Guarantor Debtors that are held by Non-Eligible Rights Offering Offerees is agreed to in writing by the Reorganized Debtors with the consent of the Oaktree Plan Sponsors (which consent will not be unreasonably withheld) and/or determined by Final Order, and such amount is communicated to the escrow agent, provided, that, the Reorganized Debtors, with the consent of Oaktree Plan Sponsors (which consent will not be unreasonably withheld), reserve the right to send instructions to the escrow agent to make initial and subsequent distributions (with a hold-back for the maximum amount of unresolved General Unsecured Claims) to Non-Eligible Rights Offering Offerees.

(j)            The Record Date. As of the close of business on the Record Date, the claims register (for Claims) and transfer ledger (for Equity Interests) will be closed, and there will be no further changes in the record holders of any Claims or Equity Interests.  The Reorganized Debtors will have no obligation to, but may in their discretion, recognize any transfer of any Claims or Equity Interests occurring after the Record Date.  The Reorganized Debtors will instead be entitled to recognize and deal for purposes under the Plan with only those record holders stated on the claims register (for Claims) and transfer ledgers (for Equity Interests) as of the close of business on the Record Date.

(k)           Interest on Claims. Except as specifically provided for in the Plan, no Claims, Allowed or otherwise (including Administrative Claims), will be entitled, under any circumstances, to receive any interest on a Claim.

2.             Resolution of Disputed Claims.

From and after the Effective Date, the Reorganized Debtors will have the right to file, settle, compromise, withdraw or litigate objections to any Claim, provided that such Claim is not Allowed as of the Effective Date.  Unless otherwise ordered by the Court, objections to, or other proceedings concerning the allowance of, Claims will be filed and served upon the holders of the Claims as to which the objection is made, or otherwise commenced, as the case may be, as soon as practicable, but in no event later than the Claims Objection Deadline or such other deadline specified with respect to a particular Claim in the Plan.

In the event a Claim is filed after the expiration of the relevant Claims Objection Deadline, the Reorganized Debtors will have ninety (90) days from the date such Claim is filed to object to such Claim, which deadline may be extended by the Court on motion of the Reorganized Debtors without a hearing or notice.  The Reorganized Debtors may settle, compromise, withdraw any objections or proceedings without Court approval or may seek Court approval without notice to any Person.

3.             Allocation of Consideration.

The aggregate consideration to be distributed to the holders of Allowed Claims in each Class under the Plan will be treated as first satisfying an amount equal to the stated principal amount of the Allowed Claim for such holders, and any remaining consideration as satisfying accrued, but unpaid, interest and costs, if any, and attorneys’ fees, as applicable.

4.             Estimation.

The Reorganized Debtors may at any time request that the Court estimate any Disputed Claim pursuant to section 502(c) of the Bankruptcy Code regardless of whether the Debtors or the Reorganized Debtors have previously objected to such Claim.  The Court will retain jurisdiction to estimate any Claim at any time, including during proceedings concerning any objection to such Claim.  In the event that the Court estimates any Disputed Claim, such estimated amount may constitute either (i) the Allowed amount of such Claim, (ii) the amount on which a reserve is to be calculated for purposes of any reserve requirement under the Plan or (iii) a maximum limitation on such Claim, as determined by the Court.  If the estimated amount constitutes a maximum limitation on such Claim, the Debtors or the Reorganized Debtors, as the case may be, or the Creditors’ Committee (before the Effective Date) may elect to object to ultimate payment of such Claim.  All of the aforementioned Claims’ objection, estimation and resolution procedures are cumulative and not necessarily exclusive of one another.

5.             Insured Claims.

If any portion of an Allowed Claim is an Insured Claim, no distributions under the Plan will be made on account of such Allowed Claim until the holder of such Allowed Claim has exhausted all remedies with respect to any applicable insurance policies.  To the extent that one or more of the Debtors’ insurers agrees to satisfy a Claim in whole or in part, then immediately upon such agreement, the portion of such Claim so satisfied may be expunged without an objection to such Claim having to be filed and without any further notice to or action, order or approval of the Court.

The Creditors’ Committee has argued that this provision of the Plan is impermissible.  The Debtors disagree.  Courts in this and other districts have approved similar plan provisions requiring a creditor to exhaust its remedies from insurance proceeds prior to raising a claim against the estate.  The Debtors intend to provide evidence and legal argument in support of the provision at the Confirmation Hearing.

G.            Retention of Jurisdiction.

Notwithstanding the entry of the Confirmation Order and the occurrence of the Effective Date, on and after the Effective Date, the Court will retain exclusive jurisdiction over all matters arising out of, or related to, the Chapter 11 Cases and the Plan pursuant to sections 105(a) and 1142 of the Bankruptcy Code, including jurisdiction: (i) to resolve any matters related to (a) the assumption, assumption and assignment, or rejection of any Executory Contract or Unexpired Lease to which a Debtor or Reorganized Debtor is party or with respect to which a Debtor or Reorganized Debtor may be liable and to hear, determine, and, if necessary, liquidate, any Claims arising therefrom, including Cure Claims pursuant to section 365 of the Bankruptcy Code; (b) the Reorganized Debtors amending, modifying, or supplementing, after the Effective Date, pursuant to Article IX of the Plan, any Executory Contracts or Unexpired Leases to the Assumption Schedule or the Rejection Schedule or otherwise; and (c) any dispute regarding whether a contract or lease is or was executory or expired; (ii) to determine, adjudicate, or decide any other applications, adversary proceedings, contested matters, and any other matters pending on the Effective Date; (iii) to ensure that distributions to holders of Allowed Claims are accomplished as provided in the Plan; (iv) to resolve disputes as to the ownership of any Claim or Equity Interest; (v) to allow, disallow, determine, liquidate, classify, estimate, or establish the priority, secured or unsecured status, or amount of any Claim or Equity Interest, including the resolution of any request for payment of any Administrative Claim and the resolution of any and all objections to the secured or unsecured status, priority, amount, or allowance of Claims or Equity Interests; (vi) to enter and implement such orders as may be appropriate in the event the Confirmation Order is for any reason stayed, revoked, reversed, modified or vacated; (vii) to issue such orders in aid of execution of the Plan, to the extent authorized by section 1142 of the Bankruptcy Code; (viii) to consider any modifications of the Plan, to cure any defect or omission, or to reconcile any inconsistency in any order of the Court, including  the Confirmation Order; (ix) to hear and determine all applications for compensation and reimbursement of expenses of Professionals under sections 330, 331 and 503(b) of the Bankruptcy Code; (x) to hear and determine disputes arising in connection with the interpretation, implementation, consummation, or enforcement of the Plan; (xi) to hear and determine disputes arising in connection with the interpretation, implementation, and consummation of the Rights Offering; (xii) to hear and determine any issue for which the Plan requires a Final Order of the Court; (xiii) to hear and determine matters concerning state, local, and federal taxes in accordance with sections 346, 505 and 1146 of the Bankruptcy Code; (xiv) to hear and determine disputes arising in connection with compensation and reimbursement of expenses of professionals for services rendered during the period commencing on the Petition Date through and including the Effective Date; (xv) to hear and determine any Causes of Action preserved under the Plan; (xvi) to hear and determine any matter regarding the existence, nature and scope of the Debtors’ discharge; (xvii) to hear and determine any matter regarding the existence, nature, and scope of the releases and exculpation provided under the Plan; (xviii) to enter a final decree closing any of the Chapter 11 Cases; (xix) to issue injunctions, enter and implement other orders, or take such other actions as may be necessary or appropriate to restrain interference by any entity with consummation or enforcement of the Plan; (xx) to adjudicate any and all disputes arising from or relating to distributions under the Plan; and (xxi) to hear any other matter not inconsistent with the Bankruptcy Code.

H.            Executory Contracts and Unexpired Leases.

The Bankruptcy Code grants the Debtors the power, subject to the approval of the Bankruptcy Court, to assume or reject executory contracts and unexpired leases.  If an executory contract or unexpired lease is rejected, the other party to the agreement may file a claim for damages, if any, incurred by reason of the rejection.  In the case of the Debtors’ rejection of leases of real property and employment agreements, such damage claims are subject to certain caps imposed by the Bankruptcy Code.

1.             Assumption and Rejection of Executory Contracts and Unexpired Leases.

The Plan provides that, to the extent not (i) assumed in the Chapter 11 Cases prior to the Confirmation Date, (ii) rejected in the Chapter 11 Cases prior to the Confirmation Date, or (iii) specifically rejected pursuant to the Plan, each Executory Contract and Unexpired Lease not previously assumed will be deemed automatically rejected pursuant to sections 365 and 1123 of the Bankruptcy Code as of the Effective Date, unless any such executory contract or unexpired lease: (i) is expressly identified on the Assumption Schedule; (ii) has been previously assumed by the Debtors by Final Order or has been assumed by the Debtors by order of the Court as of the Effective Date, which order becomes a Final Order after the Effective Date; (iii) is the subject of a motion to assume pending as of the Effective Date; or (iv) is otherwise assumed pursuant to the terms in the Plan.

Further, the Rejection Schedule will include all Executory Contracts and Unexpired Leases to be rejected under the Plan; provided, however, that any Executory Contract and Unexpired Lease not previously assumed, assumed and assigned, or rejected by an order of the Court, not assumed pursuant to the Plan and not listed in the Rejection Schedule will be and be deemed to be rejected on the Effective Date, notwithstanding its exclusion from such list.

The Confirmation Order will constitute an order of the Court approving such rejections pursuant to sections 365 and 1123 of the Bankruptcy Code as of the Effective Date or as otherwise set forth in the Plan Supplement.

2.             Cure and Notice of Assumption or Rejection.

The Plan provides that except as otherwise agreed by the Debtors and the applicable counterparty to an Executory Contract or Unexpired Lease (with the consent of the Oaktree Plan Sponsors, which consent will not be unreasonably withheld), the applicable Reorganized Debtor, will, on the Effective Date, cure any and all undisputed defaults under any Executory Contract or Unexpired Lease that is assumed by such Reorganized Debtor pursuant to the Plan in accordance with section 365 of the Bankruptcy Code.  The Cure Claim for each Executory Contract and Unexpired Lease to be assumed pursuant to the plan will be listed in the Assumption Schedule.

The Debtors will file the Assumption Schedule and Rejection Schedule with the Court at least twenty-one (21) days before the commencement of the Confirmation Hearing.  The Assumption Schedule and Rejection Schedule will include (a) the name of the non-Debtor counterparty, (b) the legal description of the contract or lease to be assumed or rejected, (c) in the case of assumption, the proposed amount to be paid on account of an associated Cure Claim, if any, and (d) in the case of rejection, the proposed effective date of rejection.  On or as soon as practicable thereafter, the Debtors will serve a Cure Notice or Rejection Notice, as applicable, as well as notice of filing of the Assumption Schedule and the Rejection Schedule upon each non-Debtor counterparty listed thereon that will describe the procedures by which such parties may object to the proposed assumption or rejection of their respective Executory Contract or Unexpired Lease and explain how such disputes will be resolved by the Court if the parties are not able to resolve a dispute consensually.

Objections, if any, to the proposed assumption and/or Cure Claim or rejection by the Debtors of any Executory Contract or Unexpired Lease listed on the Assumption Schedule and Rejection Schedule, must be filed with the Court and served so as to be actually received by the Debtors no later than the Cure Claims Bar Date.

Except with respect to Executory Contracts and Unexpired Leases in which the Debtors and the applicable counterparties have stipulated in writing to the amount of the Cure Claim, all requests for payment of a Cure Claim that differ from the amounts proposed by the Debtors in the Assumption Schedule must be filed with the Court and served on the Debtors on or before the Cure Claim Bar Date.  Any request for payment of a Cure Claim that is not timely filed and served will be disallowed automatically, forever barred and not be enforceable against any Reorganized Debtor, without the need for an objection by the Reorganized Debtors or order of the Court.

The Reorganized Debtors may settle any dispute on the amount of a Cure Claim without further notice to or approval of the Court.  If the Reorganized Debtors object to any request for payment of a Cure Claim, the Court will determine the Allowed amount of such Cure Claim and any related issues.  Unless the parties to the contract or lease agree otherwise, all disputed defaults that are required to be cured will be cured by the later to occur of (i) ten days after entry of a Final Order determining the amount, if any, of the Reorganized Debtors’ liability with respect thereto and (ii) the Effective Date.  The Reorganized Debtors reserve the right to either reject or nullify the assumption of any executory contract or unexpired lease no later than thirty days after a Final Order determining a Cure Claim greater than that proposed by the Debtors.

If an objection to Cure is sustained by the Court, the Reorganized Debtors, in their sole option, may elect to reject such Executory Contract or Unexpired Lease in lieu of assuming it on proper notice to the non-Debtor counterparty thereto, which non-Debtor counterparties will then be entitled to file Proofs of Claim asserting Claims arising from the rejection thereof, if applicable, in accordance with the terms of the Plan and the Claims Bar Date Order.

ASSUMPTION OF ANY EXECUTORY CONTRACT OR UNEXPIRED LEASE PURSUANT TO THE PLAN OR OTHERWISE WILL RESULT IN THE FULL RELEASE AND SATISFACTION OF ANY CLAIMS OR DEFAULTS, WHETHER MONETARY OR NONMONETARY, INCLUDING DEFAULTS OF PROVISIONS RESTRICTING THE CHANGE IN CONTROL OR OWNERSHIP INTEREST COMPOSITION OR OTHER BANKRUPTCY-RELATED DEFAULTS, ARISING UNDER ANY ASSUMED EXECUTORY CONTRACT OR UNEXPIRED LEASE AT ANY TIME BEFORE THE DATE OF THE DEBTORS OR REORGANIZED DEBTORS ASSUME SUCH EXECUTORY CONTRACT OR UNEXPIRED LEASE.  ANY PROOFS OF CLAIM FILED WITH RESPECT TO AN EXECUTORY CONTRACT OR UNEXPIRED LEASE THAT HAS BEEN ASSUMED WILL BE DEEMED DISALLOWED AND EXPUNGED, WITHOUT FURTHER NOTICE TO OR ACTION, ORDER OR APPROVAL OF THE BANKRUPTCY COURT.

Neither the exclusion nor inclusion of any Executory Contract or Unexpired Lease on the Assumption Schedule, nor anything contained in the Plan or each Debtor’s schedule of assets and liabilities, will constitute an admission by the Debtors that any such contract or lease is or is not in fact an Executory Contract or Unexpired Lease capable of assumption, that any Reorganized Debtor(s) has any liability thereunder or that such Executory Contract or Unexpired Lease is necessarily a binding and enforceable agreement.  Further, the Debtors expressly reserve the right to (a) remove any Executory Contract or Unexpired Lease from the Assumption Schedule or Rejection Schedule and reject an Executory Contract or Unexpired Lease pursuant to the terms of the Plan with the consent of the Oaktree Plan Sponsors (which consent will not be unreasonably withheld), up until the Effective Date and (b) contest any Claim (or cure amount) asserted in connection with assumption of any Executory Contract or Unexpired Lease.

Obligations arising under insurance policies assumed by the Debtors before the Effective Date will be adequately protected in accordance with any order authorizing such assumption.

3.             Reservation of Rights.

Neither the exclusion nor inclusion of any contract or lease in the Plan Supplement, as applicable, nor anything contained in the Plan, will constitute an admission by the Debtors that any such contract or lease is in fact an Executory Contract or Unexpired Lease or that any Reorganized Debtor has any liability thereunder.  In the event a written objection is filed with the Court as to whether a contract or lease is executory or unexpired, the Debtors or Reorganized Debtors may, with the consent of the Oaktree Plan Sponsors (which consent will not be unreasonably withheld) prior to the Effective Date, move to assume or reject such contract or lease will be extended until the date that is thirty (30) days after the entry of a Final Order by the Court determining that the contract or lease is executory or unexpired, in which case the deemed assumptions and rejections provided for in the Plan will not apply to such contract or lease.

4.             Rejection Damage Claims.

All Claims for damages arising from the rejection of Executory Contracts or Unexpired Leases must be filed with the Court in accordance with the terms of the Bar Date Order.  For the avoidance of doubt, all Allowed Claims arising from the rejection of Executory Contracts or Unexpired Leases will be treated as Unsecured Claims.

ANY PROOFS OF CLAIM ARISING FROM THE REJECTION OF EXECUTORY CONTRACTS OR UNEXPIRED LEASES THAT ARE NOT TIMELY FILED WILL BE DISALLOWED AUTOMATICALLY, FOREVER BARRED FROM ASSERTION, AND WILL NOT BE ENFORCEABLE AGAINST ANY REORGANIZED DEBTOR WITHOUT THE NEED FOR ANY OBJECTION BY THE REORGANIZED DEBTORS OR FURTHER NOTICE TO OR ACTION, ORDER, OR APPROVAL OF THE COURT, AND ANY CLAIM ARISING OUT OF THE REJECTION OF THE EXECUTORY CONTRACT OR UNEXPIRED LEASE WILL BE DEEMED FULLY SATISFIED, RELEASED AND DISCHARGED, NOTWITHSTANDING ANYTHING IN THE SCHEDULES OR A PROOF OF CLAIM TO THE CONTRARY.

5.             Assignment.

Any Executory Contract or Unexpired Lease to be held by any Debtor or Reorganized Debtor and assumed hereunder or otherwise in the Chapter 11 Cases, if not expressly assigned to a third party previously in the Chapter 11 Cases, will be deemed assigned to that Reorganized Debtor pursuant to section 365 of the Bankruptcy Code.  If an objection to a proposed assumption, assumption and assignment or Cure Claim is not resolved in favor of the Debtors or the Reorganized Debtors before the Effective Date, the applicable Executory Contract or Unexpired Lease may be designated by the Debtors or the Reorganized Debtors (with the consent of the Oaktree Plan Sponsors, which consent will not be unreasonably withheld) for rejection within five (5) Business Days of the entry of the order of the Court resolving the matter against the Debtors.  Such rejection will be deemed effective as of the Effective Date.

6.             No Change in Control.

The consummation of the Plan or the assumption or assumption and assignment of any Executory Contract or Unexpired Lease to another Reorganized Debtor is not intended to, and will not, constitute a change in ownership or change in control under any employee benefit plan or program, financial instrument, loan or financing agreement, executory contract or unexpired lease or contract, lease or agreement in existence on the Effective Date to which a Debtor is a party.

7.             Collective Bargaining Agreements.

Notwithstanding anything in the Plan to the contrary, the Collective Bargaining Agreements will be deemed assumed as of the Effective Date.  The Collective Bargaining Agreements will vest in and be fully enforceable by the applicable Reorganized Debtor in accordance with its terms, except as modified by the provisions of the Plan or any order of the Court previously entered with respect to the Collective Bargaining Agreements.

8.             Insurance Policies.

Notwithstanding anything in the Plan to the contrary, all of the Debtors’ insurance policies and any agreements, documents or instruments relating thereto, are treated as and deemed to be Executory Contracts under the Plan.  On the Effective Date, the Debtors will be deemed to have assumed all insurance policies and any agreements, documents and instruments related thereto.

9.             Revocation, Withdrawal, or Non-Consummation.

(a)           Right to Revoke or Withdraw.  The Debtors reserve the right to revoke or withdraw the Plan with respect to any or all Debtors at any time before the Effective Date; provided, however, that such action will not modify or otherwise alter the rights of the non-Debtor parties to the Restructuring Support Agreement or the Equity Purchase Agreement.

(b)           Effect of Withdrawal, Revocation, or Non-Consummation.  If the Debtors revoke or withdraw the Plan prior to the Effective Date, or if the Confirmation Date or the Effective Date does not occur, the Plan, any settlement or compromise embodied in the Plan (including the fixing or limiting to an amount certain any Claim or Equity Interest or Class of Claims or Equity Interests), the assumption or rejection of Executory Contracts, Unexpired Leases or benefit plans effected by the Plan, any release, exculpation or indemnification provided for in the Plan, and any document or agreement executed pursuant to the Plan will be null and void.  In such event, nothing contained in the Plan, and no acts taken in preparation for consummation of the Plan, will be deemed to constitute a waiver or release of any Claims by or against or Equity Interests in the Debtors or any other Person, to prejudice in any manner the rights of the Debtors or any Person in any further proceedings involving the Debtors, or to constitute an admission of any sort by the Debtors or any other Person.

I.             Miscellaneous Provisions.

1.             Governing Law.

Unless a rule of law or procedure is supplied by federal law (including the Bankruptcy Code and Bankruptcy Rules), the laws of the State of New York (without reference to the conflicts of laws provisions thereof) will govern the construction and implementation of the Plan and any agreements, documents, and instruments executed in connection with the Plan, unless otherwise specified.

2.             Filing or Execution of Additional Documents.

On or before the Effective Date, the Debtors or the Reorganized Debtors, will (on terms materially consistent with the Plan and subject to the consent rights afforded the Oaktree Plan Sponsors and the Requisite Supporting Creditors pursuant to the terms hereof, the terms of the Equity Purchase Agreement and the terms of the Restructuring Support Agreement) file with the Court or execute, as appropriate, such agreements and other documents as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan.

3.             Information.

For so long as Reorganized GMR is not required to publicly file financial information with the SEC, Reorganized GMR will furnish or make available to the holders of the New GMR Common Stock: (i) on a quarterly basis within 45 days of each quarter end for the first three fiscal quarters, consolidated unaudited financial statements of Reorganized GMR, including the balance sheet, income statement, and statement of cash flow detailing the quarter-to-date and year-to-date results, together with the footnotes thereto, provided that such information will be provided on a confidential basis through a secure database; and (ii) on an annual basis within 120 days of each year end, audited consolidated financial statements of Reorganized GMR including the balance sheet, income statement, and cash flow detailing year-to-date results, together with the footnotes thereto, in each case in reasonable detail and prepared in accordance with GAAP, except as otherwise noted therein, provided that such information will be provided on a confidential basis through a secure database.

4.             Withholding and Reporting Requirements.

In connection with the Plan and all instruments issued in connection therewith and distributions thereon, the Reorganized Debtors will comply with all withholding and reporting requirements imposed by any federal, state, local or foreign taxing authority and all distributions hereunder will be subject to any such withholding and reporting requirements.

5.             Exemption From Transfer Taxes.

Pursuant to section 1146 of the Bankruptcy Code, all transfers of property pursuant hereto, including (i) the issuance, transfer or exchange under the Plan of New GMR Common Stock, the GMR HoldCo Interests, the Commitment Fee GMR Warrants, the New GMR Warrants and the security interests in favor of the lenders under the New 2010 Senior Credit Facility Agreement and the New 2011 Senior Facility Credit Agreement, (ii) the making or assignment of any lease or sublease, or (iii) the making or delivery of any other instrument whatsoever, in furtherance of or in connection with the Plan will not be subject to any stamp, conveyance, mortgage, real estate transfer, recording or other similar tax, or governmental assessment.

6.             Waiver of Federal Rule of Civil Procedure 62(a).

The Plan will constitute a request by the Debtors that the Confirmation Order include (i) a finding that Fed. R. Civ. P. 62(a) will not apply to the Confirmation Order and (ii) will authorize Debtors to consummate the Plan immediately after entry of the Confirmation Order.

7.             Plan Supplement.

All exhibits and documents included in the Plan Supplement are incorporated into and are a part of the Plan as if set forth in full in the Plan.

The documents contained in the Plan Supplement may be inspected in the office of the Clerk of the Court during normal court hours and will be available online at www.pacer.gov and www.GMRRestructuring.com.  Holders of Claims or Equity Interests may obtain a copy of the Plan Supplement upon written request to counsel to the Debtors.  The Debtors reserve the right, in accordance with the terms hereof, to modify, amend, supplement, restate or withdraw any of the Plan Supplement after they are filed and will promptly make such changes available online at www.pacer.gov and www.GMRRestructuring.com.

8.             Conflicts.

The terms of the Plan will govern in the event of any inconsistency with the summaries of the Plan set forth in the Disclosure Statement.  In the event of any inconsistency with the Plan and the Confirmation Order, the applicable provision(s) of the Confirmation Order will govern with respect to such inconsistency.

VII.  CONFIRMATION AND EFFECTIVENESS OF THE PLAN

A.            Conditions Precedent to Confirmation.

The Plan provides that the following conditions are conditions to the entry of the Confirmation Order unless such conditions, or any of them, have been satisfied or duly waived in accordance with Article VI.B of the Plan:

1.
The Court will have approved the Disclosure Statement in form and substance reasonably acceptable to the Debtors, the New Senior Lenders and the Oaktree Plan Sponsors, as containing adequate information with respect to the Plan within the meaning of section 1125 of the Bankruptcy Code.

2.	The Confirmation Order is reasonably acceptable in form and substance to the Debtors, the Requisite Supporting Creditors, and the Oaktree Plan Sponsors.

3.	The Plan is reasonably satisfactory in form and substance to the Debtors, the Requisite Supporting Creditors, and the Oaktree Plan Sponsors.

4.	All documents to be provided in the Plan Supplement are in a form and substance reasonably satisfactory to the Debtors, the Requisite Supporting Creditors and the Oaktree Plan Sponsors.

5.
Any modification of, amendment, supplement or change to the Plan that alters in any way the distributions under the Plan or the parties to whom it will be made available will not have been made without the consent of the Requisite Supporting Creditors and the Oaktree Plan Sponsors.

6.	The Equity Purchase Agreement will be in full force and effect as of such date.

B.            Waiver of Conditions Precedent to Confirmation.

The Debtors may waive the conditions set forth in Article VI.A of the Plan at any time with the written consent of the Requisite Supporting Creditors and the Oaktree Plan Sponsors, which consent will not be unreasonably withheld, and without leave of or order of the Court and without any formal action.  Notwithstanding the foregoing, the Oaktree Plan Sponsors will be entitled to refuse such consent for any reason if such refusal is permitted in the terms of the Equity Purchase Agreement, and nothing in the Plan will provide the Requisite Supporting Creditors with any consent rights that are not otherwise provided in the Restructuring Support Agreement or the Equity Purchase Agreement.

C.            Confirmation of the Plan.

At the Confirmation Hearing, the Bankruptcy Court will confirm the Plan only if all of the requirements of section 1129 of the Bankruptcy Code are met.  Among the requirements for confirmation of a plan are that the plan is (i) accepted by all Impaired classes of claims and equity interests or, if rejected by an Impaired class, that the plan “does not discriminate unfairly” and is “fair and equitable” as to such class, (ii) feasible and (iii) in the “best interests” of creditors and equity interest holders that are Impaired under the Plan.

1.             Acceptance.

Classes 3, 4, 5, 6, 7A, 7B, and 10 of the Plan are Impaired under the Plan.  Classes 1 and 2 of the Plan are Unimpaired and, therefore, are conclusively presumed to have voted to accept the Plan.  Classes 8 and 9 are either Impaired or Unimpaired depending on the treatment, and pursuant to the Plan are deemed to have either voted to accept the Plan or voted to reject the Plan, as applicable.  Class 10 is deemed to reject the Plan because they will not receive a distribution under the Plan.  Thus, only Classes 3, 4, 5, 6, 7A-1, 7A-2, 7B-1 and 7B-2 are entitled to vote on the Plan.  Because Class 10 is Impaired and is deemed to reject the Plan, the Debtors will seek nonconsensual confirmation of the Plan under section 1129(b) of the Bankruptcy Code, with respect to such Class.  In addition, to the extent any Impaired Class(es) entitled to vote on the Plan reject(s) the Plan, the Debtors may also seek the nonconsensual confirmation of the Plan under section 1129(b) of the Bankruptcy Code with respect to such rejecting Class(es).  Finally, the Debtors reserve their rights to amend the Plan in accordance with Article X.E. of the Plan with respect to any such rejecting Class(es).

2.             Standards for Confirmation.

(a)           Requirements of section 1129(a) of the Bankruptcy Code.

The following requirements must be satisfied pursuant to section 1129(a) of the Bankruptcy Code before the Bankruptcy Court may confirm a chapter 11 plan of reorganization:

(i)             The plan complies with the applicable provisions of the Bankruptcy Code.

(ii)            The proponent of the plan complies with the applicable provisions of the Bankruptcy Code.

(iii)           The plan has been proposed in good faith and not by any means forbidden by law.

(iv)           Any payment made or to be made by the proponent, by the debtor, or by a person issuing securities or acquiring property under a plan, for services or for costs and expenses in or in connection with the case, or in connection with the plan and incident to the case, has been approved by, or is subject to the approval of, the Bankruptcy Court as reasonable.

(v)           The proponent of a plan has disclosed the identity and affiliations of any individual proposed to serve, after confirmation of the plan, as a director, officer, or voting trustee of the debtor, an affiliate of the debtor participating in a joint plan with the debtor, or a successor to the debtor under the plan, and the appointment to, or continuance in, such office of such individual is consistent with the interests of creditors and equity security holders and with public policy.

(vi)           The proponent of the plan has disclosed the identity of any insider (as defined in section 101 of the Bankruptcy Code) that will be employed or retained by the reorganized debtor, and the nature of any compensation for such insider.

(vii)          Any governmental regulatory commission with jurisdiction, after confirmation of the plan, over the rates of the debtor has approved any rate change provided for in the plan, or such rate change is expressly conditioned on such approval.

(viii)         With respect to each Impaired class of claims or interests (x) each holder of a claim or interest of such class (a) has accepted the plan; or (b) will receive or retain under the plan on account of such claim or interest property of a value, as of the effective date of the plan, that is not less than the amount that such holder would so receive or retain if the debtor were liquidated under chapter 7 of the Bankruptcy Code on such date; or (y) if section 1111(b)(2) of the Bankruptcy Code applies to the claims of such class, each holder of a claim of such class will receive or retain under the plan on account of such claim, property of a value, as of the effective date of the plan, that is not less than the value of such holder’s interest in the estate’s interest in the property that secures such claims.

(ix)           With respect to each class of claims or interests, such class has (a) accepted the plan; or (b) such class is not Impaired under the plan (subject to the “cramdown” provisions discussed below; see “Requirements of Section 1129(b) of the Bankruptcy Code”).

(x)            Except to the extent that the holder of a particular claim has agreed to a different treatment of such claim, the plan provides that:

(a)           with respect to a claim of a kind specified in sections 507(a)(2) or 507(a)(3) of the Bankruptcy Code, on the effective date of the plan, the holder of the claim will receive on account of such claim cash equal to the allowed amount of such claim;

(b)           with respect to a class of claim of the kind specified in sections 507(a)(1), 507(a)(4), 507(a)(5), 507(a)(6), or 507(a)(7) of the Bankruptcy Code, each holder of a claim of such class will receive (a) if such class has accepted the plan, deferred cash payments of a value, on the effective date of the plan, equal to the allowed amount of such claim; or (b) if such class has not accepted the plan, cash on the effective date of the plan equal to the allowed amount of such claim; and

(c)           with respect to a claim of a kind specified in section 507(a)(8) of the Bankruptcy Code, the holder of such claim will receive on account of such claim, regular installment payments in cash:

(i)             of a total value, as of the effective date of the plan, equal to the allowed amount of such claim;

(ii)            over a period ending not later than 5 years after the date of the order for relief under section 301, 302, or 303 of the Bankruptcy Code; and

(iii)           in a manner not less favorable than the most favored nonpriority unsecured claim provided for by the plan (other than cash payments made to a class of creditors under section 1122(b) of the Bankruptcy Code); and

(d)           with respect to a secured claim which would otherwise meet the description of an unsecured claim of a governmental unit under section 507(a)(8) of the Bankruptcy Code, but for the secured status of that claim, the holder of that claim will receive on account of that claim, cash payments, in the same manner and over the same period, as prescribed in the bullet points above.

(i)             If a class of claims is Impaired under the plan, at least one class of claims that is Impaired under the plan has accepted the plan, determined without including any acceptance of the plan by any insider (as defined in section 101 of the Bankruptcy Code).

(ii)            Confirmation of the plan is not likely to be followed by the liquidation, or the need for further financial reorganization, of the debtor or any successor to the debtor under the plan, unless such liquidation or reorganization is proposed in the plan.

(iii)           All fees payable under section 1930 of title 28 of the United States Code, as determined by the Bankruptcy Court at the hearing on confirmation of the plan, have been paid or the plan provides for the payment of all such fees on the effective date of the plan.

(iv)           The plan provides for the continuation after its effective date of payment of all retiree benefits, as that term is defined in section 1114 of the Bankruptcy Code, at the level established pursuant to subsection (e)(1)(B) or (g) of section 1114 of the Bankruptcy Code, at any time prior to confirmation of the plan, for the duration of the period the debtor has obligated itself to provide such benefits.

The Debtors believe that the Plan meets all the applicable requirements of section 1129(a) of the Bankruptcy Code other than those pertaining to voting, which has not yet taken place.

The Creditors’ Committee has asserted that the Plan is not confirmable because it was not proposed in good faith.  The Debtors believe this assertion is false and that the Plan satisfies the confirmation requirements of the Bankruptcy Code.

As detailed in Section IV.E of the Disclosure Statement, the Debtors’ prepetition marketing efforts began in August 2011 when the Debtors retained Moelis to advise and assist in the restructuring process.  These marketing efforts have continued throughout these Chapter 11 Cases, and notwithstanding the thorough, exhaustive, and fair marketing process conducted by Moelis, no party, including the Creditors’ Committee and the Creditors’ Committee’s dominant constituents, has proposed a viable alternative transaction to the Plan.

At the Confirmation Hearing, the Debtors will present evidence demonstrating that their financial advisors at Moelis have conducted a thorough, exhaustive, and fair marketing process.  The Debtors will present evidence of the opportunities provided to representatives of the Senior Noteholders and the Creditors’ Committee to participate in every aspect of the restructuring and marketing process.  In addition, the Debtors, together with their retained advisors, will demonstrate that the total enterprise value used in the Plan for purposes of allocating equity, and consequently establishing the amount of warrants to be distributed to unsecured creditors, was not “backed into” and did not “provide Oaktree with near maximum recovery on its prepetition claim while simultaneously providing zero recovery to unsecured creditors,” as has been alleged by the Creditors’ Committee.

 The Creditors’ Committee has also asserted that Oaktree’s willingness to invest in the Debtors in May 2011 was not an isolated instance.  Notwithstanding the allegations, as discussed in detail in Section IV.C.1 of the Disclosure Statement, the Debtors’ entry into the OCM Facility was the result of a robust process designed to provide the Company with much needed liquidity while preserving its existing capital structure.  The independent committee led a comprehensive marketing process that lasted for a period of approximately five months and culminated in the independent committee’s decision to select the Oaktree transaction as the proposal that provided maximum near term liquidity enhancement without unduly impairing the rights of stakeholders, and which allowed the Company to (i) eliminate its near-term amortization obligations, (ii) extend the maturities on its debt, and (iii) reduce its overall cash interest expense by approximately $8.5 million annually.

(b)           Requirements of Section 1129(b) of the Bankruptcy Code.

If less than all Impaired Classes accept the Plan, but at least one Class of Claims Impaired under the Plan has accepted the Plan (and which class’s acceptance is determined without inclusion of claims of Insiders), the Debtors may seek to have the Bankruptcy Court confirm the Plan under section 1129(b) of the Bankruptcy Code.

Section 1129(b) of the Bankruptcy Code sets forth the so-called “cramdown” provisions for confirmation of a plan even if it is not accepted by all Impaired classes, as long as (a) the plan otherwise satisfies the requirements for confirmation, (b) at least one Impaired class of claims has accepted it without taking into consideration the votes of any insiders in such class, and (c) the plan is “fair and equitable” and does not “discriminate unfairly” as to any Impaired class that has not accepted the plan.

(i)             Fair and Equitable.

The Bankruptcy Code establishes different “cramdown” tests for determining whether a plan is “fair and equitable” to dissenting Impaired classes of secured creditors, unsecured creditors and equity interest holders as follows:

(e)           Secured Creditors.  A plan is fair and equitable to a class of secured claims that rejects the plan if the plan provides: (i) that each of the holders of the secured claims included in the rejecting class (A) retains the liens securing its claim to the extent of the allowed amount of such claim, whether the property subject to those liens is retained by the debtor or transferred to another entity, and (B) receives on account of its secured claim deferred cash payments having a present value, as of the effective date of the plan, at least equal to such holder’s interest in the estate’s interest in such property; (ii) that each of the holders of the secured claims included in the rejecting class realizes the “indubitable equivalent” of its allowed secured claim; or (iii) for the sale, subject to section 363(k) of the Bankruptcy Code, of any property that is subject to the liens securing the claims included in the rejecting class, free and clear of such liens with such liens to attach to the proceeds of the sale, and the treatment of such liens on proceeds in accordance with clause (i) or (ii) hereof.

(f)           Unsecured Creditors.  A plan is fair and equitable as to a class of unsecured claims that rejects the plan if the plan provides that: (i) each holder of a claim included in the rejecting class receives or retains under the plan, property of a value, as of the effective date of the plan, equal to the amount of its allowed claim; or (ii) the holders of claims and interests that are junior to the claims of the rejecting class will not receive or retain any property under the plan.

(g)           Holders of Equity Interests.  A plan is fair and equitable as to a class of equity interests that rejects the plan if the plan provides that: (i) each holder of an equity interest included in the rejecting class receives or retains under the plan property of a value, as of the effective date of the plan, equal to the greatest of the allowed amount of (A) any fixed liquidation preference to which such holder is entitled, (B) the fixed redemption price to which such holder is entitled, or (C) the value of the interest; or (ii) the holder of any interest that is junior to the interests of the rejecting class will not receive or retain any property under the plan.

The Debtors believe the Plan is fair and equitable as to all creditors.

(ii)           Unfair Discrimination.

A plan of reorganization does not “discriminate unfairly” if a dissenting class is treated substantially equally with respect to other classes similarly situated, and no class receives more than it is legally entitled to receive for its claims or Equity Interests.  The Debtors do not believe that the Plan discriminates unfairly against any Impaired Class of Claims or Equity Interests.

The Debtors believe that the Plan and the treatment of all Classes of Claims and Equity Interests under the Plan satisfy the foregoing requirements for nonconsensual confirmation of the Plan.

3.             Feasibility.

The Bankruptcy Code permits a plan to be confirmed if it is not likely to be followed by liquidation or the need for further financial reorganization of the debtor.  For purposes of determining whether the Plan meets this requirement, the Debtors have analyzed their ability to meet their obligations under the Plan.  Based upon the Debtors’ Financial Projections and the assumptions set forth therein, the Debtors believe that they will be able to make all distributions required pursuant to the Plan and to fund their operations going forward and, therefore, that confirmation of the Plan is not likely to be followed by liquidation or the need for further reorganization.

4.             Best Interests Test.

With respect to each Impaired Class of Claims and Equity Interests, Confirmation of the Plan requires that each holder of an Allowed Claim or Equity Interest either (i) accept the Plan or (ii) receive or retain under the Plan property of a value, as of the Effective Date, that is not less than the value such holder would receive or retain if the Debtors were liquidated under chapter 7 of the Bankruptcy Code.  To determine what holders of Claims and Equity Interests in each Impaired Class would receive if the Debtors were liquidated under chapter 7 of the Bankruptcy Code, the Bankruptcy Court must determine the dollar amount that would be generated from the liquidation of the Debtors’ assets and properties in the context of a chapter 7 liquidation case.  The Cash amount that would be available for satisfaction of Claims and Equity Interests would consist of the proceeds resulting from the disposition of the unencumbered assets and properties of the Debtors, augmented by the unencumbered Cash, if any, held by the Debtors at the time of the commencement of the liquidation case.  Such Cash amount would be reduced by the amount of the costs and expenses of the liquidation and by such additional administrative and priority claims that might result from the termination of the Debtors’ business and the use of chapter 7 for the purposes of liquidation.

The Debtors’ costs of liquidation under chapter 7 of the Bankruptcy Code would include the fees payable to a chapter 7 trustee, as well as those fees that might be payable to attorneys and other professionals that such a trustee might engage.  In addition, claims would arise by reason of the breach or rejection of obligations incurred and leases and executory contracts assumed or entered into by the Debtors during the pendency of the Chapter 11 Cases.  The foregoing types of claims and other claims that might arise in a liquidation case or result from the pending Chapter 11 Cases, including any unpaid expenses incurred by the Debtors and the Creditors’ Committee during the Chapter 11 Cases such as compensation for attorneys, financial advisors and accountants, would be paid in full from the liquidation proceeds before the balance of those proceeds would be made available to pay prepetition Allowed General Unsecured Claims.

To determine if the Plan is in the best interests of each Impaired Class, the value of the distributions from the proceeds of a liquidation of the Debtors’ unencumbered assets and properties, after subtracting the amounts attributable to the foregoing claims, are then compared with the value of the property offered to such Classes of Claims and Equity Interests under the Plan.

After considering the effects that a chapter 7 liquidation would have on the ultimate proceeds available for distribution to creditors and Interest holders in the Chapter 11 Cases, including (i) the increased costs and expenses of a liquidation under chapter 7 of the Bankruptcy Code arising from fees payable to a trustee in bankruptcy and professional advisors to such trustee, (ii) the likely erosion in value of assets in a chapter 7 case in the context of an expeditious liquidation and the “forced sale” atmosphere that would prevail under a chapter 7 liquidation and (iii) the substantial increases in Claims which would be satisfied on a priority basis or on parity with creditors in the Chapter 11 Cases, the Debtors have determined that confirmation of the Plan will provide each holder of an Allowed Claim or Equity Interest with a recovery that is not less than such holder would receive pursuant to a liquidation of the Debtors under chapter 7 of the Bankruptcy Code.

The Debtors’ Liquidation Analysis is attached hereto as Exhibit D.  The information set forth in Exhibit D provides a summary of the liquidation values of the Debtors’ assets, assuming a chapter 7 liquidation in which a trustee appointed by the Bankruptcy Court would liquidate the assets of the Debtors’ estates.  The Liquidation Analysis was prepared by the Debtors with the assistance of Moelis.

Underlying the Liquidation Analysis are a number of estimates and assumptions that, although developed and considered reasonable by management, are inherently subject to significant economic and competitive uncertainties and contingencies beyond the control of the Debtors and their management.  The Liquidation Analysis is also based on assumptions with regard to liquidation decisions that are subject to change.  Accordingly, the values reflected might not be realized if the Debtors were, in fact, to undergo such a liquidation.  The chapter 7 liquidation period is assumed to be a period of 6 months, allowing for, among other things, the (i) discontinuation of the Debtors’ operations, (ii) sale of assets and (iii) collection of receivables.

D.            Conditions Precedent to Effectiveness.

1.             Conditions Precedent to Effectiveness.

Pursuant to Article X.A of the Plan, the Plan will not become effective unless and until the Confirmation Date has occurred and the following conditions have been satisfied in full or waived in accordance with Article X.B of the Plan:

1.	the Confirmation Order entered by the Court is in form and substance reasonably acceptable to the Debtors, the Oaktree Plan Sponsors and the Requisite Supporting Creditors;

2.	the Confirmation Order will have become a Final Order;

3.
the final version of the exhibits in the Plan Supplement and all schedules, documents, and exhibits contained therein will have been filed with the Court in form and substance reasonably acceptable to the Oaktree Plan Sponsors and the Requisite Supporting Creditors;

4.
all actions, documents, certificates and agreements necessary to implement the Plan will have been effected or executed and delivered to the required parties and, to the extent required, filed with the applicable Governmental Units in accordance with applicable laws;

5.	all authorizations, consents and regulatory approvals required (if any) for the Plan’s effectiveness will have been obtained;

6.	the New GMR Charter will contain the terms provided in Article V.A;

7.	the terms of the New GMR Common Stock, the GMR HoldCo Interests, the Commitment Fee GMR Warrants and the New GMR Warrants will be consistent with the Plan;

8.	the Reorganized Debtors will have consummated each of the New 2010 Senior Facility Credit Agreement and the New 2011 Senior Facility Credit Agreement;

9.	the full amount of the Expense Reimbursement (as defined in the Equity Purchase Agreement) will have been paid in accordance with the terms of the Equity Purchase Agreement;

10.	the Commitment Fee GMR Warrants will have been delivered in accordance with the Plan and the Equity Purchase Agreement;

11.
the Fee Claims Escrow Account and the Non-Eligible Rights Offering Offeree Distribution Fund will be established on terms reasonably satisfactory to the Debtors and the Oaktree Plan Sponsors and will have been funded in full, in Cash in accordance with, and in the amounts required by, the Plan;

12.	all Cure Claims to be paid on the Effective Date will have been paid on terms reasonably satisfactory to the Oaktree Plan Sponsors;

13.
the Equity Purchase Agreement will be in full force and effect and all conditions to the effectiveness and closing of the New Equity Investment as specified in the Equity Purchase Agreement will have been satisfied or waived in accordance with the terms thereof;

14.	the Debtors will have executed the New Management Agreements;

15.	the Rights Offering will have been conducted and consummated in accordance with the Plan and the Rights Offering Procedures;

16.
(a) the aggregate amount of Administrative Claims (excluding Fee Claims, any DIP Facility Claims and any outstanding fees and expenses of the Oaktree Plan Sponsors) will not exceed $20 million, (b) the aggregate amount of Priority Tax Claims will not exceed $1.5 million, (c) the aggregate amount of Other Priority Claims will not exceed $5 million and (d) the aggregate amount of Other Secured Claims will not exceed $8 million;

17.
the New Equity Investment will have been made and the proceeds of the Rights Offering (if any) will have been received in accordance with the Plan, the Equity Purchase Agreement, and the Rights Offering Procedures; and

18.	the Paydown will have been made in accordance with the Plan.

2.             Waiver of Conditions Precedent to Effectiveness.

The Debtors may waive conditions set forth in Article X.A of the Plan at any time with the written consent of the Requisite Supporting Lenders and the Oaktree Plan Sponsors, which consent will not be unreasonably withheld, and without leave of or order of the Court and without any formal action.  Notwithstanding the foregoing, the Oaktree Plan Sponsors will be entitled to refuse such consent for any reason if doing so is consistent with the terms of the Equity Purchase Agreement, and nothing in the Plan will provide the Requisite Supporting Creditors with any consent rights that are not otherwise provided in the Restructuring Support Agreement or the Equity Purchase Agreement.

3.             Effect of Failure of Conditions.

In the event that the Effective Date does not occur on or before one hundred and twenty (120) days after the Confirmation Date, upon notification submitted by the Debtors to the Court: (i) the Confirmation Order will be vacated; (ii) no distributions under the Plan will be made; (iii) the Debtors and all holders of Claims and Equity Interests will be restored to the status quo ante as of the day immediately preceding the Confirmation Date as though the Confirmation Date had never occurred; and (iv) the Debtors’ obligations with respect to the Claims and Equity Interests will remain unchanged and nothing contained in the Plan will constitute or be deemed a waiver, release, or discharge of any Claims or Equity Interests by or against the Debtors or any other person or to prejudice in any manner the rights of the Debtors or any person in any further proceedings involving the Debtors unless extended by Court order.

4.             Vacatur of Confirmation Order.

If a Final Order denying confirmation of the Plan is entered, or if the Confirmation Order is vacated, then the Plan will be null and void in all respects, and nothing contained in the Plan will (i) constitute a waiver, release or discharge of any Claims against or Equity Interests in the Debtors, (ii) prejudice in any manner the rights of the holder of any Claim against, or Equity Interest in, the Debtors, (iii) prejudice in any manner any right, remedy or claim of the Debtors or (iv) be deemed an admission against interest by the Debtors or the Oaktree Plan Sponsors.

5.             Modification of the Plan.

Subject to the limitations contained in the Plan, and subject to the approval of the Oaktree Plan Sponsors and the Requisite Supporting Creditors as set forth in the Plan, in the Restructuring Support Agreement or in the Equity Purchase Agreement, as applicable: (i) the Debtors reserve the right, in accordance with the Bankruptcy Code and the Bankruptcy Rules, to amend or modify the Plan prior to the entry of the Confirmation Order, including amendments or modifications to satisfy section 1129(b) of the Bankruptcy Code and (ii) after entry of the Confirmation Order, the Debtors or the Reorganized Debtors, as the case may be, may, upon order of the Court, amend or modify the Plan, in accordance with Section 1127(b) of the Bankruptcy Code.

6.             Revocation, Withdrawal, or Non-Consummation.

(a)           Right to Revoke or Withdraw. The Debtors reserve the right to revoke or withdraw the Plan with respect to any or all Debtors at any time prior to the Effective Date; provided, however, that such action will modify or otherwise alter the rights of the non-Debtor parties to the Restructuring Support Agreement or the Equity Purchase Agreement.

(b)           Effect of Withdrawal, Revocation, or Non-Consummation.  If the Debtors revoke or withdraw the Plan prior to the Effective Date, or if the Confirmation Date or the Effective Date does not occur, the Plan, any settlement or compromise embodied in the Plan (including the fixing or limiting to an amount certain any Claim or Equity Interest or Class of Claims or Equity Interests), the assumption or rejection of Executory Contracts, Unexpired Leases or benefit plans effected by the Plan, any release, exculpation or indemnification provided for in the Plan, and any document or agreement executed pursuant to the Plan will be null and void.  In such event, nothing contained in the Plan, and no acts taken in preparation for consummation of the Plan, will be deemed to constitute a waiver or release of any Claims by or against or Equity Interests in the Debtors or any other Person, to prejudice in any manner the rights of the Debtors or any Person in any further proceedings involving the Debtors, or to constitute an admission of any sort by the Debtors or any other Person.

VIII.  PROJECTIONS AND VALUATION

The Debtors, with the assistance of their advisors, developed a set of financial projections (as summarized in Exhibit C, the “Financial Projections”) for the purposes set forth below.  The Financial Projections reflect the Debtor’s most recent estimates of the financial position, results of operations and cash flows of GMR after confirmation of the Plan, based upon the Debtor’s assumptions and judgments as to future market and business conditions, expected future operating performance, and the occurrence or nonoccurrence of certain future events, all of which are subject to change.  Actual operating results and values may vary.

A.            Financial Projections.

As a condition to confirmation of a plan, the Bankruptcy Code requires, among other things, that the Bankruptcy Court determine that confirmation is not likely to be followed by the liquidation or the need for further financial reorganization of the debtor.  In connection with the development of the Plan, and for purposes of determining whether the Plan satisfies this feasibility standard, the Debtors’ management have, through the development of the Financial Projections, analyzed the Debtors’ ability to meet their obligations under the Plan and to maintain sufficient liquidity and capital resources to conduct their business subsequent to their emergence from these Chapter 11 Cases.  The Financial Projections were also prepared to generally assess the value of the Reorganized Debtors, determine the value of the New GMR Common Stock to be distributed under the Plan, and assist those holders of Allowed Claims entitled to vote on the Plan in determining whether to accept or reject the Plan.

For the purpose of demonstrating Plan feasibility, the Financial Projections were prepared by the Debtors with the assistance of their professional advisors, and include the results of the non-Debtor companies, each of which is a wholly owned subsidiary of one or more of the Debtors. The Financial Projections present, to the best of the Debtors’ knowledge and belief, the Reorganized Debtors’ projected financial position, results of operations, and cash flows for the four fiscal years 2012 through 2015 and reflect the Debtors' assumptions and judgments as of the date of this Disclosure Statement.

THE FINANCIAL PROJECTIONS WERE NOT PREPARED WITH A VIEW TOWARDS COMPLYING WITH THE GUIDELINES FOR PROSPECTIVE FINANCIAL STATEMENTS PUBLISHED BY THE AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS.  THE DEBTORS’ INDEPENDENT ACCOUNTANT HAS NEITHER COMPILED NOR EXAMINED THE ACCOMPANYING PROSPECTIVE FINANCIAL INFORMATION TO DETERMINE THE REASONABLENESS THEREOF AND, ACCORDINGLY, HAS NOT EXPRESSED AN OPINION OR ANY OTHER FORM OF ASSURANCE WITH RESPECT THERETO.

THE DEBTORS DO NOT INTEND TO, AND DISCLAIM ANY OBLIGATION TO (A) FURNISH UPDATED PROJECTIONS TO HOLDERS OF CLAIMS OR EQUITY INTERESTS PRIOR TO THE EFFECTIVE DATE OR TO HOLDERS OF NEW GMR COMMON STOCK OR ANY OTHER PARTY AFTER THE EFFECTIVE DATE, (B) INCLUDE SUCH UPDATED INFORMATION IN ANY DOCUMENTS THAT MAY BE REQUIRED TO BE FILED WITH THE SEC, OR (C) OTHERWISE MAKE SUCH UPDATED INFORMATION PUBLICLY AVAILABLE.

THESE FINANCIAL PROJECTIONS, WHILE PRESENTED WITH NUMERICAL SPECIFICITY, ARE NECESSARILY BASED ON A VARIETY OF ESTIMATES AND ASSUMPTIONS WHICH, THOUGH CONSIDERED REASONABLE BY THE DEBTORS’ MANAGEMENT, MAY NOT BE REALIZED, AND ARE INHERENTLY SUBJECT TO SIGNIFICANT BUSINESS, ECONOMIC AND COMPETITIVE UNCERTAINTIES AND CONTINGENCIES, MANY OF WHICH ARE BEYOND THE DEBTORS’ CONTROL.  THE DEBTORS CAUTION THAT NO REPRESENTATIONS CAN BE MADE AS TO THE ACCURACY OF THESE FINANCIAL PROJECTIONS OR TO THE DEBTORS’ ABILITY TO ACHIEVE THE PROJECTED RESULTS.  SOME ASSUMPTIONS INEVITABLY WILL NOT MATERIALIZE.  FURTHER, EVENTS AND CIRCUMSTANCES OCCURRING SUBSEQUENT TO THE DATE ON WHICH THESE FINANCIAL PROJECTIONS WERE PREPARED MAY BE DIFFERENT FROM THOSE ASSUMED OR, ALTERNATIVELY, MAY HAVE BEEN UNANTICIPATED AND, THUS, THE OCCURRENCE OF THESE EVENTS MAY AFFECT FINANCIAL RESULTS IN A MATERIAL AND POSSIBLY ADVERSE MANNER.

1.             Scope of Financial Projections.

The Financial Projections are based on the assumption that the Effective Date will occur on or about April 30, 2012.  If the Effective Date is significantly delayed, additional expenses, including professional fees, may be incurred and operating results may be negatively impacted.  It is also assumed that the Reorganized Debtors will conduct operations substantially similar to those businesses currently in operation.

The Financial Projections do not fully reflect the application of fresh start accounting, which, if required pursuant to U.S. GAAP, is not anticipated to have a material impact on the underlying economics of the Plan.  Any formal fresh-start reporting adjustments that may be required in accordance with Statement of Position 90-7 Financial Reporting by Entities in Reorganization under the Bankruptcy Code, including any allocation of the Debtors’ reorganization value to the Debtors’ assets in accordance with the procedures specified in Financial Accounting Standards Board Statement 141, will be made after the Debtors emerge from bankruptcy.

The Financial Projections include the (i) Projected Consolidated Balance Sheet of Reorganized GMR, (ii) Projected Consolidated Cash Income Statement of Reorganized GMR, and (iii) Projected Consolidated Cash Flow Statement of Reorganized GMR.

The Financial Projections are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Factors that could cause actual results to differ materially include, but are not limited to: the ability of Reorganized GMR to operate the Reorganized Debtors’ business consistent with their projections generally, including the ability to maintain or increase revenue and cash flow to satisfy their liquidity needs, service their indebtedness and finance the ongoing obligations of their business, and to manage their future operating expenses and make necessary capital expenditures; the ability of the Reorganized Debtors to comply with the covenants and conditions under their credit facilities and their ability to borrower thereunder; the loss or reduction in business from the Debtors’ significant customers or the failure of the Debtors’ significant customers to perform their obligations to the Debtors; the loss or material downtime of major suppliers; material declines in demand for tanker services or the rates in the tanker market; changes in production of, or demand for, oil and petroleum products, either generally or in particular regions; greater than anticipated levels of tanker new building orders or lower than anticipated rates of tanker scrapping; changes in trading patterns significantly impacting overall tanker tonnage requirements; changes in the typical seasonal variations in tanker charter rates; changes in the cost of other modes of oil transportation and in oil transportation technology; changes in the itineraries of the Debtors’ vessels; increases in costs including, without limitation, crew wages, insurance, provisions, repairs and maintenance; changes in rules and regulations applicable to the tanker industry including, without limitation, legislation adopted by international organizations such as the IMO and the European Union or by individual countries; actions by the courts, the U.S. Coast Guard, the U.S. Department of Justice or other governmental or regulatory authorities, and the results of the legal proceedings to which the Reorganized Debtors or any of their vessels may be subject; changes in the condition of the Reorganized Debtors’ vessels or applicable maintenance or regulatory standards (which may affect, among other things, the Debtors’ anticipated drydocking or maintenance and repair costs); the ability of the Reorganized Debtors to attract and maintain key executives, managers and employees; changes in general domestic and international political conditions; and adverse changes in foreign currency exchange rates affecting the Debtors’ expenses. See also Section IX (“Certain Risk Factors to be Considered,” generally and in particular “Additional Factors to be Considered--Forward-Looking Statements are not Assured, and Actual Results May Vary”).

B.            Valuation of the Reorganized Debtors as of April 30, 2012.

MOELIS HAS NOT BEEN ASKED TO AND DOES NOT EXPRESS ANY VIEW AS TO WHAT THE TRADING VALUE OF THE REORGANIZED DEBTORS’ SECURITIES WOULD BE WHEN ISSUED PURSUANT TO THE PLAN OR THE PRICES AT WHICH THEY MAY TRADE IN THE FUTURE. NOTHING HEREIN CONSTITUTES AN OPINION AS TO THE FAIRNESS, FROM A FINANCIAL POINT OF VIEW, OF THE CONSIDERATION TO BE RECEIVED UNDER THE PLAN OR OF THE TERMS AND PROVISIONS OF THE PLAN.  ALTHOUGH SUBSEQUENT DEVELOPMENTS MAY AFFECT MOELIS’ OR THE DEBTORS’ VIEWS, NEITHER MOELIS NOR THE DEBTORS HAVE ANY OBLIGATION TO UPDATE, REVISE, OR REAFFIRM THE VIEWS SET FORTH HEREIN.

As discussed below, the Debtors have looked to two indications of value that inform their judgment on Plan-related issues: (i) the Debtors’ marketing process and (ii) third-party fleet appraisals attained by three highly reputable third-party appraisal firms.

As part of the overall settlement between the Debtors and OCM with respect to the New Equity Investment, OCM and the Debtors have agreed that the OCM Facility Secured Claim will be $175 million for purposes of allocating equity in the reorganized GMR.25  Using $175 million as the value for the OCM Facility Secured Claim implies a total equity value for reorganized GMR of approximately $368.4 million after giving effect to the New Equity Investment, the proceeds of the Rights Offering (if any) and the Commitment Fee Warrants.  Projected net debt as of the assumed Effective Date of April 30, 2011 of approximately $761 million (including approximately $783 million in New Senior Debt, net of projected $22 million of pro forma cash on hand as of the Effective Date26) implies total enterprise value of approximately $1,129 million.  This enterprise value implied by the OCM Facility Secured Claim (after giving effect to the New Equity Investment, the Rights Offering (if any) and the Commitment Fee Warrants) falls at the high end of the valuation range implied by the third party fleet appraisals discussed in greater detail below.

Throughout this Disclosure Statement, the Debtors used this implied total equity value of approximately $368.4 million to provide estimates of recoveries to creditors.

25 The amount of the OCM Facility Claim as of the Petition Date is $214,596,000 (without including any prepayment penalty).  The OCM Credit Agreement provides for a 10% prepayment penalty.  The Debtors have not taken a position on the validity of the full amount of the OCM Facility Claims.

26 Excludes approximately $21 million in professional fess held in escrow.

1.             Market Indication of Value.

The Debtors believe the value provided under the Plan pursuant to the Equity Purchase Agreement is a reasonable measure of the Debtors’ value in light of, among other things, the robust and exhaustive marketing and negotiation process for a restructuring transaction (including, ultimately, the terms of the Plan) leading up to the present date.

Prior to the bankruptcy filing, the Debtors, with the assistance of Moelis, conducted a marketing process to obtain an equity investment, either from an existing participant in the Company’s capital structure or from a third party.  The Debtors received an equity investment proposal from OCM (the sole holder of the OCM Facility Secured Claim) and the Oaktree Supporting Parties as well as the Senior Noteholder Proposal.  At the same time the Debtors were evaluating the proposal by the Oaktree Supporting Parties and the Senior Noteholder Proposal, the Debtors continued a marketing process to (i) seek an alternative proposal and (ii) assist the Debtors and their advisors in negotiating improved terms.  Specifically, after receiving the Oaktree Supporting Parties’ proposal, Moelis contacted seventeen financial and strategic investors – including hedge funds, private equity firms and strategic buyers – requesting alternative proposals for the investment of new capital, in an amount of no less than $100 million, either in connection with an in-court or an out-of-court restructuring.  Each of these potential investors had knowledge of, or was active in, the shipping industry, possessed the ability to conduct their own due diligence, and had access to, or the ability to access, the necessary capital to make a competing new equity investment proposal, and, consequently, were the investors most likely to express an interest in the investment of new capital in the Company.

Despite their efforts, the Debtors did not receive any offers for a comprehensive restructuring other than the Oaktree Supporting Parties’ proposal and the Senior Noteholder Proposal.  While the Oaktree Supporting Parties’ restructuring proposal provided the Company with much needed new capital, the Senior Noteholder Proposal did not contain any committed capital or definitive terms for a restructuring.  Moreover, during extensive negotiations in the weeks leading up to the Petition Date, the Debtors were able to secure several important concessions from the Oaktree Supporting Parties, including the inclusion in the Restructuring Support Agreement (and subsequently the Equity Purchase Agreement) of a “go-shop” provision that allowed the Debtors to continue their marketing efforts through the beginning of the Confirmation Hearing.

In consultation with their advisors and following the consideration of both the Oaktree Supporting Parties’ proposal and the Senior Noteholder Proposal by a restructuring oversight transaction committee comprised of independent members of the Board of Directors, the Debtors ultimately selected the Oaktree Supporting Parties’ proposal as their de facto “stalking horse” bid for a comprehensive restructuring through sponsorship of a chapter 11 plan.  The Debtors subsequently entered into the Restructuring Support Agreement and commenced the Chapter 11 Cases.

Following the Court’s entry of the Equity Purchase Agreement Order, the Debtors entered into the Equity Purchase Agreement with the Oaktree Plan Sponsors, which provides that the Oaktree Supporting Parties will receive 100% of the equity in the Reorganized Debtors subject to dilution on the terms set forth in the Plan in exchange for OCM’s secured debt claims, which have a value of up to approximately $251 million,27 and payment on the Effective Date of the New Equity Investment in the amount of $175 million in Cash.  Absent a superior proposal, the Oaktree transaction implies an equity value for the Reorganized Debtors of between $175 million and $426 million (the “Equity Value Range”).  The implied total enterprise value of the Reorganized Debtors under the Plan is between approximately $936 million and $1,188 million as of an assumed Effective Date of April 30, 2011. This assumes total net debt of approximately $761 million (including approximately $783 million in New Senior Debt, net of projected $22 million of pro forma cash on hand as of the Effective Date28), as set forth in Article VIII of this Disclosure Statement.

As with the Restructuring Support Agreement, the Equity Purchase Agreement includes a “fiduciary out” provision (with break-up fee and expense reimbursement features) that allows the Debtors to engage in a “go-shop” process to maximize value for the Debtors and their stakeholders.  From and after the Petition Date, the Debtors, with the assistance of Moelis, continued to seek proposals for the Debtors’ assets, on both an enterprise and non-enterprise basis.

Prior to beginning the sale process, the Debtors shared a preliminary list with the Creditors’ Committee’s advisors (which remains confidential), of the potential investors that would be approached to explore restructuring alternatives, and requested the Creditors’ Committee’s input regarding the names of any additional potential investors for inclusion to this list.

The process was designed to maximize potential investor participation.  In particular, the process letter shared by Moelis with the potential investors does not make any assumptions with respect to threshold minimum valuation nor does it make any limiting assumption as to how Oaktree’s Claims would have to be treated—under a plan of reorganization or otherwise.  As a result, as clearly outlined in the process letter, potential investors were informed that proposals may indicate one (or some combination) of the following:  (i) an alternative plan sponsor bid; (ii) a purchase price for 100% of the Company; (iii) a purchase price for a desired portfolio of Vessels or other assets; or (iv) a purchase price for individual Vessels or other assets.

As part of their extensive pre-petition negotiations with the Prepetition Senior Lenders, the Debtors were unable to guaranty the availability of exit financing on terms similar or identical to those being offered by the Prepetition Senior Lenders in connection with the Oaktree Supporting Parties’ proposal.   However, per the process letter, the Debtors indicated they would encourage and help facilitate dialogue with the Prepetition Senior Lenders regarding exit financing if a potential investor indicated such interest.

27  As noted above, the Debtors have not taken a position on the validity of the full amount of the OCM Facility Claims.

28 As noted above, cash on hand excludes approximately $21 million in professional fess held in escrow.

Over the course of the four month marketing period, the Debtors, through their advisors, have contacted 73 potential investors and plan sponsors.  These potential investors include both strategic investors and financial sponsors with the wherewithal to complete a transaction the same size as the New Equity Investment.  In addition to the potential investors contacted by Moelis, the Debtors and Moelis contacted the financial advisors for the Creditors’ Committee and the Prepetition Senior Lenders to request the names of additional potential investors and have otherwise coordinated with the Debtors’ constituents’ professionals to ensure that the marketing process remains open to new entrants.

To date, the Debtors’ marketing process has not produced an alternative proposal to the Equity Purchase Agreement, which therefore currently stands as the best market-based indication of the Debtors’ total enterprise value. That said, the Debtors can and will continue to consider any alternative restructuring proposals they receive up to the beginning of the Confirmation Hearing, including proposals for a superior enterprise value-based transaction, asset portfolios, or individual assets sales.

The appraisal-based indications of value discussed below as well as OCM’s willingness to commit an additional $175 million for a New Equity Investment suggest that the implied equity value for the Reorganized Debtors is above the midpoint of the Equity Value Range.

2.             Appraisal-Based Indication of Value.

It is commonplace in the shipping industry to attain third-party fleet valuations (or appraisals, as they are also known) which are issued by shipbroking firms with extensive experience of the ship purchase and sale markets. There is a liquid and active market for the purchase and sale of vessels on a global basis with a number of ship sale transactions occurring on a monthly basis.  Shipbroking firms act as agents to facilitate a vast number of these ship sales and hence have an up-to-date view of the current market value for vessels based on a going-concern non-distressed asset sale transaction between a willing buyer and seller.  The market values of vessels are based on a number of factors, including, among others, the type and age of the vessel, the day rate environment and market outlook for the vessel-type, and the market’s judgment on the vessel’s ability to generate a certain stream of future earnings.

The Debtors engaged three highly reputable third-party appraisal firms to conduct an asset-level valuation on the Debtors’ owned fleet. The aggregate average fleet valuations for the Debtors’ fleet received in January 2012 ranged from approximately $1,024 million to $1,042 million (the “Appraisal Range”).29  The vessels have been valued individually on a going concern basis assuming a non-distressed sale of the Debtors’ vessels over a reasonable period of time. No assurance or representation is given that the valuations given will have been sustained or that they would have been realizable in any actual transaction.

29 The third appraisal valued the fleet at $1,032 million.  The Debtors did not obtain any other appraisal in connection with this Disclosure Statement.

Prior to the January 2012 appraisals covering the Debtors’ currently owned fleet of 30 vessels, the Debtors received fleet appraisals in July/August 2011 from two reputable third-party appraisal firms for covenant compliance testing purposes required under the Debtors' pre-petition credit agreements. The July/August 2011 appraisals covered 31 vessels and valued the fleet in the range of $1,398 million to $1,414 million.  During the time between the July/August 2011 appraisals and the January 2012 appraisals, the Debtors sold one vessel.  Adjusting for the sale of the one vessel, the adjusted fleet valuation range was $1,385 million to $1,401 million implying a decline of approximately 26% in the fleet valuation when compared to the January 2012 appraisals (based on the midpoint of the appraisal ranges) due to the continuing overcapacity in the tanker sector and the resulting softness in the market for tankers.

Utilizing the third-party appraised values of the Debtors’ vessels, the implied total enterprise value of the Reorganized Debtors is assumed to be between approximately $1,110 million and $1,128 million as of an assumed Effective Date of April 30, 2011.  This assumes the Appraisal Range plus approximately $86 million of non-vessel tangible assets (including approximately $22 million of cash on hand, approximately $10 million of net non-vessel PP&E and approximately $55 million of net working capital projected as of the Effective Date), as set forth in the Financial Projections attached as Exhibit C to this Disclosure Statement.  The three vessels subject to bareboat charter agreements have no equity value which could contribute to the overall going concern value of the estates because the bareboat charters have negative operating cash flow according to the Financial Projections.

IX.  CERTAIN RISK FACTORS TO BE CONSIDERED

HOLDERS OF CLAIMS AGAINST THE DEBTORS SHOULD READ AND CONSIDER CAREFULLY THE RISK FACTORS SET FORTH BELOW, AS WELL AS THE OTHER INFORMATION SET FORTH IN THIS DISCLOSURE STATEMENT (AND THE DOCUMENTS DELIVERED TOGETHER HEREWITH AND/OR INCORPORATED HEREIN BY REFERENCE), PRIOR TO VOTING TO ACCEPT OR REJECT THE PLAN.  THESE RISK FACTORS SHOULD NOT, HOWEVER, BE REGARDED AS CONSTITUTING THE ONLY RISKS INVOLVED IN CONNECTION WITH THE PLAN AND ITS IMPLEMENTATION.

A.            Certain Bankruptcy Law Considerations.

1.             Risk of Non-Confirmation, Non-Occurrence or Delay of the Plan.

In order for the Debtors to emerge successfully from the Chapter 11 Cases as viable entities, the Debtors, like any other chapter 11 debtor, must obtain approval of the Plan from their creditors and confirmation of the Plan through the Bankruptcy Court, and then successfully implement the Plan.  The foregoing process requires the Debtors to (i) meet certain statutory requirements with respect to the adequacy of this Disclosure Statement, (ii) solicit and obtain creditor acceptances of the Plan and (iii) fulfill other statutory conditions with respect to the confirmation of the Plan. Although the Debtors believe that the Plan satisfies all of the requirements necessary for confirmation by the Bankruptcy Court, there can be no assurance that the Bankruptcy Court will reach the same conclusion.  Moreover, there can be no assurance that modifications to the Plan will not be required for confirmation or that such modifications would not necessitate the re-solicitation of votes to accept the Plan, as modified.   Additionally, by its terms, the Plan will not become effective unless, among other things, the conditions precedent described in Section VII.D of this Disclosure Statement have been satisfied or waived in accordance with Article X.B of the Plan.

Although the Debtors believe that the Effective Date may occur during the second calendar quarter of 2012, there can be no assurance as to such timing or that the conditions to the Effective Date contained in the Plan will ever occur.  The impact that a prolonging of the Chapter 11 Cases may have on the Debtors’ operations cannot be accurately predicted or quantified.  The continuation of the Chapter 11 Cases, particularly if the Plan is not approved, confirmed, or implemented within the time frame currently contemplated, could adversely affect operations and relationships between the Debtors and their customers and charterers, suppliers, service providers and creditors; result in increased professional fees and similar expenses; and threaten the Debtors’ ability to obtain the Equity Investment.  Failure to confirm the Plan could further weaken the Debtors’ liquidity position, which could jeopardize the Debtors’ exit from chapter 11.

2.	The DIP Facility May Be Insufficient to Fund the Debtors’ Business Operations, or May Be Unavailable if the Debtors Do Not Comply with its Terms.

Although the Debtors project that they will have sufficient liquidity to operate their businesses through the Effective Date, there can be no assurance that the revenue generated by the Debtors’ business operations, together with amounts available under the DIP Facility, will be sufficient to fund the Debtors’ operations, especially as the Debtors expect to incur substantial professional and other fees related to the Chapter 11 Cases.  In the event that revenue flows and available borrowings under the DIP Facility are not sufficient to meet the Debtors’ liquidity requirements, the Debtors may be required to seek additional financing.  Similarly, in the event that the Debtors fail to comply with any of the terms or conditions of the DIP Facility, the outstanding principal balance under the DIP Facility (including accrued interest thereon) may become due and payable and the Debtors may need to obtain additional financing to repay the amount due under the DIP Facility.  There can be no assurance that such additional financing would be available or, if available, offered on terms that are acceptable to the Debtors or the Bankruptcy Court.  If, for one or more reasons, the Debtors are unable to obtain such additional financing, the Debtors’ businesses and assets may be subject to liquidation under chapter 7 of the Bankruptcy Code and the Debtors may cease to continue as going concerns.

The DIP Financing Agreement provides for affirmative and negative covenants applicable to GMR and its subsidiaries, including negative covenants restricting the ability of GMR and its subsidiaries to incur additional indebtedness, grant liens, dispose of or purchase assets, pay dividends or take certain other actions, as well as financial covenants applicable to the Debtors including compliance with a budget, minimum cumulative EBITDA and minimum liquidity.  There can be no assurance that the Debtors will be able to comply with these covenants and meet their obligations as they become due or to comply with the other terms and conditions of the DIP Financing Agreement.  Should business activity levels be below expectations, the Debtors could default on their DIP Facility obligations.

Any default of the Debtors’ obligations under the DIP Financing Agreement could result in a default of the Debtors’ obligations under the Restructuring Support Agreement and the Equity Purchase Agreement, which could imperil the Debtors’ ability to confirm the Plan.

3.	The Equity Investment May Not Be Obtained and the Equity Purchase Agreement May Be Terminated.

The Equity Purchase Agreement is subject to specified conditions.  For example, OCM has the contractual right to terminate the Equity Purchase Agreement if, among other reasons, the Debtors fail to satisfy certain deadlines or do not have cash on hand of a minimum of $20 million (plus any amount by which accounts payable exceed $10 million) at closing (after giving effect to the transactions contemplated by the Plan).  Because the Plan is predicated on the Debtors’ receipt of the Equity Investment, the Debtors will not be able to consummate the Plan in its current form if they or OCM do not comply with their respective obligations under the Equity Purchase Agreement.  A failure to consummate the Plan or attract a different equity investment on terms acceptable to the DIP Lenders may result in a sale of substantially all of the Debtors’ assets in accordance with the Bidding Procedures Order.

4.             Impact of the Chapter 11 Cases on the Debtors.

The Chapter 11 Cases may affect the Debtors’ relationships with, and their ability to negotiate favorable terms with, creditors, customers, charterers, vendors, employees, and other personnel and counterparties.  While the Debtors expect to continue normal operations, public perception of their continued viability may affect, among other things, the desire of new and existing charterers and customers to enter into or continue their charter or other agreements or arrangements with the Debtors.  The failure to maintain any of these important relationships could adversely affect the Debtors’ business, financial condition and results of operations.  Because of the public disclosure of the Chapter 11 Cases and the Debtors’ liquidity constraints, the Debtors’ ability to maintain normal credit terms with vendors may be impaired.  Also, transactions by the Debtors are generally subject to the approval of the Bankruptcy Court, which may limit the Debtors’ ability to respond on a timely basis to certain events or take advantage of certain opportunities.  As a result, the effect that the Chapter 11 Cases will have on the Debtors’ business, financial condition and results of operations cannot be accurately predicted or quantified at this time.

The Debtors’ ability to successfully emerge from bankruptcy may depend upon management’s ability to balance their time and effort in dealing simultaneously with both the reorganization and the Debtors’ business operations.

B.      Certain Risks Related to the New Senior Facilities.

1.             Ability to Maintain Sufficient Liquidity.

The Debtors are expected to incur up to an aggregate of approximately $783 million in indebtedness under the New Senior Facilities as of the Effective Date.  The Debtors’ substantial indebtedness and interest expense under the New Senior Facilities could have important consequences, including limiting the Debtors’ ability to use a substantial portion of their cash flow from operations in other areas of their business, including for working capital, capital expenditures and other general business activities, because a substantial portion of these funds will be dedicated to servicing their debt.  The Debtors’ ability to maintain adequate liquidity could depend on their ability to successfully implement the Plan, successful operation of their business, appropriate management of operating expenses and capital spending, and their ability to complete asset sales on favorable terms.

2.             Restrictive Covenants in the New Senior Facilities.

The operating and financial covenants in the New Senior Facilities may adversely affect the Reorganized Debtors’ and their non-Debtor subsidiaries’ ability to finance future operations or capital needs or to engage in new business activities. The New Senior Facilities may restrict the Reorganized Debtors’ and their non-Debtor subsidiaries’ ability to, among other things, incur additional debt and provide additional guarantees, pay dividends or make other restricted payments, create or permit certain liens, sell tankers or other assets, make certain investments, engage in certain transactions with affiliates, and consolidate or merge with or into other companies or transfer all or substantially all of the Reorganized Debtors’ assets or the assets of their non-Debtor subsidiaries.

In addition, the New Senior Facilities will likely require the Reorganized Debtors to maintain certain financial ratios. As a result of these financial covenants, the Reorganized Debtors will likely be limited in the manner in which they can conduct their business, and may be unable to engage in favorable business activities or finance future operations or capital needs. Accordingly, these restrictions may limit the Reorganized Debtors’ ability to successfully operate their business.

There can be no assurance that the Reorganized Debtors will satisfy the operating and financial covenants likely to be included in the New Senior Facilities. A breach of any of the covenants in, or the Reorganized Debtors’ inability to maintain the required financial ratios under, the New Senior Facilities would prevent the Reorganized Debtors from borrowing additional money under the New Senior Facilities, to the extent such ability exists, and could result in a default under the New Senior Facilities. If a default occurred under any of the New Senior Facilities, the lenders could elect to declare that debt, together with accrued interest and other fees, to be immediately due and payable and proceed against the collateral securing that debt. Moreover, if the lenders under any of the New Senior Facilities were to accelerate the debt outstanding under the applicable facility, it could result in an event of default under the Reorganized Debtors’ other debt obligations that may exist at that time, including the other New Senior Facility, and if all or any part of the Reorganized Debtors’ indebtedness were to be accelerated, the Reorganized Debtors may not have, or may not be able to obtain, sufficient funds available to repay it or to repay their other indebtedness.

C.            Certain Risks Related to the Debtors’ Business and Operations.

1.             Failure to Successfully Employ Vessels.

The Debtors believe that they will succeed in implementing and executing their business plan and financial restructuring.  However, there are risks that the goals of the Debtors’ going-forward business plan and financial restructuring strategy will not be achieved.  In particular, the Debtors will seek to deploy their vessels between spot market voyage charters and time charters in a manner that maximizes long-term cash flow.

Although these time charters generally provide stable revenues, they also limit the portion of the Debtors’ fleet available for spot market voyages during an upswing in the tanker industry cycle, when spot market voyages might be more profitable.  The spot charter market is highly competitive, and spot market voyage charter rates may fluctuate dramatically based primarily on the worldwide supply of tankers available in the market for the transportation of oil and the worldwide demand for the transportation of oil by tanker.  Factors affecting the volatility of spot market voyage charter rates include the quantity of oil produced globally, shifts in locations where oil is produced or consumed, actions by OPEC, the general level of worldwide economic activity and the development and use of alternative energy sources.  There can be no assurance that future spot market voyage charters will be available at rates that will allow the Debtors to operate their vessels that are not under time charter profitably.

2.             Reliance on a Limited Number of Customers.

The Debtors believe they will continue to derive a significant portion of their revenues and cash flow from a limited number of customers.  If any of these key customers breach or terminate their time charters or renegotiate or renew them on terms less favorable than those currently in effect, or if any significant customer decreases the amount of business it transacts with the Debtors, or if the Debtors lose any of their customers or a significant portion of their revenues, the Debtors’ operating results, cash flows and profitability could be materially adversely affected.

3.	Highly Competitive Market for Crude Oil Transportation Services and Ability to Effectively Compete.

The Debtors’ vessels are employed in the highly competitive market for crude oil transportation services, and the Debtors may not be able to effectively compete.  The Debtors’ competitors include the owners of other Aframax, Suezmax, VLCC, Panamax and Handymax vessels and, to a lesser degree, owners of other size tankers.  Both groups include independent oil tanker companies as well as oil companies.  The Debtors do not control a sufficiently large share of the market to influence the market price charged for crude oil transportation services.  In addition, the Debtors’ market share may decrease in the future, and they may not be able to compete profitably as they expand their business into new geographic regions or provide new services.  New markets may require different skills, knowledge or strategies from those the Debtors use in their current markets, and the Debtors’ competitors in those new markets may have greater financial strength and capital resources than the Debtors.

4.             Potentially Adverse Impact of Exchange Rate Fluctuations.

The Debtors generate all of their revenues in U.S. Dollars, but incur a significant portion of expenses, particularly crew and maintenance costs, in currencies other than the U.S. Dollar.  This difference could lead to fluctuations in net income due to changes in the value of the U.S. Dollar relative to other currencies, in particular the Euro.  A decline in the value of the U.S. Dollar could lead to higher expenses payable by the Debtors.

5.	Risks Associated with the Purchase and Operation of Secondhand and Older Vessels.

The Debtors’ business strategy may include additional growth through the acquisition of additional secondhand vessels and the Debtors’ future operating results could be negatively affected if some of the vessels do not perform as expected.  In addition, capital expenditures and other costs necessary to operate and maintain vessels in good operating condition tend to increase with the age of the vessel. Accordingly, it is likely that the operating costs of the Reorganized Debtors’ older vessels will increase in the future. Repairs and maintenance costs are difficult to predict with certainty, and may be substantial.  Many of these expenses are not covered by the Debtors’ insurance.  Large repair expenses could decrease the Debtors’ cash flow and profitability and reduce liquidity.  In addition, changes in governmental regulations, safety or equipment standards, as well as compliance with standards imposed by maritime and customer requirements or competition, may require the Reorganized Debtors to make additional expenditures. Further, the vessels in the Debtors’ fleet must be replaced upon the expiration of their remaining useful lives, which the Debtors estimate to be 25 years from their build dates, which will require the Debtors to incur additional significant capital expenditures with respect to replacement vessels.  If the Reorganized Debtors are unable to fund such additional capital expenditures, they may not be able to continue to operate some of their vessels.

6.             Operational Hazards.

The Reorganized Debtors’ vessels and their cargoes are at risk of being damaged or lost because of events such as marine disasters, bad weather, mechanical failures, grounding, fire, explosions and collisions, human error and war and terrorism. These hazards can result in death or injury to persons, loss of property, environmental damages, delays or rerouting. The Reorganized Debtors will carry insurance to protect against most of the accident-related risks involved in the conduct of their business. Nonetheless, risks may arise against which the Reorganized Debtors may not be adequately insured.  In addition, the operation of tankers has unique operational risks associated with the transportation of oil.  An oil spill may cause significant environmental damage, and the associated costs could exceed the insurance coverage available to the Debtors.  The loss of revenues while these vessels are being repaired and repositioned, as well as the actual cost of these repairs, may adversely affect the Debtors’ business and financial condition.  Furthermore, the total loss of any of the Debtors’ vessels could harm the Debtors’ reputation as a safe and reliable vessel owner and operator.  If the Debtors are unable to adequately maintain or safeguard their vessels, they may be unable to prevent any such damage, costs or loss, which could negatively impact the Debtors’ business, financial condition, results of operations and available cash.

7.             Rising Operating Costs May Adversely Impact the Debtors’ Business.

The Debtors’ vessel operating expenses are comprised of a variety of costs, many of which are beyond the Debtors’ control and affect the entire shipping industry.  Also, costs such as insurance and security are still increasing, and if costs continue to rise, that could materially and adversely affect the Debtors’ cash flows and profitability.  In addition, fuel (or bunkers) is a significant, if not the largest, expense for the Debtors’ vessels that will be employed in the spot market.  With respect to the Debtors’ vessels that will be employed on time charter, the charterer is generally responsible for the cost of fuel.  However, such cost may affect the charter rates that the Debtors are able to negotiate for their vessels.  The price and supply of fuel is unpredictable and fluctuates based on events outside the Debtors’ control.  Changes in the price of fuel may adversely affect the Debtors’ profitability.

8.             Laws and Regulation.

The shipping industry in general, and the Debtors’ business and the operation of their vessels in particular, are subject to international conventions, national, state and local laws, and national and international regulations in force in international waters and the jurisdictions in which such tankers operate, as well as in the country or countries in which such tankers are registered, including, environmental protection requirements governing the management and disposal of hazardous substances and wastes, the cleanup of oil spills and the management of other contamination, air emissions, water discharges, and ballast water. These laws and regulations include the International Convention for the Prevention of Pollution from Ships, the International Convention for Safety of Life at Sea of 1974 and implementing regulations adopted by the International Maritime Organization, the European Union and other international, national, and local regulatory bodies. They also include laws and regulations in the jurisdictions where the Debtors’ vessels travel and in the ports where the Debtors’ vessels call. In the United States, the requirements include the U.S. Oil Pollution Act of 1990, the U.S. Comprehensive Environmental Response Compensation and Liability Act, the U.S. Clean Water Act, the U.S. Clean Air Act and the U.S. Maritime Transportation Security Act of 2002.  Compliance with these environmental protection requirements can impose significant cost and expense, including the cost of vessel modifications and implementation of certain operating procedures. Furthermore, the 2010 explosion of the Deepwater Horizon drilling rig and the subsequent release of oil into the Gulf of Mexico, or similar events in the future, may result in further regulation of the tanker industry, and modifications to statutory liability schemes, and related increases in compliance costs, all of which could limit the Debtors’ ability to do business or increase the cost of doing business, and that could have a material adverse effect on the Debtors’ operations.  In addition, the Debtors are required by various governmental and quasi-governmental agencies to obtain certain permits, licenses and certificates with respect to their operations.  Governmental regulation of tankers, particularly in the areas of safety and environmental protection, may also change in the future and impose upon the Debtors significant cost and expense with respect to their ships to keep them in compliance.  Further, if a vessel in the Debtors’ fleet does not maintain its class and/or fails any annual, intermediate or special survey, it will be unemployable and unable to trade between ports, which would negatively impact the Debtors’ results of operations.

In addition, almost all of the Debtors’ charters with customers contain restrictions prohibiting the Debtors’ vessels from entering any countries or conducting any trade prohibited by the United States, and with respect to those charters which do not contain such restrictions, the Debtors request their charterers to not operate the Debtors’ vessels in any such countries or conduct any prohibited trade.  Any violation of such prohibitions could result in fines or other penalties.  Moreover, the Debtors’ charterers may violate applicable sanctions and embargo laws and regulations as a result of actions that do not involve the Debtors or their vessels, and those violations could in turn negatively affect the Debtors’ reputation.

Further, international shipping is subject to various security and customs inspections and related procedures in countries of origin and destination.  Inspection procedures can result in the seizure of contents of the Debtors’ vessels, delays in the loading, offloading or delivery and the levying of customs, duties, fines and other penalties against the Debtors. Changes to inspection procedures may impose additional financial and legal obligations on the Debtors or customers or render the shipment of certain types of cargo impractical.  Any such changes or developments may have a material adverse effect on the Debtors’ business, financial condition and results of operations.

9.	Dependence on Key Personnel and Ability to Attract and Retain Skilled Employees.

The loss of the services of any of the Debtors’ key personnel (including, among others, John Tavlarios, the Debtors’ President, and Peter Georgiopoulos, the Chairman of the Board of Directors of GMR since 2001) or the Debtors’ inability to successfully attract and retain qualified personnel in the future could have a material adverse effect on the Debtors’ business, financial condition and operating results.  In particular, during the pendency of the Chapter 11 Cases, the Debtors may experience increased levels of employee attrition, and their employees are facing considerable distraction and uncertainty.  The ability of the Debtors to engage, motivate and retain key employees or take other measures intended to motivate and incentivize key employees to remain through the pendency of the Chapter 11 Cases is limited during the Chapter 11 Cases by restrictions on implementation of retention programs.  The loss of services of members of the Debtors’ senior management team could impair their ability to execute their strategy and implement operational initiatives, thereby having a material adverse effect on the Debtors’ financial condition and results of operations.

10.	Failure to Qualify Under IRC Section 883.

If the Debtors do not qualify for an exemption pursuant to Section 883 (“Section 883”) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), then they will be subject to U.S. federal income tax on their shipping income that is derived from U.S. sources.  If the Debtors are subject to such tax, their results of operations and cash flows would be reduced by the amount of such tax.

A foreign corporation will be exempt from U.S. federal income taxation on its U.S.-source shipping income under Section 883 if, inter alia:

(a) its stock is “primarily and regularly traded on an established securities market” in a qualified foreign country or in the United States (the “Publicly Traded Test”);

(b) more than 50% of the value of its stock is beneficially owned, directly or indirectly, by qualified shareholders, which include individuals who are “residents” of a qualified foreign country (the “50% Ownership Test”); or

(c) it is a “controlled foreign corporation”, or CFC, and it satisfies certain other requirements (the “CFC Test”).

The Debtors believe that, historically, they have qualified for an exemption pursuant to Section 883 based on satisfaction of the Publicly Traded Test.  However, because Reorganized GMR will not satisfy the Publicly Traded Test, and it is unclear whether Reorganized GMR will be able to satisfy either the 50% Ownership Test or the CFC Test, Reorganized GMR may not qualify for the Section 883 exemption.

If Reorganized GMR does not qualify for the Section 883 exemption, its gross shipping income derived from U.S. sources, or 50% of its gross shipping income attributable to transportation beginning or ending in the United States, would be subject to a four percent tax, without allowance for deductions.  In addition, future sales of vessels could result in additional tax consequences to Reorganized GMR. Moreover, the tax basis of the vessels of Reorganized GMR may be reduced as a result of the Debtors’ cancellation of indebtedness income arising from implementation of the Plan. For more information, please refer to Sections XII.B.1. Exemption of Operating Income from U.S. Federal Income Taxation and XII.B.2. Taxation in Absence of Section 883 Exemption.

11.	Treatment by U.S. Tax Authorities as a “Passive Foreign Investment Company.”

A foreign corporation generally will be treated as a “passive foreign investment company” (a “PFIC”) for U.S. federal income tax purposes if either (i) at least 75% of its gross income for any taxable year consists of “passive income” or (ii) at least 50% of its assets (averaged over the year and generally determined based upon either value or tax basis depending on the application of certain tests) produce or are held for the production of “passive income” (“passive assets”).  U.S. shareholders of a PFIC are subject to a disadvantageous U.S. federal income tax regime with respect to distributions they receive from the PFIC and gain, if any, they derive from the sale or other disposition of their stock in the PFIC.

For purposes of these tests, income derived from the performance of services does not constitute “passive income.”  By contrast, rental income, other than active rental income, would generally constitute passive income.  Based on GMR’s past and anticipated future operations, the Debtors do not believe that GMR has been a PFIC or that Reorganized GMR will be a PFIC with respect to future taxable years.  In this regard, GMR has treated, and Reorganized GMR will treat, its income from the time and spot charter of vessels as services income, rather than rental income.

While there is no direct legal authority under the PFIC rules addressing the Reorganized GMR’s planned method of operation, there is legal authority supporting this position consisting of case law and pronouncements by the U.S. Internal Revenue Service (the “IRS”) concerning the characterization of income derived from time charters and voyage charters as services income for other tax purposes.  However, there is also authority which characterizes time charter income as rental income rather than services income for other tax purposes.  Accordingly, no assurance can be given that the Service or a court of law will accept Reorganized GMR’s position, and there is a risk that the Service or a court of law could determine that Reorganized GMR is, or has been, a PFIC.  Moreover, because (i) there are uncertainties in the application of the PFIC rules, (ii) the PFIC test is an annual test, and (iii) although Reorganized GMR intends to manage its business so as to avoid PFIC status to the extent consistent with its other business goals, there could be changes in the nature and extent of its operations in future years, there can be no assurance that Reorganized GMR will not become a PFIC in any taxable year.

If Reorganized GMR was to be treated as a PFIC for any taxable year (and regardless of whether Reorganized GMR remains a PFIC for subsequent taxable years), Reorganized GMR’s U.S. shareholders would face adverse U.S. tax consequences.  These adverse tax consequences to shareholders could negatively impact Reorganized GMR’s ability to issue additional equity in order to raise the capital necessary for its business operations.  Additionally, treatment of Reorganized GMR as a PFIC may negatively affect shareholders’ ability to sell stock in Reorganized GMR. For more information, please refer to Section XII.E.3., Passive Foreign Investment Company Status.

12.	Treatment by U.S. Tax Authorities as a “Controlled Foreign Corporation.”

If more than 50% of the Reorganized GMR Common Stock is owned, directly or indirectly, by U.S. holders, each of whom own, after applying attribution rules, 10% or more of the of the Reorganized GMR Common Stock (a “10% U.S. Holder”), Reorganized GMR would be treated as a “controlled foreign corporation” or “CFC.”  This classification would result in the application of many complex rules, including the required inclusion in income by 10% U.S. holders of their pro rata share of any “Subpart F income” and any investments in “U.S. property” (each as defined by the Tax Code) of Reorganized GMR.  In addition, under Section 1248 of the Tax Code, if Reorganized GMR were to be considered a CFC at any time during the five-year period ending with the sale or exchange of Reorganized GMR Common Stock by a 10% U.S. holder, gain from such sale or exchange would generally be treated as dividend income to the extent of Reorganized GMR’s earnings and profits attributable to the shares sold or exchanged.  If Reorganized GMR were to become a CFC, the PFIC rules discussed above would generally not apply with regard to any 10% U.S. Holder.  For more information, please refer to Section XI.E.5.

13.	Discharge of Prepetition Claims and Related Legal Proceedings.

The Debtors may be subject to claims in various legal proceedings and may become subject to other legal proceedings in the future.  Although any such claims have been generally stayed while these Chapter 11 Cases are pending, the Debtors may not be successful in ultimately discharging or satisfying such claims.  The ultimate outcome of each of these matters, including the Debtors’ ability to have these matters satisfied and discharged in the bankruptcy proceeding, cannot presently be determined, nor can the liability that may potentially result from a negative outcome be reasonably estimated presently for every case.  The liability the Debtors may ultimately incur with respect to any one of these matters in the event of a negative outcome may be in excess of amounts currently accrued with respect to such matters and, as a result, these matters may potentially be material to the Debtors’ business, financial condition, and/or results of operations.

14.	Prolonged Global Recession.

The current economic slowdown may have a negative effect on the Reorganized Debtors’ business and financial condition. Unfavorable economic conditions also could increase the Reorganized Debtors’ funding and working capital costs or limit our access to the capital markets, any of which would adversely affect the Reorganized Debtors’ business, financial condition, operating results or cash flows.

D.	Certain Risks Relating to the Shares of New GMR Common Stock Under the Plan.

1.	Significant Holders.

After the Effective Date, the Oaktree Plan Sponsors will receive up to 47.5% on  a diluted basis of the outstanding New GMR Common Stock pursuant to the Equity Purchase Agreement (subject to dilution by the New GMR Warrants and the Equity Incentive Program (as described in Section VI.D.5)).  The Oaktree Plan Sponsors will therefore be in a position to control the outcome of all actions requiring stockholder approval, including the election of directors, without the approval of other stockholders.  This concentration of ownership could also facilitate or hinder a negotiated change of control of the Reorganized Debtors and, consequently, have an impact upon the value of the New GMR Warrants and New GMR Common Stock.

2.	Restrictions on Transfer of New GMR Common Stock.

The shares of New GMR Common Stock issued under the Plan, including in the Rights Offering, will be “restricted securities” or otherwise subject to restrictions on transfer under the securities laws, and as such may only be transferred in compliance with the registration requirements of, or an available exemption under, the Securities Act and applicable state securities laws.

Additionally, the New GMR Common Stock may be subject to various other restrictions, including with respect to tag-along and drag-along rights, registration rights, restrictions on transfer (which may be subject to the Oaktree Plan Sponsor’s consent) and/or rights of first refusal, which provisions may be set forth in the Registration Rights Agreement, the Shareholders Agreement, the New GMR Charter and/or the by-laws of Reorganized GMR.  These restrictions may adversely impact the value of the shares of New GMR Common Stock and make it more difficult for a shareholder to dispose of its shares, or to realize value on the shares, at a time when it may wish to do so.

3.	Lack of Established Market for New GMR Common Stock.

A liquid trading market for the New GMR Warrants and New GMR Common Stock issued under the Plan does not exist and is unlikely to develop. As of the Effective Date, the New GMR Warrants and the New GMR Common Stock will not be listed for trading on any stock exchange or trading system and the Reorganized Debtors will not file any reports with the SEC. Consequently, the trading liquidity of the New GMR Warrants and New GMR Common Stock is expected to be limited as of the Effective Date. The future liquidity of the trading markets for New GMR Warrants and New GMR Common Stock will depend, among other things, upon the number of holders of such securities, whether such securities become listed for trading on an exchange or trading system at some future time and whether the Reorganized Debtors begin to file annual and quarterly reports with the SEC.

4.	Lack of New Publicly Available Information about the Debtors.

Prior to the Petition Date, the Debtors were required to publicly report financial and other information pursuant to the applicable rules and regulations of the SEC.  However, the Debtors are not expected to be subject to such requirements from and after January 1, 2012, and they will not be required to be subject to these requirements under the Plan.  Accordingly, publicly available information concerning the results of operations and financial condition of the Debtors for periods from and after January 1, 2012 are not expected to be publicly available.  While Reorganized GMR will make available to holders of New GMR Common Stock quarterly and annual financial information on a  confidential basis through a secure database, this information will not be as extensive as the information required by the SEC.  Accordingly, it may be difficult for investors to assess and evaluate their investment in New GMR Warrants and New GMR Common Stock.

5.	Historical Financial Information of the Debtors May Not Be Comparable to the Financial Information of the Reorganized Debtors.

As a result of the consummation of the Plan and the transactions contemplated thereby, the financial condition and results of operations of the Reorganized Debtors from and after the Effective Date may not be comparable to the financial condition or results of operations reflected in the Debtors’ historical financial statements.

6.	The Projections Set forth in this Disclosure Statement May Not be Achieved.

The Projections cover the operations of the Reorganized Debtors through the period ending December 31, 2015. The Projections are based on numerous assumptions that are an integral part thereof, including Confirmation and consummation of the Plan in accordance with its terms, the anticipated future performance of the Reorganized Debtors, industry performance, general business and economic conditions, competition, adequate financing, absence of material claims, the ability to make necessary capital expenditures, the ability to establish strength in new markets and to maintain, improve and strengthen existing markets, customer purchasing trends and preferences, the ability to increase gross margins and control future operating expenses and other matters, many of which are beyond the control of the Reorganized Debtors. In addition, unanticipated events and circumstances occurring subsequent to the date of this Disclosure Statement may affect the actual financial results of the operations of the Reorganized Debtors. These variations may be material and adverse. Because the actual results achieved throughout the periods covered by the Projections will vary from the projected results, the Projections should not be relied upon as a guaranty, representation, or other assurance of the actual results that will occur.

7.	Incorporation under the Laws of the Republic of the Marshall Islands and Enforcement of U.S. Judgments by Investors.

Reorganized GMR will be incorporated in the Republic of the Marshall Islands and most of its subsidiaries will be organized in the Republic of Liberia and the Republic of the Marshall Islands.  The corporate affairs of Reorganized GMR will be governed by its amended and restated articles of incorporation and by-laws (as described herein) and by the Republic of the Marshall Islands Business Corporations Act (the “BCA”).  The provisions of the BCA resemble provisions of the corporation laws of a number of states in the United States.  However, there have been few judicial cases in the Republic of the Marshall Islands interpreting the BCA.  For example, the rights and fiduciary responsibilities of directors under the laws of the Republic of the Marshall Islands are not as clearly established as the rights and fiduciary responsibilities of directors under statutes or judicial precedent in existence in certain U.S. jurisdictions.  Although the BCA does specifically incorporate the non-statutory law, or judicial case law, of the State of Delaware and other states with substantially similar legislative provisions, the shareholders of Reorganized GMR may have more difficulty in protecting their interests in the face of actions by management, directors or controlling shareholders than would shareholders of a corporation incorporated in a U.S. jurisdiction.

In addition, substantially all of Reorganized GMR’s assets and those of its subsidiaries are located outside the United States.  As a result, it may be difficult or impossible for U.S. investors to serve process within the United States upon Reorganized GMR or to enforce judgment upon Reorganized GMR for civil liabilities in U.S. courts.  It should not be assumed that courts in the countries in which the Debtors are incorporated or where their assets are located (i) would enforce judgments of U.S. courts obtained in actions against the Debtors based upon the civil liability provisions of applicable U.S. federal and state securities laws or (ii) would enforce, in original actions, liabilities against the Debtors based upon these laws.

E.	Additional Factors to Be Considered.

1.	The Debtors Have No Duty to Update.

The statements contained in this Disclosure Statement are made by the Debtors as of the date hereof, unless otherwise specified herein, and the delivery of this Disclosure Statement after that date does not imply that there has been no change in the information set forth herein since that date.  The Debtors have no duty to update this Disclosure Statement unless otherwise ordered to do so by the Bankruptcy Court.

2.	No Representations Outside this Disclosure Statement are Authorized.

No representations concerning or related to the Debtors, the Chapter 11 Cases or the Plan are authorized by the Bankruptcy Court or the Bankruptcy Code, other than as set forth in this Disclosure Statement.  Any representations or inducements made to secure your acceptance or rejection of the Plan that are other than as contained in, or included with, this Disclosure Statement should not be relied upon by you in arriving at your decision.

3.	Forward-Looking Statements are not Assured, and Actual Results May Vary.

This Disclosure Statement contains forward-looking statements. These forward-looking statements are based on the current expectations and observations of the Debtors’ management, and include factors that could cause actual results to differ materially such as: those factors described in Section VII.A.1 of this Disclosure Statement; the Debtors’ ability to meet current operating needs, including their ability to maintain contracts that are critical to their operation, to obtain and maintain acceptable terms with their vendors, customers and service providers and to retain key executives, managers and employees; the Debtors’ ability to obtain Bankruptcy Court approval with respect to motions in the Chapter 11 Cases; the effects of the Bankruptcy Court rulings in the Chapter 11 Cases and the outcome of the cases in general; the length of time the Debtors will operate under the Chapter 11 Cases; the pursuit by the Debtors’ various creditors, equity holders and other constituents of their interests in the Chapter 11 Cases; risks associated with third party motions in the Chapter 11 Cases, which may interfere with the ability to consummate the Plan; the adverse effects of the Chapter 11 proceedings on the Debtors’ liquidity or results of operations generally; the increased administrative and restructuring costs related to the Chapter 11 Cases; the Debtors’ ability to maintain adequate liquidity to fund operations during the Chapter 11 Cases and thereafter; the Debtors’ ability to operate pursuant to the terms of the DIP Facility; the sufficiency of the  “exit” financing contemplated by the Plan; the Debtors’ ability in the future to arrange and consummate financing or sale transactions or to access capital; the effects of changes in the Debtors’ credit ratings; the timing and realization of the recoveries of assets and the payments of Claims and the amount of expenses projected to recognize such recoveries and reconcile such Claims; the occurrence of any event, change or other circumstance that could give rise to the termination of the Restructuring Support Agreement or the Equity Purchase Agreement; and the other factors described in this Section IX.

4.	No Legal or Tax Advice Is Provided to You by This Disclosure Statement.

The contents of this Disclosure Statement should not be construed as legal, business or tax advice.  Each holder of Claims against the Debtors should consult his, her or its own legal counsel and accountants as to legal, tax and other matters concerning such holder’s Claims.  This Disclosure Statement is not legal advice to you and may not be relied upon for any purpose other than to determine how to vote on the Plan or object to confirmation of the Plan.

5.	Other Factors.

See “Item 1A. Risk Factors” in GMR’s Annual Report on Form 10-K for the year ended December 31, 2011 for a list of other risk factors that could have a significant impact on the Debtors’ operating performance.

X.  ALTERNATIVES TO CONFIRMATION AND
CONSUMMATION OF THE PLAN

If the Plan is not confirmed and consummated, the alternatives to the Plan include (i) liquidation of the Debtors under chapter 7 of the Bankruptcy Code and (ii) an alternative plan of reorganization or a plan of liquidation.

A.            Alternative Plan of Reorganization or Plan of Liquidation.

The Bankruptcy Court could confirm a plan different from the Plan.  While the Plan provides for the reorganization of the Debtors’ business as a going concern, a different plan might involve either a reorganization and continuation of the Debtors’ business or, in the alternative, a liquidation of the Debtors’ assets.  The Debtors believe that any reorganization of the Debtors’ business would require a substantial investment of capital by a third party in an amount at least as large as the Equity Investment.  Although the Debtors have engaged, and continue to engage, in an aggressive marketing campaign to solicit other investors, as of the date hereof no party other than OCM has come forward with any potentially superior offer.  There is no guaranty that the Debtors will be able to obtain any new investment at all, let alone one on terms as favorable to their stakeholders as the terms set forth in the Equity Purchase Agreement and the Plan.  As an alternative to a going concern reorganization, liquidation of the Debtors’ assets would, in the Debtors’ view, result in the termination of all of their employees and commercial agreements, and would be unlikely to provide returns equal or greater to the returns provided by the Plan.

In the event that the Debtors are unable to confirm the Plan, the Debtors may need to implement a process to sell substantially all of their assets in accordance with the bidding procedures approved by this Court on December 15, 2011 [Dkt. No. 136] in which the senior secured lenders (which are owed more than $857 million) will serve as the “stalking horse” bidder.  The Debtors believe such a sale, as compared to the Plan, will result in a more disruptive restructuring process that is less likely to maximize the value of their estates or provide distributions to other estates creditors.

As described more fully in section V.F of the Disclosure Statement, the Debtors have engaged in an extensive post-petition marketing process to find and assess reasonable alternatives to the plan (in addition to the Debtors’ prepetition marketing process), and no party to date has provided a super alternative transaction to the Plan, including the Creditors’ Committee, has proposed a viable alternative transaction to the Plan.

In sum, the Debtors believe that any alternative to the Plan would provide far less certainty and could involve a larger claims pool, diminished recoveries, significant delay, and larger administrative costs.  The Debtors believe that the Plan, as described herein, enables creditors to realize the highest and best value under the circumstances as compared to any foreseeable alternative.

As described in greater detail in the Committee Letter that is included with the solicitation materials, the Creditors’ Committee believes that the proposed releases of Claims held by the Debtors’ estates described in section VI.E.8 herein cannot be given in the context of a section 363 sale and, as a result, creditors will retain whatever rights they have to bring actions against any of the Released Parties, including Oaktree, the Debtors’ officers and directors and the non-Debtor guarantors under the Senior Notes.  Unsecured creditors are encouraged to review the Committee Letter for additional information. As set forth in section VI.E.8 of the Disclosure Statement, the Debtors analyzed whether there were any potential colorable claims based on the Oaktree transaction and determined that there are no viable causes of actions against the Released Parties.

B.            Liquidation Under Chapter 7.

If no plan is confirmed, the Chapter 11 Cases may be converted to cases under chapter 7 of the Bankruptcy Code, pursuant to which a trustee would be appointed or elected to liquidate the Debtors’ assets for distribution in accordance with the priorities established by chapter 7 of the Bankruptcy Code.  A discussion of the effects that a chapter 7 liquidation would have on the recoveries of holders of Claims and Equity Interests is set forth in the Liquidation Analysis attached as Exhibit D to this Disclosure Statement.  For the reasons above, the Debtors believe that a liquidation under chapter 7 of the Bankruptcy Code would result in smaller distributions being made to creditors than those provided for in the Plan.

XI.  SECURITIES LAW MATTERS

No registration statement will be filed under the Securities Act of 1933, as amended (the “Securities Act”), or pursuant to any state securities laws with respect to the offer and distribution under the Plan.  The Debtors believe that the provisions of section 1145(a)(1) of the Bankruptcy Code exempt the offer and distribution of the New GMR Warrants and New GMR Common Stock underlying the New GMR Warrants (each as defined in the Plan, the “1145 Securities”) from federal and state securities registration requirements.  The Commitment Fee GMR Warrants (as defined in the Plan), New GMR Common Stock underlying the Commitment Fee GMR Warrants, the New Equity Investment Shares (as defined in the Plan) and the Rights Offering Shares are not being issued pursuant to section 1145(a)(1).  Instead, they will be issued without registration under the Securities Act or any similar state or local law in reliance upon section 4(2) of the Securities Act and/or Regulation D promulgated thereunder and applicable exemptions under state and local law.  The OCM Conversion Shares (as defined in the Plan), the New GMR Warrants and New GMR Common Stock underlying the New GMR Warrants made to affiliates of Reorganized GMR will be treated as issued pursuant to section 1145(a)(1), but will be subject to the restrictions on resale of securities held by affiliates of an issuer.

A.            Bankruptcy Code Exemptions from Registration Requirements.

1.	Securities Issued in Reliance on Section 1145 of the Bankruptcy Code.

Section 1145(a)(1) of the Bankruptcy Code exempts the offer and sale of securities under a plan of reorganization from registration under the Securities Act and state laws if three principal requirements are satisfied: (i) the securities must be offered and sold under a plan of reorganization and must be securities of the debtor, of an affiliate participating in a joint plan with the debtor or of a successor to the debtor under the plan; (ii) the recipients of the securities must each hold a prepetition or administrative expense claim against the debtor or an interest in the debtor; and (iii) the securities must be issued entirely in exchange for the recipient’s claim against or interest in the debtor, or principally in such exchange and partly for cash or other property.

The exemptions provided for in section 1145 do not apply to an entity that is deemed an “underwriter” as such term is defined in section 1145(b) of the Bankruptcy Code.  Section 1145(b) defines an “underwriter” as one who, except with respect to “ordinary trading transactions” of an entity that is not an “issuer”:

(a)           purchases a claim against, an interest in, or a claim for administrative expense against, the debtor, with a view to distributing any security received in exchange for such a claim or interest (“accumulators”);

(b)           offers to sell securities offered under a plan for the holders of such securities (“distributors”);

(c)           offers to buy securities from the holders of such securities, if the offer to buy is (i) with a view to distributing such securities and (ii) made under a distribution agreement; and

(d)           is an “issuer” with respect to the securities, as the term “issuer” is defined in section 2(a)(11) of the Securities Act, which includes affiliates of the issuer, defined as persons who are in a relationship of “control” with the issuer.

Persons who are not deemed “underwriters” may generally resell the securities they receive that comply with the requirements of Section 1145(a)(1) without registration under the Securities Act or other applicable law.  Persons deemed “underwriters” may sell such securities without registration only pursuant to exemptions from registration under the Securities Act and other applicable law.

2.	Securities Issued in Reliance on Section 4(2) of the Securities Act.

Section 4(2) of the Securities Act provides that the issuance of securities by an issuer in transactions not involving any public offering are exempt from registration under the Securities Act.  Regulation D is a non-exclusive safe harbor promulgated by the SEC under section 4(2) of the Securities Act.

The Commitment Fee GMR Warrants issued to the Oaktree Plan Sponsors representing 5% of the fully diluted equity of Reorganized GMR, issued to the Oaktree Plan Sponsors (subject to dilution from the New GMR Warrants and the Equity Incentive Program) will be issued without registration under the Securities Act or any similar federal, state, or local law in reliance upon section 4(2) of the Securities Act and/or Regulation D promulgated thereunder, and applicable exemptions under state and local law.  These shares will be subject to resale restrictions, and may be resold only pursuant to registration, or exemptions from registration, under the Securities Act and other applicable law, as described below.

The Rights Offering is described above and in Article IV.H of the Plan. Pursuant to the Rights Offering, GMR will issue Rights to purchase the Rights Offering Shares to Eligible Rights Offering Offerees.  The Debtors believe that the Rights Offering Shares are exempt from registration under the Securities Act, pursuant to an exemption from the Securities Act, as transactions by an issuer not involving any public offering, and will be issued without registration under the Securities Act or any similar federal, state, or local law in reliance upon section 4(2) of the Securities Act and/or Regulation D promulgated thereunder, and applicable exemptions under state and local law.  These shares will be subject to resale restrictions, and may be resold only pursuant to registration, or exemptions from registration, under the Securities Act and other applicable law, as described below.

3.             Subsequent Transfers of 1145 Securities.

Section 1145(c) of the Bankruptcy Code provides that securities issued pursuant to section 1145(a)(1) are deemed to have been issued in a public offering.  In general, therefore, resales of and subsequent transactions in the 1145 Securities will be exempt from registration under the Securities Act pursuant to section 4(1) of the Securities Act, unless the holder thereof is deemed to be an “issuer,” an “underwriter” or a “dealer” with respect to such securities.  For these purposes, an “issuer” includes any “affiliate” of the issuer, defined as a person directly or indirectly controlling, controlled by or under common control with the issuer.  “Control,” as defined in Rule 405 of the Securities Act, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract or otherwise.  A “dealer,” as defined in section 2(a)(12) of the Securities Act, is any person who engages either for all or part of his or her time, directly or indirectly, as agent, broker or principal, in the business of offering, buying, selling or otherwise dealing or trading in securities issued by another person.  Whether or not any particular person would be deemed to be an “affiliate” of Reorganized GMR or an “underwriter” or a “dealer” with respect to any 1145 Securities will depend upon various facts and circumstances applicable to that person.

Notwithstanding the provisions of section 1145(b) regarding accumulators and distributors referred to above, the staff of the SEC has taken the position that resales of securities distributed under a plan of reorganization by accumulators and distributors of securities who are not affiliates of the issuer of such securities are exempt from registration under the Securities Act if effected in “ordinary trading transactions.” The staff of the SEC has indicated in this context that a transaction by such non-affiliates may be considered an “ordinary trading transaction” if it is made on a national securities exchange or in the over-the-counter market and does not involve any of the following factors:

(a)           (i) concerted action by the recipients of securities issued under a plan in connection with the sale of such securities or (ii) concerted action by distributors on behalf of one or more such recipients in connection with such sales;

(b)           the use of informational documents concerning the offering of the securities prepared or used to assist in the resale of such securities, other than a bankruptcy court-approved disclosure statement and supplements thereto, and documents filed with the SEC pursuant to the Exchange Act; or

(c)           the payment of special compensation to brokers and dealers in connection with the sale of such securities designed as a special incentive to the resale of such securities (other than the compensation that would be paid pursuant to arm’s-length negotiations between a seller and a broker or dealer, each acting unilaterally, not greater than the compensation that would be paid for a routine similar-sized sale of similar securities of a similar issuer).

The staff of the SEC has not provided any guidance for privately arranged trades.  The views of the staff of the SEC on these matters have not been sought by the Debtors and, therefore, no assurance can be given regarding the proper application of the “ordinary trading transaction” exemption described above.  Any person intending to rely on such exemption is urged to consult their counsel as to the applicability thereof to their circumstances.

The 1145 Securities generally may be resold without registration under state securities laws pursuant to various exemptions provided by the respective laws of those states.  However, the availability of such state exemptions depends on the securities laws of each state, and holders of Claims may wish to consult with their own legal advisors regarding the availability of these exemptions in their particular circumstances.

4.	Subsequent Transfers of the OCM Conversion Shares and New GMR Warrants Made to Affiliates.

Securities issued under the Plan to affiliates of Reorganized GMR, even if otherwise eligible for treatment under section 1145(a)(1) of the Bankruptcy Code, will be subject to restrictions on resale.  Affiliates of Reorganized GMR for these purposes will generally include its directors and officers and its controlling stockholders.  While there is no precise definition of a “controlling” stockholder, the legislative history of section 1145 of the Bankruptcy Code suggests that a creditor who owns 10% or more of a class of securities of a reorganized debtor may be presumed to be a “controlling person” of the debtor.

Holders of the OCM Facility Secured Claims will receive the OCM Conversion Shares representing 50% of the total number of issued and outstanding shares of New GMR Common Stock, subject to dilution from the Commitment Fee GMR Warrants, the New GMR Warrants and the Equity Incentive Program, and thus may be deemed to be controlling persons of Reorganized GMR.  Accordingly, the OCM Conversion Shares and New GMR Warrants issued to affiliates of Reorganized GMR, cannot be resold without registration, or an exemption from registration, under the Securities Act.

The Staff of the SEC has indicated that Rule 144 under the Securities Act is available for the immediate resale of securities issued under a plan of reorganization to affiliates of the issuing debtor that would otherwise be unrestricted under the Securities Act, and should be available for resale of the OCM Conversion Shares and the New GMR Warrants issued to affiliates under the Plan.  This Rule is conditioned on the public availability of certain information concerning the issuer and imposes on selling stockholders certain volume limitations and certain manner of sale and notice requirements.

5.	Transfer of Commitment Fee GMR Warrants, the New Equity Investment Shares and the Rights Offering Shares.

Because the Commitment Fee GMR Warrants, the New Equity Investment Shares, and the Rights Offering Shares will not be issued pursuant to section 1145(a)(1) of the Bankruptcy Code, they will be deemed “restricted securities” that cannot be sold without registration, or an exemption from registration, under the Securities Act.

Among other exemptions, the holders of these securities may be able to resell them in compliance with the provisions of Rule 144 and Rule 144A.  As relevant for these purposes, Rule 144 provides that: (1) a non-affiliate who has not been an affiliate during the preceding three months may resell “restricted securities” after a six-month holding period if at the time of the sale there is available certain current public information regarding the issuer, and may sell the securities after a one-year holding period whether or not there is current public information regarding the issuer; and (2) an affiliate may sell “restricted securities” after a six-month holding period if at the time of the sale there is available certain current public information regarding the issuer and the affiliate complies with the volume, manner of sale and notice requirements of Rule 144.

Rule 144A provides a non-exclusive safe harbor exemption from the registration requirements of the Securities Act for resales of “restricted securities” to “qualified institutional buyers” (as defined in the Rule). Reliance on this Rule is subject to certain conditions, including the availability to the holder and a prospective purchaser of certain information concerning the issuer.

Any persons receiving “restricted securities” under the Plan should consult with their own counsel concerning the availability of an exemption from registration for resale of these securities under the Securities Act and other applicable law.

GIVEN THE COMPLEX NATURE OF THE QUESTION OF WHETHER A PARTICULAR PERSON MAY BE AN UNDERWRITER, AFFILIATE OR DEALER, THE DEBTORS MAKE NO REPRESENTATIONS CONCERNING THE RIGHT OF ANY PERSON TO TRADE IN SECURITIES TO BE DISTRIBUTED PURSUANT TO THE PLAN.  THE DEBTORS RECOMMEND THAT HOLDERS OF CLAIMS CONSULT THEIR OWN COUNSEL CONCERNING WHETHER THEY MAY FREELY TRADE SUCH SECURITIES.

XII.  CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN

A.      Introduction.

The following discussion summarizes certain material U.S. federal income tax consequences of the Plan to the Debtors and holders of Claims.  The summary is provided for informational purposes only and is based on the Internal Revenue Code of 1986, as amended (the “Tax Code”), the Treasury Regulations promulgated thereunder, judicial authority and current administrative rulings and practice, all as in effect as of the date hereof and all of which are subject to change, possibly with retroactive effect.  This summary does not address all aspects of federal income taxation that may be relevant to a particular holder of a Claim in light of its particular facts and circumstances or to particular types of holders of Claims subject to special treatment under the Tax Code (for example, non-U.S. persons, financial institutions, broker-dealers, insurance companies, tax-exempt organizations, retirement plans or other tax-deferred accounts, mutual funds, real estate investment trusts, traders in securities that elect mark-to-market treatment, holders of Claims subject to the alternative minimum tax provisions of the Tax Code, certain former U.S. citizens or long-term residents, persons who hold a Claim as part of a hedge, straddle, constructive sale, conversion or other integrated transaction, persons that have a functional currency other than the U.S. dollar, and investors in pass-through entities) and also does not discuss any aspects of U.S. federal non-income, state, local, and non-U.S. taxation. In addition, a substantial amount of time may elapse between the date of this Disclosure Statement and the receipt of a final distribution under the Plan.  Events subsequent to the date of this Disclosure Statement, such as the enactment of additional tax legislation, court decisions or administrative changes, could affect the federal income tax consequences of the Plan and the transactions contemplated thereunder.  No ruling will be sought from the Internal Revenue Service (the “IRS”) with respect to any of the tax aspects of the Plan and no opinion of counsel has heretofore been obtained by the Debtors with respect thereto.  Accordingly, each holder of a Claim is strongly urged to consult with its own tax advisor regarding the federal, state, local and foreign tax consequences of the Plan.

If a partnership (including for this purpose any entity treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of a Claim, the treatment of a partner in the partnership will generally depend upon the status of the partner and the activity of the partnership.  Partnerships and their partners should consult their tax advisors about the U.S. federal income tax consequences of participating in the Plan, as to ownership and disposition of New GMR Common Stock and New GMR Warrants received under the Plan, and as to ownership of Rights and Oversubscription Rights received under the Plan.

Circular 230 Disclosure:  This tax discussion was written to support the promotion or marketing of the Plan.  To ensure compliance with requirements imposed by the IRS, we are informing you that this discussion was not intended or written to be used, and cannot be used, by any person for the purpose of avoiding tax-related penalties that may be imposed on the taxpayer under the Tax Code.  Taxpayers should seek advice based on their particular circumstances from an independent tax advisor.

B.            Certain Material Federal Income Tax Consequences to the Debtors.

1.	Exemption of Operating Income from United States Federal Income Taxation.

GMR has taken the position that its shipping income is not subject to U.S. federal income tax pursuant to an exemption from U.S. income taxation for income from the international operation of ships under Tax Code section 883 (“Section 883”) and applicable regulations. It is unclear whether Reorganized GMR will be entitled to claim an equivalent U.S. income tax exemption for future tax years.

Under Section 883 and the regulations thereunder, a foreign corporation will be exempt from U.S. federal income taxation on its U.S.-source shipping income if:

(1) it is organized in a qualified foreign country, which is one that grants an “equivalent exemption” from tax to corporations organized in the United States in respect of each category of shipping income for which exemption is being claimed under Section 883 (the “Country of Organization Test”); and

(2) either

(a) more than 50% of the value of its stock is beneficially owned, directly or indirectly, by qualified shareholders, which include individuals who are “residents” of a qualified foreign country (the “50% Ownership Test”);

(b) its stock is “primarily and regularly traded on an established securities market” in a qualified foreign country or in the United States (the “Publicly Traded Test”); or

(c) it is a “controlled foreign corporation”, or CFC, and it satisfies certain other requirements (collectively, the “CFC Test”).

The Marshall Islands, the jurisdiction where GMR is, and Reorganized GMR will be, incorporated, has been officially recognized by the IRS as a qualified foreign country that currently grants the requisite equivalent exemption from tax in respect of each category of shipping income Reorganized GMR expects to earn in the future. Therefore, Reorganized GMR will satisfy the Country of Organization Test and will be exempt from U.S. federal income taxation with respect to its U.S.-source shipping income if it satisfies any one of the 50% Ownership Test, the Publicly Traded Test or the CFC Test.

Prior to the commencement of the Chapter 11 Cases, the Debtors believe that GMR satisfied the Publicly Traded Test. Following the Effective Date, Reorganized GMR will no longer satisfy the Publicly Traded Test because its shares will no longer be traded on an established securities market.  It is not clear whether Reorganized GMR will be able to satisfy either the 50% Ownership Test or the CFC Test.

2.             Taxation in the Absence of Section 883 Exemption.

If the exemption under Section 883 does not apply, Reorganized GMR’s gross U.S.-source shipping income will be subject to a 4% tax, without allowance for deductions, unless such income is effectively connected with the conduct of a U.S. trade or business (“effectively connected income”), as described below. Under applicable sourcing rules and certain restrictions on GMR’s ability to both begin and end voyages in the United States under the Merchant Marine Act of 1920, no more than 50% of Reorganized GMR’s shipping income would be treated as U.S.-source shipping income.  As a result, the maximum effective rate of U.S. federal gross income tax on Reorganized GMR’s non-effectively connected shipping income would never exceed 2%.

To the extent Reorganized GMR’s U.S.-source shipping income (or any non-shipping income Reorganized GMR may have) is considered to be effectively connected income, as described below, any such income, net of applicable deductions, would be subject to the U.S. federal corporate income tax, currently imposed at rates of up to 35%. In addition, Reorganized GMR may be subject to a 30% “branch profits” tax on such income, and on certain interest paid or deemed paid attributable to the conduct of such trade or business.

Reorganized GMR’s U.S.-source non-shipping income would be considered “effectively connected” with the conduct of a U.S. trade or business under normal U.S. federal income tax rules. Reorganized GMR’s U.S.-source shipping income would be considered “effectively connected” with the conduct of a U.S. trade or business only if:

•	Reorganized GMR has, or is considered to have, a fixed place of business in the United States involved in the earning of U.S.-source shipping income; and

•
substantially all of Reorganized GMR’s U.S.-source shipping income is attributable to regularly scheduled transportation such as the operation of a vessel that follows a published schedule with repeated sailings at regular intervals between the same points for voyages that begin or end in the United States (or, in the case of income from bareboat charters, is attributable to a fixed place of business in the United States).

GMR has not had any vessel sailing to or from the United States on a regularly scheduled basis (and does not charter out vessels on a bareboat basis). If future shipping operations and other activities are consistent with past practices, none of Reorganized GMR’s U.S.-source shipping income should be “effectively connected” with the conduct of a U.S. trade or business, and any such U.S.-source shipping income should be subject to the 4% tax described above.  In addition, Reorganized GMR may from time to time generate non-shipping income, such as income from sale of vessels, that may be treated as effectively connected income, in which case such non-shipping income would be subject to the 35% tax and the 30% tax described above.

3.             Cancellation of Indebtedness.

Under the Tax Code, a U.S. taxpayer generally must include in gross income the amount of any discharged indebtedness (cancellation of debt or “COD”) realized during the taxable year.  COD is the amount by which the indebtedness of the Debtors discharged exceeds any consideration given in exchange therefor.  COD generally equals the difference between (A) the “adjusted issue price” of the indebtedness discharged and (B) the sum of (i) the amount of Cash, (ii) the “issue price” of any new debt instrument, and (iii) the fair market value of any other property (such as New GMR Common Stock and New GMR Warrants) transferred in satisfaction of such discharged indebtedness.

In general, the Tax Code provides that a debtor in a bankruptcy case is not required to recognize COD income. In lieu thereof, the debtor must reduce certain of its tax attributes – such as net operating loss (“NOL”) carryforwards, tax credits, tax basis in assets and the attributes and tax basis of its subsidiaries – by the amount of the excluded COD.  Certain statutory or judicial exceptions can apply to limit the amount of COD and attribute reduction (such as where the payment of the cancelled debt would have given rise to a tax deduction).  In addition, to the extent the amount of COD exceeds the tax attributes available for reduction, the remaining COD is simply forgiven.  As a result of the implementation of the Plan, the Debtors will have COD, and potential attribute reduction.  However, because any reduction in tax attributes does not effectively occur until the first day of the taxable year following the taxable year in which the COD is incurred, the resulting COD will not impair the Debtors’ ability to use their tax attributes (to the extent otherwise available) to reduce their tax liability in the year of discharge, if any, otherwise resulting from the implementation of the Plan. To the extent COD causes attribute reduction in the basis of Reorganized GMR’s vessels or other assets, gain from future sales of such vessels, which may be treated as effectively connected income and subject to U.S. tax, may be increased (or losses from future sales of such vessels may be reduced).

4.             Alternative Minimum Tax.

A corporation may incur a federal alternative minimum tax (“AMT”) liability even if its tax attributes are sufficient to eliminate its taxable income as computed under the regular corporate income tax.  In general, the AMT is imposed on a corporation’s alternative minimum taxable income (“AMTI”) at a 20% rate to the extent that such tax exceeds the corporation’s regular U.S. federal income tax.  For purposes of computing taxable income for AMT purposes, i.e., AMTI, certain tax deductions and other beneficial allowances are modified or eliminated.

In addition, if a corporation undergoes an “ownership change” within the meaning of section 382 of the Tax Code and is in a net unrealized built-in loss position (as determined for AMT purposes) on the date of the ownership change, the corporation’s aggregate tax basis in its assets would be reduced for certain AMT purposes to reflect the fair market value of such assets as of the change date.

C.            Federal Income Tax Consequences to Holders of Claims.

The following discussion applies only to a holder that is a beneficial owner of a Claim, New GMR Common Stock, New GMR Warrants, Rights or Oversubscription Rights that is for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•
a corporation or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•
a trust, if a court within the United States is able to exercise primary jurisdiction over its administration and one or more U.S. persons have authority to control all of its substantial decisions, or if the trust has a valid election in effect under applicable Treasury regulations to be treated as a U.S. person.

1.             In General.

On the exchange of its Claim for Cash, New GMR Common Stock, New GMR Warrants, Rights, Oversubscription Rights, and/or other property, each holder of a Claim (other than holders of Claims that constitute Tax Securities (as defined below), the treatment of which is discussed in Section 2 below, holders of Prepetition 2010 Facility Claims and Prepetition 2011 Facility Claims, the treatment of which is discussed in Section 3, or that relate to services provided to a Debtor by an employee or service provider), will recognize gain or loss measured by the difference between (i) the sum of the amount of Cash and the aggregate fair market value of property received (including the fair market value of New GMR Common Stock, New GMR Warrants, Rights and Oversubscription Rights), and (ii) such holder’s tax basis in the Claim.

To the extent that the Cash and/or property received by a holder of a Claim is attributable to accrued interest (instead of principal) on such Claim, the Cash and/or property received will be deemed made in payment of such interest.  Conversely, a holder of a Claim will recognize a deductible loss to the extent any accrued interest previously included in its gross income is not paid in full.  The allocation for federal income tax purposes between principal and interest of amounts received in exchange for the discharge of a claim at a discount is unclear.  However, the Debtors intend to treat any amount received as first allocated to principal.

Where gain or loss is recognized by a holder in respect of its Claim, the character of such gain or loss as long-term or short-term capital gain or loss or as ordinary income or loss will be determined by a number of factors, including but not limited to: (a) the nature or origin of the Claim; (b) the tax status of the holder; (c) whether the Claim constitutes a capital asset in the hands of the holder and how long it has been held; (d) whether the Claim was acquired at a market discount (discussed below); and (e) whether and to what extent the holder had previously claimed a bad debt deduction with respect to the Claim.

Each holder of a Claim that relates to services provided to a Debtor by an employee or a service provider generally will recognize ordinary income equal to the sum of the amount of Cash and the fair market value of the property received in exchange for its Claim.

A holder that purchased its Claim from a prior holder at a market discount (generally defined as the amount, if any, by which a holder’s tax basis in a debt obligation immediately after its acquisition is less than the adjusted issue price of the debt obligation at such time, subject to a de minimis exception) may be subject to the market discount rules of the Tax Code.  Under those rules, assuming that the holder has made no election to amortize the market discount into income on a current basis with respect to any market discount instrument, any gain recognized on the exchange of such Claim (subject to a de minimis rule) generally would be characterized as ordinary income to the extent of the accrued market discount on such Claim as of the date of the exchange.

To the extent that a Claim that is a Tax Security (as defined below) that was acquired with market discount is exchanged for New GMR Common Stock or New GMR Warrants, any gain recognized on the subsequent sale, exchange, redemption or other disposition of the New GMR Common Stock or New GMR Warrants  may be treated as ordinary income to the extent of the accrued but unrecognized market discount with respect to the exchanged Claims as of the date of the exchange.  In addition, any gain recognized by a holder upon a subsequent taxable disposition of New GMR Common Stock or New GMR Warrants received pursuant to the Plan in satisfaction of a Claim (or any stock or other property received for them in a later tax-free exchange) may be treated as ordinary income to the extent of any bad debt deductions (or additions to a bad debt reserve) previously claimed with respect to its Claim and any ordinary loss deduction incurred upon satisfaction of its Claim, less any income (other than interest income) recognized by the holder upon satisfaction of its Claim.

Any Cash and/or property received by a holder of a Claim after the Effective Date may be subject to the imputed interest provisions of the Tax Code pursuant to which a portion of the amount received may be treated as interest.

The tax basis of property received pursuant to the Plan (other than New GMR Common Stock, New GMR Warrants, Rights and/or Oversubscription Rights received in exchange for the principal portion of Claims that constitute Tax Securities, which is discussed in section 2 below) will equal its fair market value and the holding period of such property will begin on the date following the Effective Date.

2.             Claims that Are Tax Securities.

Notwithstanding the foregoing discussion, no loss will be recognized upon the exchange, in whole or in part, of a Claim that constitutes a “security” for federal income tax purposes (a “Tax Security”) for New GMR Common Stock, New GMR Warrants, Rights and/or Oversubscription Rights or interests in the New Senior 2010 Facility or New Senior 2011 Facility (to the extent such interests constitute Tax Securities) (except to the extent attributable to accrued interest, as discussed above), and (except to the extent attributable to accrued interest, as discussed above) gain will only be recognized upon such an exchange to the extent of the fair market value of the Cash or property received other than New GMR Common Stock, New GMR Warrants, Rights and/or Oversubscription Rights.  The term “security” is not defined in the Tax Code.  While the determination whether a particular claim or debt constitutes a Tax Security depends upon an overall evaluation of the nature of the claim, in general debt instruments with a term of at least ten years qualify as securities, debt instruments with a term of less than five years do not qualify as securities, and debt instruments with a term of between five and ten years may qualify as securities.  Each holder should consult its tax advisor regarding the tax status of its Claim or Claims.

The tax basis of New GMR Common Stock, New GMR Warrants, Rights and/or Oversubscription Rights received pursuant to the Plan in exchange for Claims that constitute Tax Securities (other than the portion, if any, attributable to accrued interest) will equal the holder’s tax basis in the Claims exchanged, decreased by the fair market value of any other property received in exchange for such Claims and increased by any gain recognized.  The holding period for such New GMR Common Stock, New GMR Warrants, Rights and/or Oversubscription Rights shall include the holding period of the Claims exchanged therefor.

3.             New Senior 2010 Facility and New Senior 2011 Facility.

The tax consequences of the exchange of the Prepetition 2010 Facility for a pro rata portion of the New Senior 2010 Facility and a pro rata portion of the Paydown with respect to the Prepetition 2010 Facility (the “2010 Exchange”) and the Prepetition 2011 Facility for a pro rata portion of the New Senior 2011 Facility and a pro rata portion of the Paydown with respect to the Prepetition 2011 Facility (the “2011 Exchange”) depends in part on whether such exchanges are treated as significant modifications.  Whether a modification or exchange of a debt instrument is treated for federal income tax purposes as an exchange of the debt instrument for a new debt instrument or alternatively as a continuation of the existing debt instrument depends on whether the modification or exchange is considered a “significant modification.”   Under applicable Treasury regulations, a modification of a debt instrument is significant if, based on all facts and circumstances, the legal rights or obligations that are altered and the degree to which they are altered are economically significant.  A modification that alters the timing of payments due under a debt instrument is a significant modification if the modification results in a material deferral of scheduled payments.  Under a safe harbor, a deferral of one or more scheduled payments on a debt instrument is not a significant modification if such payments are not deferred beyond a specific period.  The Debtors believe that this safe harbor will not apply to the Prepetition 2010 Facility or the Prepetition 2011 Facility.  However, it is not entirely clear whether the modification to the timing of payments on either the Prepetition 2010 Facility or the Prepetition 2011 Facility or other modifications to such facilities will result in a significant modification.

If the modifications to either the Prepetition 2010 Facility or the Prepetition 2011 Facility are significant modifications, then for federal income tax purposes a deemed exchange of the “old” debt instrument for a “new” debt instrument will occur in which gain or loss may be recognized.  In such case, if the interests in the Prepetition 2010 Facility or the Prepetition 2011 Facility are Tax Securities, see the discussion of the tax consequences in Section 2 above.  Alternatively, if interests in the Prepetition 2010 Facility or the Prepetition 2011 Facility are not Tax Securities, see the discussion of the tax consequences in Section 1 above.

If the 2010 Exchange and the 2011 Exchange are not treated as significant modifications, the 2010 Exchange and the 2011 Exchange should be treated as pro rata prepayments of the Prepetition 2010 Facility and the Prepetition 2011 Facility, respectively. Under applicable Treasury Regulations, a pro rata prepayment is treated as a payment in retirement of a portion of a debt instrument.  Generally, gain or loss on the retirement of a portion of the Prepetition 2010 Facility and the Prepetition 2011 Facility is calculated by assuming that the Prepetition 2010 Facility and the Prepetition 2011 Facility each consists of two instruments, one that is retired for the Paydown and the other that remains outstanding (and is exchanged for the New Senior 2010 Facility or New Senior 2011 Facility, as applicable). For each of the Prepetition 2010 Facility and the Prepetition 2011 Facility, the adjusted issue price, holder’s adjusted basis, and accrued but unpaid OID, if any, of the instrument determined immediately before the pro rata prepayment will be allocated between the retired portion of the instrument and the portion that is exchanged for the New Senior 2010 Facility or New Senior 2011 Facility, as applicable (but that is treated for federal income tax purposes as remaining outstanding and as a continuation of the Prepetition 2010 Facility and Prepetition 2011 Facility, as applicable) based on the portion of the Prepetition 2010 Facility or the Prepetition 2011 Facility that is treated as retired by the pro rata prepayment.

In addition, the New Senior 2010 Facility and the New Senior 2011 Facility may be subject to special rules applicable to contingent payment debt obligations as a result of the amortization provisions of such facilities.  Holders of the Prepetition 2010 Facility and the Prepetition 2011 Facility should consult their tax advisors.

4.             Non-Eligible Rights Offering Offeree Distribution Fund.

The Reorganized Debtors will file, or cause to be filed, all appropriate tax returns with respect to the assets held in the Non-Eligible Rights Offering Offeree Distribution Fund.  Specifically, the Reorganized Debtors shall make an election pursuant to Treasury Regulations section 1.468B−9(c) to treat the Non-Eligible Rights Offering Offeree Distribution Fund as a disputed ownership fund, and report on the basis that any amounts earned by the Non-Eligible Rights Offering Offeree Distribution Fund are subject to a separate entity level tax, which shall be paid by the Reorganized Debtors out of the assets of the Non-Eligible Rights Offering Offeree Distribution Fund.

Amounts distributed from the Non-Eligible Rights Offering Offeree Distribution Fund to eligible claim holders will be treated as amounts received in respect of such holders’ claims.   Losses recognized in respect of a holder’s claim will generally be deferred until such holder receives a distribution.  It is possible that any gain realized by a holder in respect of its claim may be recognized under the installment method of reporting.  Each claim holder eligible to receive a distribution from the Non-Eligible Rights Offering Offeree Distribution Fund is urged to consult its own tax advisor regarding the treatment of such distributions.

D.	Information Reporting and Backup Withholding.

All distributions to holders of Claims under the Plan are subject to any applicable tax information reporting and withholding, including employment tax withholding.  Under U.S. federal income tax law, interest and other reportable payments may, under certain circumstances, be subject to “backup withholding” at the then applicable withholding rate (currently 28%).  Backup withholding generally applies if a non-exempt holder (a) fails to furnish its social security number or other taxpayer identification number (“TIN”), (b) furnishes an incorrect TIN, (c) fails to properly report interest or dividends, or (d) fails to provide certain certifications signed under penalty of perjury.  Backup withholding is not an additional tax but merely an advance payment, which may be refunded to the extent it results in an overpayment of tax.  Certain persons are exempt from backup withholding, including, generally, corporations and financial institutions.

E.	Federal Income Tax Consequences to Recipients of New GMR Common Stock, New GMR Warrants, Rights and/or Oversubscription Rights.

1.             Distributions.

Subject to the discussion of passive foreign investment companies (“PFICs”) below, any distributions made by Reorganized GMR with respect to New GMR Common Stock will generally constitute dividends to the extent of Reorganized GMR’s current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of those earnings and profits will be treated first as a nontaxable return of capital to the extent of the holder’s tax basis in his, her or its common stock, and thereafter as capital gain. Because Reorganized GMR is not a U.S. corporation, holders that are corporations will only be entitled to claim a dividends-received deduction with respect to any distributions they receive from Reorganized GMR under special rules applicable to dividends from non-U.S. corporations. Amounts taxable as dividends generally will be treated as foreign source “passive category income” for U.S. foreign tax credit purposes.

Special rules may apply to any “extraordinary dividend” — generally, a dividend in an amount which is equal to or in excess of 10% of a shareholder’s adjusted basis (or fair market value in certain circumstances) in a share of New GMR Common Stock.

2.	Sale, Exchange, or Exercise of New GMR Common Stock or New GMR Warrants.

Except as discussed above with respect to market discount, and subject to the discussion of PFICs below, gain or loss recognized on a sale, exchange or other taxable disposition of New GMR Common Stock or New GMR Warrants will generally equal the difference, if any, between the amount realized and the holder’s adjusted tax basis in the New GMR Common Stock or New GMR Warrants, as applicable, at the time of such sale, exchange or other taxable disposition.  Assuming such New GMR Common Stock or New GMR Warrants are held as capital assets, any such gain or loss will be long-term capital gain or loss if the holding period for the New GMR Common Stock or New GMR Warrants, as applicable, exchanged is more than one year at that time (which as noted above will include the holding period for the Claims exchanged if they are treated as Tax Securities).  The deductibility of capital losses is subject to limitations.

The New GMR Warrants are exercisable solely on a cashless basis.  While not entirely clear under current law, a cashless exercise of a warrant generally should be treated as a non-taxable recapitalization for federal income tax purposes.  Under this treatment, a holder’s basis in the New GMR Common Stock received upon a cashless exercise generally would equal the holder’s basis in the New GMR Warrant and the holding period of the New GMR Common Stock received generally would include the holding period of the New GMR Warrant.  If the cashless exercise were not treated as a non-taxable recapitalization, but were otherwise treated as a non-taxable transaction for federal income tax purposes, a holder’s holding period in the New GMR Stock would likely be treated as commencing on the date following the date of exercise of the warrant. Alternatively, it is possible that a cashless exercise could be treated in part as a taxable exchange in which gain or loss would be recognized.

Due to the absence of authority on the federal income tax treatment of a cashless exercise of a warrant, there can be no assurance which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law. Accordingly, holders should consult their tax advisors regarding the tax consequences of such a cashless exercise.

If a New GMR Warrant lapses unexercised, a holder generally would recognize a capital loss equal to such holder’s basis in the New GMR Warrant. Adjustment to the New GMR Warrants, including adjustments to the number of shares of New GMR Common Stock for which the New GMR Warrant may be exercised or to the exercise price of the New GMR Warrant, may under certain circumstances result in a constructive distribution that could be taxable as a dividend to the holder of the New GMR Warrant. Conversely, the absence of an appropriate adjustment may result in a constructive distribution that could be taxable as a dividend to holders of the New GMR Common Stock.

3.             Rights and Oversubscription Rights.

No gain or loss will be recognized upon the exercise of the Rights and/or Oversubscription Rights. A holder’s basis in the New GMR Common Stock acquired upon exercise of the Rights and/or Oversubscription Rights will be the holder’s tax basis in the Rights and/or Oversubscription Rights, increased by the exercise price thereof, and the holder’s holding period in such New GMR Common Stock will likely commence on the day after the Rights and/or Oversubscription Rights are exercised. If the Rights and/or Oversubscription Rights lapses unexercised, a holder generally would recognize a capital loss equal to such holder’s tax basis (if any) in the Rights and/or Oversubscription Rights.

4.             Passive Foreign Investment Company Status.

Reorganized GMR will be a PFIC if either:

•
75% or more of its gross income in a taxable year consists of “passive income” (generally including dividends, interest, gains from the sale or exchange of investment property and rents and royalties other than rents and royalties which are received from unrelated parties in connection with the active conduct of a trade or business, as defined in applicable Treasury regulations); or

•
at least 50% of its assets in a taxable year (averaged over the year and generally determined based upon either value or tax basis depending on the application of certain tests) produce or are held for the production of passive income.

For purposes of determining whether Reorganized GMR will be a PFIC, Reorganized GMR will be treated as earning and owning a proportionate share of the income and assets, respectively, of its subsidiaries that have made special U.S. tax elections to be disregarded as separate entities as well as of any other corporate subsidiary in which it owns at least 25% of the value of the subsidiary’s stock. For purposes of these tests, income derived from the performance of services does not constitute passive income. By contrast, rental income would generally constitute passive income unless Reorganized GMR were treated under specific rules as deriving its rental income in the active conduct of a trade or business. Based on GMR’s past and anticipated future operations, the Debtors do not believe that GMR has been a PFIC or that Reorganized GMR will be a PFIC with respect to future taxable years. In this regard, GMR has treated, and Reorganized GMR intends to treat, its income from the time and spot charter of vessels as services income, rather than rental income. Accordingly, the Debtors believe that such income does not constitute passive income, and that the assets that Reorganized GMR will own and operate in connection with the production of that income, primarily its vessels, do not constitute passive assets for purposes of determining whether it is a PFIC.

There is, however, no direct legal authority under the PFIC rules addressing Reorganized GMR’s method of operation that characterizes time charter income as services income. Moreover, it should be noted that there is authority which characterizes time charter income as rental income rather than services income for other tax purposes. Accordingly, no assurance can be given that the IRS or a court of law will accept Reorganized GMR’s position, and there is a risk that the IRS or a court of law could determine that Reorganized GMR will be a PFIC. Moreover, because there are uncertainties in the application of the PFIC rules, because the PFIC test is an annual test, and because, although Reorganized GMR intends to manage its business so as to avoid PFIC status to the extent consistent with its other business goals, there could be changes in the nature and extent of operations in future years, there can be no assurance that Reorganized GMR will not become a PFIC in any taxable year.

Subject to the QEF and mark-to-market election discussions below, if Reorganized GMR were to be treated as a PFIC for any taxable year (and regardless of whether it remains a PFIC for subsequent taxable years), (i) each holder who is treated as owning New GMR Common Stock during such taxable year for purposes of the PFIC rules would be required to allocate any excess distributions received (i.e., the portion of any distributions received by the holder on New GMR Common Stock in a taxable year in excess of 125 percent of the average annual distributions received by the holder in the three preceding taxable years, or, if shorter, the holder’s holding period for the New GMR Common Stock) and any gain realized from the disposition of New GMR Common Stock ratably over the holder’s holding period of the common stock; (ii) the amount allocated to the current taxable year, and any taxable year prior to the first taxable year in which Reorganized GMR was a PFIC, would be treated as ordinary income; and (iii) the amount allocated to each other year will be subject to tax at the highest tax rate in effect for that year and the interest charge generally applicable to underpayments of tax will be imposed on the resulting tax attributable to each such year.

A holder who holds New GMR Common Stock during a period when Reorganized GMR is a PFIC generally will be subject to the foregoing rules for that taxable year and all subsequent taxable years with respect to that holder’s holding of New GMR Common Stock, even if Reorganized GMR ceased to be a PFIC, subject to certain exceptions for holders of New GMR Common Stock who make a QEF election discussed below. Holders are urged to consult their tax advisors regarding the PFIC rules, including as to the advisability of choosing to make a QEF election.

The application of the PFIC rules to holders of New GMR Warrants is subject to significant uncertainties because only limited guidance is available and much of it is in the form of proposed Treasury regulations where the binding effect is unclear. Accordingly, each holder of New GMR Warrants should consult such holder’s tax advisor concerning the consequences of holding such securities acquired through the exercise of such securities if Reorganized GMR was a PFIC.

5.             Taxation of Holders Making a Timely QEF Election.

The above rules relating to the taxation of excess distributions and dispositions will not apply to a holder who has made a timely “qualified electing fund” (“QEF”) election for all taxable years that the holder has held its common stock and Reorganized GMR was a PFIC. Instead, each holder who has made a timely QEF election is required for each taxable year to include in income a pro rata share of Reorganized GMR’s ordinary earnings as ordinary income and a pro rata share of Reorganized GMR’s net capital gain as long term capital gain, regardless of whether Reorganized GMR has made any distributions of the earnings or gain. The holder’s basis in Reorganized GMR’s common stock will be increased to reflect taxed but undistributed income. Distributions of income that had been previously taxed will result in a corresponding reduction in the basis of the common stock and will not be taxed again once distributed. A holder making a QEF election would generally recognize capital gain or loss on the sale, exchange or other disposition of New GMR Common Stock. If Reorganized GMR determines that it is a PFIC for any taxable year, it may provide each holder with all necessary information in order to make the QEF election described above. If Reorganized GMR does not provide such information, then a QEF election would not be available.

The application of the QEF rules to holders of New GMR Warrants is subject to significant uncertainties because only limited guidance is available and much of it is in the form of proposed Treasury regulations where the binding effect is unclear.  Accordingly, each holder of New GMR Warrants should consult such holder’s tax advisor concerning the consequences of holding such securities, or New GMR Common Stock acquired through the exercise of such securities, if Reorganized GMR was a PFIC.

6.             Controlled Foreign Corporation.

If more than 50% of the Reorganized GMR Common Stock is owned, directly or indirectly, by U.S. holders, each of whom own, after applying attribution rules, 10% or more of the of the Reorganized GMR Common Stock (a “10% U.S. Holder”), Reorganized GMR would be treated as a “controlled foreign corporation” or “CFC.” This classification would result in the application of many complex rules, including the required inclusion in income by 10% U.S. holders of their pro rata share of any “Subpart F income” and any investments in “U.S. property” (each as defined by the Tax Code) of Reorganized GMR. Shipping income does not constitute Subpart F income provided that it is treated as services income and not as rental income (see the discussion above in Section XII.E.3). In addition, under Section 1248 of the Tax Code, if Reorganized GMR were to be considered a CFC at any time during the five-year period ending with the sale or exchange of Reorganized GMR Common Stock by a 10% U.S. holder, gain from such sale or exchange would generally be treated as dividend income to the extent of Reorganized GMR’s earnings and profits attributable to the shares sold or exchanged. If Reorganized GMR were to become a CFC, the PFIC rules discussed above would generally not apply with regard to any 10% U.S. Holder. Because of the complexity of Subpart F, and because we may never be a CFC, a more detailed review of these rules is beyond the scope of this discussion.

THE FOREGOING SUMMARY HAS BEEN PROVIDED FOR INFORMATIONAL PURPOSES ONLY.  ALL HOLDERS OF CLAIMS ARE URGED TO CONSULT THEIR TAX ADVISORS CONCERNING THE FEDERAL, STATE, LOCAL, AND NON-U.S. TAX CONSEQUENCES APPLICABLE TO THEM UNDER THE PLAN.

XIII.  RECOMMENDATION AND CONCLUSION

The Debtors believe that confirmation of the Plan is in the best interests of all Creditors and Equity Interest holders and urge all creditors in the Voting Classes to vote in favor of the Plan.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

Dated:  February 29, 2012

GENERAL MARITIME CORPORATION

By:	/s/ John C. Georgiopoulos
Name:	John C. Georgiopoulos
Title:	Executive Vice President, Treasurer & Secretary

GENERAL MARITIME SUBSIDIARY CORPORATION
GENERAL MARITIME SUBSIDIARY II CORPORATION
GENERAL PRODUCT CARRIERS CORPORATION
GENERAL MARITIME SUBSIDIARY NSF CORPORATION

By:	/s/ John C. Georgiopoulos
Name:	John C. Georgiopoulos
Title:	Treasurer

GENERAL MARITIME MANAGEMENT

By:	/s/ Milton H. Gonzales, Jr.
Name:	Milton H. Gonzales, Jr.
Title:	Manager & Technical Director

GENERAL ADMINISTRATION CORP.

By:	/s/ John C. Georgiopoulos
Name:	John C. Georgiopoulos
Title:	Vice President, Treasurer and Secretary

GMR AGAMEMNON LLC
GMR AJAX LLC
GMR ALEXANDRA LLC
GMR ARGUS LLC
GMR ATLAS LLC
GMR CHARTERING LLC
GMR CONCEPT LLC
GMR CONCORD LLC
GMR CONTEST LLC
GMR CONSTANTINE LLC
GMR DAPHNE LLC
GMR DEFIANCE LLC

GMR ELEKTRA LLC
GMR GEORGE T LLC
GMR GP LLC
GMR GULF LLC
GMR HARRIET G LLC
GMR HERCULES LLC
GMR HOPE LLC
GMR HORN LLC
GMR KARA G LLC
GMR LIMITED LLC
GMR MANIATE LLC
GMR MINOTAUR LLC
GMR ORION LLC
GMR PHOENIX LLC
GMR POSEIDON LLC
GMR PRINCESS LLC
GMR PROGRESS LLC
GMR REVENGE LLC
GMR SPARTIATE LLC
GMR SPYRIDON LLC
GMR ST. NIKOLAS LLC
GMR STAR LLC
GMR STRENGTH LLC
GMR TRADER LLC
GMR TRUST LLC
GMR ULYSSES LLC
GMR ZEUS LLC
GENERAL MARITIME INVESTMENTS LLC

By:	/s/ John C. Georgiopoulos
Name:	John C. Georgiopoulos
Title:	Vice President, Treasurer and Secretary

ARLINGTON TANKERS LTD.
COMPANION LTD.
COMPATRIOT LTD.
CONCEPT LTD.
CONCORD LTD.
CONSUL LTD.
CONTEST LTD.
VICTORY LTD.
VISION LTD.

By:	/s/ John C. Georgiopoulos
Name:	John C. Georgiopoulos
Title:	Director

ARLINGTON TANKERS, LLC

By:	/s/ John C. Georgiopoulos
Name:	John C. Georgiopoulos
Title:	Vice President, Treasurer and Secretary

EXHIBIT A TO THE DISCLOSURE STATEMENT

JOINT PLAN OF REORGANIZATION OF THE DEBTORS UNDER
CHAPTER 11 OF THE BANKRUPTCY CODE

EXHIBIT B TO THE DISCLOSURE STATEMENT

DISCLOSURE STATEMENT APPROVAL ORDER

[TO BE PROVIDED]

EXHIBIT C TO THE DISCLOSURE STATEMENT

FINANCIAL PROJECTIONS

EXHIBIT D TO THE DISCLOSURE STATEMENT

LIQUIDATION ANALYSIS

EXHIBIT E TO THE DISCLOSURE STATEMENT

EXHIBIT F TO THE DISCLOSURE STATEMENT

THE DEBTORS’ PREPETITION CORPORATE AND CAPITAL STRUCTURE